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                                                                     EXHIBIT 2.1

**CONFIDENTIAL PORTIONS HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION").**

THIS AGREEMENT is made on 12 July 2003

Between:

(1) HAYS PLC, a public limited company incorporated under the laws of England and Wales whose registered office is at Hays House, Millmead, Guildford, Surrey GU2 4HJ (the VENDOR); and

(2) IRON MOUNTAIN EUROPE LIMITED a company incorporated under the laws of England and Wales whose registered office is at Park House, 14 Pepys Road, London SW20 8NH (the PURCHASER).

WHEREAS:

     (A) Each of the Share Vendors and the Business Vendors is a direct or indirect subsidiary of the Vendor.

     (B) Each of the Sale Companies and the Subsidiaries is an indirect subsidiary of the Vendor and each Business Vendor carries on a Business.

     (C) With a view to selling the IMS Business to the Purchaser, the Vendor has agreed to sell, or procure the sale by the Designated Vendors of, and the Purchaser has agreed to purchase, or procure the purchase by the Designated Purchasers of, the Shares and the Businesses for the consideration and on the terms and subject to the conditions set out in this Agreement.

IT IS AGREED as follows:

1.   INTERPRETATION

     1.1 Words and expressions used in this Agreement shall have the meanings set out in Schedule 1 unless the context requires otherwise.

     1.2 The Schedules and Annexes comprise Schedules to this Agreement and Annexes to the relevant Schedule and form part of this Agreement.

     1.3 The Vendor and the Purchaser agree and acknowledge that they are entering into this Agreement, the Disclosure Letter and the Proposed Transactions on the basis set out in Schedule 18.

2.   SALE AND PURCHASE

     2.1    Subject to and in accordance with this Agreement and the Agency
Agreements:

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(a)  the Vendor shall sell and transfer, or procure the sale and transfer by the relevant Share Vendor of, and the Purchaser shall purchase, or procure the purchase by the relevant Share Purchaser of, the Shares with effect from Completion together with all rights attaching to them including the right to receive all distributions and dividends as declared, paid or made in respect of the Shares after Completion;

(b) the Vendor shall sell and transfer, or shall procure the sale and transfer by the relevant Business Vendor of, and the Purchaser shall purchase, or procure the purchase by the relevant Business Purchaser of, the Businesses (including without limitation the Business Assets in relation to each Business), as a going concern and with effect from Completion; and

(c) the Purchaser shall, or shall procure that the relevant Business Purchaser shall, assume and discharge all Assumed Liabilities in relation to the relevant Business in accordance with clause 8.

     2.2 Nothing in this Agreement or any of the Agency Agreements shall transfer any of the Excluded Assets to the Purchaser or any Designated Purchaser or make the Purchaser or any Designated Purchaser responsible for any of the Excluded Assets or Excluded Liabilities or entitle the Purchaser or any Designated Purchaser to any of the Excluded Assets except for the UK Business Vendor's option to transfer certain debts to the UK Business Purchaser in accordance with the provisions of the Debt Funding Agreement.

     2.3 The Vendor covenants and warrants that it or the relevant Share Vendor has the right to sell and transfer full legal and beneficial ownership and, in relation to the US Shares, good title in the Shares, in each case free from all Encumbrances and any other rights exercisable by third parties.

     2.4 The Vendor covenants and warrants that it or the relevant Business Vendor has the right to sell and transfer full legal and beneficial ownership to the relevant Business Assets free from all Encumbrances and any other rights exercisable by third parties other than Permitted Encumbrances.

     2.5 Subject to and in accordance with this Agreement and the Agency Agreements, the Vendor shall sell and transfer the Shares and the Business Assets, or shall procure the sale and transfer of the Shares by the relevant Share Vendor and the Business Assets by the relevant Business Vendor free from all Encumbrances other than Permitted Encumbrances, and (subject to the provisions of Schedule 13 in the case of Business Properties) ownership and risk in the Business Assets shall pass to the Business Purchaser with effect from Completion.

     2.6 The parties acknowledge that the transfers of the Shares, the Businesses and Business Assets shall be implemented by the proposed share and asset transfer and other arrangements set out in Schedule 6.

     2.7 If any asset, contract, liability or shareholding which does not form part of the IMS Business has been transferred to or is vested in a member of the

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Purchaser Group then either party may after Completion give notice to the other party of the same and:

(a) the Vendor shall provide such assistance to the Purchaser as the Purchaser reasonably requires for the purposes of clause (b) below; and

(b) the Purchaser shall, so far as it is able, procure that such documents are executed by any member of the Purchaser Group as are necessary in order to transfer such interest as any member of the Purchaser Group has in such asset, contract, liability or shareholding to the Vendor (or the relevant Designated Vendor).

     2.8 If any asset, contract, liability or shareholding which exclusively or predominantly forms part of the IMS Business (other than an Excluded Asset) has not been transferred to or is not vested in a member of the Purchaser Group and is vested in a member of the Vendor Group then either party may after Completion give notice to the other party of the same and:

(a) the Purchaser shall provide such assistance to the Vendor as the Vendor reasonably requires for the purposes of (b) below; and

(b) the Vendor shall, so far as it is able, procure that such documents are executed by any member of the Vendor Group as are necessary in order to transfer such interest as any member of the Vendor Group has in the asset, contract, liability or shareholding to the Purchaser (or the relevant Designated Purchaser).

     2.9 The Vendor undertakes that it will procure compliance by all Designated Vendors with any obligation imposed upon a Designated Vendor by this Agreement as the obligation of a Designated Vendor and that it will procure that the relevant Designated Vendor enters into the Belgium Asset Transfer Agreement at Completion.

     2.10 The Purchaser undertakes that it will procure compliance by all Designated Purchasers with any obligation imposed upon a Designated Purchaser by this Agreement as the obligation of a Designated Purchaser, and that it shall:

(a) procure that the relevant Designated Purchaser enters into the Belgium Asset Transfer Agreement at Completion; and

(b) where the relevant entity which is to purchase Shares, a Business or Business Assets from the Vendor or a Designated Vendor does not exist at the date of this Agreement, or exists but is not identified in Part B of
     Schedule 2 or Part E of Schedule 2 of this Agreement, or is identified in one or both of those Schedules but is not an Affiliate of the Purchaser at the date of this Agreement, procure that, together with the Purchaser, such entity shall, as soon as practicable following its incorporation, identification or becoming an Affiliate of the Purchaser (and in any case before Completion), enter into a Supplemental Agency Agreement (and thereby become a Designated Purchaser if it is not one already).

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3.   CONSIDERATION AND INTRA-GROUP DEBT

     3.1 The consideration for the Shares and the Businesses (including the Business Assets) shall be:

(a) the payment by the Purchaser to the Vendor at Completion in cash of L 181,328,000 (the INITIAL CASH CONSIDERATION) comprising the aggregate of:

     (i) in relation to each Business and the relevant Business Assets, the sum set out opposite those relevant Business Assets in Part E of
            Schedule 2 (the aggregate Business Assets for each Business being the INITIAL BUSINESS PRICE for that Business);

     (ii)   in relation to each respective set of Shares set out in Part C of
            Schedule 2 , the amount set out opposite those Shares in Column 9 of Part C of Schedule 2:

            (A) minus the aggregate of the Estimated External Net Debt of the Relevant Target Companies;

            (B) minus the aggregate of the Estimated Intra-Group Payables of the Relevant Target Companies; and

            (C) plus the aggregate of the Estimated Intra-Group Receivables of the Relevant Target Companies

            (the amount resulting from that calculation being the INITIAL SHARE PRICE for that set of Shares);

(b) the payment by the Purchaser to the Vendor in cash of an amount equal to interest at **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** (%) per annum (calculated on a pro rata daily basis) on:

     (i)    the amount of the Initial Cash Consideration;

     (ii) the aggregate of the Estimated Intra Group Payables less the Estimated Intra Group Receivables of the Target Companies; and

     (iii)  the Loan, as defined in the Debt Funding Agreement,

            in each case from, and including, the Effective Date to, and including the Completion Date;

(c) in relation to each Business, the assumption and discharge of the Assumed Liabilities in respect of that Business in accordance with clauses 2.1(c) and 8.

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The Vendor and the Purchaser agree that the Initial Cash Consideration shall be apportioned between the various Shares, the Businesses and Business Assets as set out in Schedule 2, subject to adjustment in accordance with the remaining provisions of this clause 3.

For the purposes of this clause 3, RELEVANT TARGET COMPANIES means, in relation to any particular set of Shares, the Target Company whose shares they comprise and each Target Company which is a subsidiary of that Target Company at Completion, and RELEVANT TARGET COMPANY shall be construed accordingly.

     3.2    If:

(a) the aggregate of the Final Working Capital of all Target Companies and the Businesses is greater than the negative amount of L 2,795,429, being the total of the reference Working Capital for the Target Companies and the Businesses as set out in Annex 6 to Schedule 17 , then the Purchaser shall pay an amount equal to the difference to the Vendor; or

(b) the aggregate of the Final Working Capital of all Target Companies and the Businesses is less than L 2,795,429, being the total of the reference Working Capital for the Target Companies and the Businesses as set out in Annex 6 to Schedule 17 , then the Vendor shall pay an amount equal to the difference to the Purchaser.

Any such payment shall adjust each respective Initial Share Price and each respective Initial Business Price on the basis that:

     (i) if the Final Working Capital of the Relevant Target Company is greater than the amount set opposite its name in Annex 6 to Schedule 17, then the respective Initial Share Price shall be increased by the amount of the difference;

     (ii) if the Final Working Capital of the Relevant Target Company is less than the amount set opposite its name in Annex 6 to Schedule 17, then the respective Initial Share Price shall be reduced by the amount of the difference;

     (iii) if the Final Working Capital of the relevant Business is greater than the amount set opposite its name in Annex 6 to Schedule 17, then the respective Initial Business Price shall be increased by the amount of the difference; and

     (iv) if the Final Working Capital of the relevant Business is less than the amount set opposite its name in Annex 6 to Schedule 17, then the respective Initial Business Price shall be reduced by the amount of the difference.

     3.3    If:

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(a)  the aggregate of the External Net Debt of all Target Companies is less than the aggregate of the Estimated External Net Debt of all Target Companies, then the Purchaser shall pay an amount equal to the difference to the Vendor; or

(b) the aggregate of the External Net Debt of all Target Companies is greater than the aggregate of the Estimated External Net Debt of all Target Companies, then the Vendor shall pay an amount equal to the difference to the Purchaser.

Any such payment shall adjust each respective Initial Share Price on the basis that:

     (i) if the aggregate of the External Net Debt of the Relevant Target Company is less than the aggregate of the Estimated External Net Debt of the Relevant Target Company, then the respective Initial Share Price shall be increased by the amount of the difference; and

     (ii) if the aggregate of the External Net Debt of the Relevant Target Company is greater than the aggregate of the Estimated External Net Debt of the Relevant Target Company, then the respective Initial Share Price shall be reduced by the amount of the difference.

     3.4    If:

(a) the aggregate of the Intra-Group Payables of all Target Companies is less than the aggregate of the Estimated Intra-Group Payables of all Target Companies, then the Purchaser shall pay an amount equal to the difference to the Vendor; or

(b) the aggregate of the Intra-Group Payables of all Target Companies is greater than the aggregate of the Estimated Intra-Group Payables of all Target Companies, then the Vendor shall pay an amount equal to the difference to the Purchaser.

Any such payment shall adjust each respective Initial Share Price on the basis that:

     (i) if the aggregate of the Intra-Group Payables of the Relevant Target Company is less than the aggregate of the Estimated Intra-Group Payables of the Relevant Target Company, then the respective Initial Share Price shall be increased by the amount of the difference; and

     (ii) if the aggregate of the Intra-Group Payables of the Relevant Target Company is greater than the aggregate of the Estimated Intra-Group Payables of the Relevant Target Company, then the respective Initial Share Price shall be reduced by the amount of the difference.

     3.5    If:

(a) the aggregate of the Intra-Group Receivables of all Target Companies is greater than the aggregate of the Estimated Intra-Group Receivables of all Target Companies, then the Purchaser shall pay an amount equal to the difference to the Vendor; or

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(b)  the aggregate of the Intra-Group Receivables of all Target Companies is
     less than the aggregate of the Estimated Intra-Group Receivables of all Target Companies, then the Vendor shall pay an amount equal to the difference to the Purchaser.

Any such payment shall adjust each respective Initial Share Price on the basis that:

     (i) if the aggregate of the Intra-Group Receivables of the Relevant Target Company is greater than the aggregate of the Estimated Intra-Group Receivables of the Relevant Target Company, then the respective Initial Share Price shall be increased by the amount of the difference; and

     (ii) if the aggregate of the Intra-Group Receivables of the Relevant Target Company is less than the aggregate of the Estimated Intra-Group Receivables of the Relevant Target Company, then the respective Initial Share Price shall be reduced by the amount of the difference.

     3.6    If:

(a) the aggregate of the Final Capex Spend for all Capex Projects is greater than the aggregate of the Estimated Capex Spend for all Capex Projects, then the Purchaser shall pay an amount equal to the difference to the Vendor; or

(b) the aggregate of the Final Capex Spend for all Capex Projects is less than the aggregate of the Estimated Capex Spend for all Capex Projects, then the Vendor shall pay an amount equal to the difference to the Purchaser.

Any such payment shall adjust the respective Initial Share Price or the respective Initial Business Price in accordance with the following provisions:

     (i) if the aggregate of the Final Capex Spend for all Capex Projects undertaken by the Relevant Target Companies is greater than the aggregate of the Estimated Capex Spend for the Relevant Target Companies, then the respective Initial Share Price shall be increased by the amount of the difference;

     (ii) if the aggregate of the Final Capex Spend for all Capex Projects undertaken by the Relevant Target Companies is less than the aggregate of the Estimated Capex Spend for the Relevant Target Companies, then the respective Initial Share Price shall be decreased by the amount of the difference;

     (iii) if the Final Capex Spend for a Capex Project undertaken by the Business Vendor is greater than the Estimated Capex Spend for that Capex Project, the portion of the respective Initial Business Price attributed to the Business Asset(s) which is related to that Capex Project shall be increased by the amount of the difference;

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     (iv)   if the Final Capex Spend for a Capex Project undertaken by the
            Business Vendor is less than the Estimated Capex spend for that Capex Project the portion of the respective Initial Business Price attributed to the Business Asset(s) which is related to that Capex Project shall be decreased by the amount of the difference.

     3.7 Any payment made pursuant to any of clauses 3.2 to 3.6 shall be made within three Business Days of the date on which the relevant Effective Date Statement is agreed or otherwise determined in accordance with the provisions of
Schedule 17 and shall be made in accordance with the provisions of clause 3.8 or 3.9, as the case may be. Any payment made pursuant to any of clauses 3.2, 3.3 or
3.6 shall be paid together with an amount equal to interest on such payment at the Interest Rate for the period from but excluding the Effective Date to and including the due date for payment pursuant to the relevant clause, calculated on a day to day basis. Any payment made pursuant to clause 3.4 shall be paid together with an amount which equals the difference between the aggregate of the sums equal to interest paid or payable pursuant to clause 17.3(a) and the aggregate of the sums equal to interest paid or payable pursuant to clause 17.3(b). Any payment made pursuant to clause 3.5 shall be paid together with an amount which equals the difference between the aggregate of the sums equal to interest paid or payable pursuant to clause 17.4(a) and the aggregate of the sums equal to interest paid or payable pursuant to clause 17.4(b).

     3.8 Any payment pursuant to this Agreement to be made or to be procured to be made by the Purchaser shall be made (or the Purchaser shall procure that it is made) to the Vendor's Bank Account (and the Vendor agrees to pay to each of its Designated Vendors or other member of the Vendor Group as is entitled thereto, such part of such payment to which the Designated Vendor is entitled hereunder) in immediately available funds by electronic transfer in sterling on the due date for payment and receipt of such sums in the Vendor's Bank Account shall be an effective discharge of the Purchaser's obligation to pay or procure payment of such sums to the Vendor or a Designated Vendor or other member of the Vendor Group as is entitled thereto, as the case may be, and the Purchaser shall not be concerned to see the application or be answerable for loss or misapplication of such amount.

     3.9 Any payment pursuant to this Agreement to be made or to be procured to be made by the Vendor shall be made (or the Vendor shall procure that it is made) to the Purchaser's Bank Account (and the Purchaser agrees to pay to each of its Designated Purchasers such part of such payment to which the Designated Purchaser is entitled hereunder) in immediately available funds by electronic transfer in sterling on the due date for payment and receipt of such sums in the relevant bank account shall be an effective discharge of the Vendor's obligation to pay or procure payment of such sums to the Purchaser or a Designated Purchaser, as the case may be, and the Vendor shall not be concerned to see the application or be answerable for loss or misapplication of such amount.

     3.10 If any sum due for payment under or in accordance with this Agreement is not paid on the due date (the DUE DATE), the party in default shall pay Default Interest on that sum (the DUE SUM) from but excluding the Due Date to and including the date of actual payment calculated on a day to day basis.

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     3.11   Save for payments made pursuant to clauses 3.2 to 3.6 (the adjustments resulting from which are, for the avoidance of doubt, as set out in sub-clauses (i) and (ii) of the relevant clause or, in the case of clauses 3.2 and 3.6, sub-clauses (i), (ii), (iii) and (iv)), any payment made in respect of a Vendor Obligation or a Purchaser Obligation shall be made on the following basis:

(a) where such payment is specifically referable to any particular Shares (or to any one or more of the Target Companies and Subsidiaries that are sold by virtue of the sale of any particular Shares), the Businesses or the Business Assets, it shall be made by way of adjustment of and shall adjust the price paid for such Shares or the relevant Business Asset;

(b) where any payment is not so specifically referable, it shall be made by way of adjustment and shall adjust the price paid for the Shares in Hays Information Management Solutions AS (Norway).

     3.12 The Vendor agrees for itself and on behalf of each of the Designated Vendors and the Purchaser agrees for itself and on behalf of each of the Designated Purchasers, to apply the allocation of the Initial Cash Consideration (as adjusted in accordance with the provisions of this clause 3) in all relevant returns, claims, elections and other filings which it is required or entitled to make to any tax authority.

4.   CONDUCT OF THE TRANSFERRED BUSINESSES BETWEEN THE EFFECTIVE DATE AND
     COMPLETION

     4.1 Provided that Completion takes place but not otherwise, all debts, receipts, liabilities, profits and losses of the IMS Business transferred to the Purchaser or the Designated Purchasers as set out in this Agreement (excluding for the avoidance of doubt in respect of the Excluded Assets, the Excluded Contracts, the Excluded Liabilities and the Retained Liabilities) after the Effective Date shall be for the account of the Purchaser and the Designated Purchasers, save where expressly stated otherwise.

     4.2 Provided that Completion takes place but not otherwise, the parties acknowledge that, upon Completion, the Purchaser will receive the benefit of all cash generated by the IMS Business between the Effective Date and Completion save:

(a) subject to clause 4.5 as expended by the IMS Business in the ordinary course of business between the Effective Date and Completion; or

(b)  as otherwise agreed in writing by the Purchaser.

     4.3 To the extent that after the Effective Date a member of the Vendor Group agrees or has agreed to assume the liability:

(a)  of any of the Target Companies; or

(b)  in relation to either of the Businesses and/or the Business Assets,

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     in the ordinary course of business to a third party creditor, (excluding, for the avoidance of doubt, in respect of the Excluded Assets, the Excluded Contracts, the Excluded Liabilities and the Retained Liabilities) the amount of such liability shall be paid by the relevant Target Company or the Purchaser or the relevant member of the Vendor Group within 30 days of the Completion Date (or where any such member of the Vendor Group agrees or has agreed to assume the liability on or after the Completion Date it shall be paid within 30 days of such assumption). If the relevant person (the PAYER) has paid the relevant member of the Vendor Group (the PAYEE) an amount equal to the amount of the relevant liability, then the Payee shall pay the relevant third party creditor on the due date and indemnify the Payer for all Costs suffered or incurred by the Payer as a result of the Payee's failure to do so.

     4.4 To the extent that any rights or obligations that would have been Intra-Group Payables had they been created prior to the Effective Date, have been created after the Effective Date but before Completion, the Purchaser shall procure that such amounts (including accrued interest, if any) are paid by the relevant Target Company within 30 days of the Completion Date and the Purchaser shall pay to the Vendor an amount equal to interest at the Interest Rate on such amounts from and including the date of creation of such rights or obligations to, and including, the date of payment.

     4.5 The Vendor will procure that neither the Business Vendors nor any of the Share Vendors shall deploy any of the cash generated by the Businesses and any Target Company between the Effective Date and Completion in connection with any liability of any Business Vendor which is not assumed or otherwise transferred to the Purchaser Group pursuant to the Transaction Documents (including, for the avoidance of doubt, any Excluded Liability) or any liability of any of the Target Companies which is a Retained Liability or any Costs in relation thereto.

5.   COMPLETION

     5.1 Completion shall take place at the London offices of the Vendor's Solicitors (or such other place as the Vendor and the Purchaser may agree) at 11.a.m. on 16 July 2003 or such other time and/or date as the Vendor and the Purchaser may agree (acting reasonably) provided that Completion shall take place by no later than 11 a.m. on 18 July 2003. Any acts which are necessary for Completion but which the Purchaser reasonably requires to be performed outside of the United Kingdom shall be performed on the same day or prior to that day and in such a manner that their performance can be verified at the London offices of the Vendor's Solicitors via technical or other agreed means.

     5.2 At Completion each of the Vendor and the Purchaser shall do, or shall procure the doing of, all those things relating to the transfer of the relevant Shares, the relevant Business and Business Assets respectively listed in relation to them or the members of the Vendor Group or Purchaser Group, respectively, in Schedule 6.

     5.3 All documents and items delivered at Completion shall be held by the recipient solely on behalf of and to the order of the person delivering the same until such time as Completion shall be deemed to have taken place in accordance with clause 5.6. The parties shall procure that their respective legal advisers and any other

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such recipients comply with this clause. The forms of transfers relating to the
Shares shall be executed and remain in the relevant jurisdiction and shall not be delivered to the United Kingdom.

     5.4 The Vendor will deliver (or cause to be delivered) on the date of this Agreement to the Purchaser a copy (certified by a duly appointed officer as true and correct) of a resolution of the boards of directors and, if necessary to transfer the Shares, shareholders of each Designated Vendor authorising the execution and delivery of and the performance by each of them of their respective obligations under this Agreement and (to the extent applicable) each of the other relevant Transaction Documents. The Vendor shall procure that at Completion Hays Holdings BV files and publishes a notice of termination of its joint and several undertaking pursuant to section 2:403 of the Dutch Civil Code in relation to Hays Informatiebeheer BV.

     5.5    The Purchaser shall:

(a) at Completion pay to the Vendor's Bank Account in immediately available funds by electronic funds transfer the following amounts (the COMPLETION FUNDS):

     (i)    the Initial Cash Consideration;

     (ii)   the aggregate interest amount pursuant to clause 3.1 (b);

     (iii)  the Loan pursuant to clause 2.1 of the Debt Funding Agreement; and

     (iv) the amounts to be paid pursuant to clause 17.1 (to be released to the Vendor immediately following Completion); and

(b) deliver (or cause to be delivered) on the date of this Agreement to the Vendor copies of resolutions (certified by a duly appointed officer as true and correct) of the board of directors of the Purchaser and each Designated Purchaser (and, if applicable, any other members of the Purchaser Group) authorising the execution and delivery of and performance by each of them of their respective obligations under this Agreement and (to the extent applicable) each of the other relevant Transaction Documents (if any), respectively (and to the extent that any resolutions of the Designated Purchasers are not available they shall be delivered on or before Completion).

     5.6    Simultaneously with:

(a) delivery of all documents required to be delivered at Completion (or waiver of the delivery thereof by the person entitled to receive the relevant document); and

(b) receipt of an electronic funds transfer to the Vendor's Bank Account in immediately available funds of the Completion Funds,

the documents and items delivered in accordance with clause 5.3 shall cease to be held on behalf of and to the order of the person delivering the same and Completion

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shall be deemed to have taken place. The Vendor shall receive such Completion
Funds for itself and, to the extent necessary, as agent for and on behalf of each other Designated Vendor, and receipt by the Vendor of such sum in the Vendor's Bank Account shall be an effective discharge of the obligation of the Purchaser and, where relevant each Designated Purchaser, to pay such sums. No Purchaser or Designated Purchaser shall be concerned to see that the moneys paid into the Vendor's Bank Account are applied in paying any other Designated Vendor.

     5.7 The Tax Covenant shall come into full force and effect at Completion.

     5.8 The provisions of Schedule 20 (Environmental Indemnity) shall come into full force and effect at Completion.

6.   WARRANTIES

     6.1 Subject to, and in accordance with, Schedule 18, the Vendor warrants to the Purchaser as at the date of this Agreement in the terms of the Warranties set out in Schedule 3. The Warranties are given subject to:

(a) any matter fairly disclosed in this Agreement, any Transaction Document or the Disclosure Letter;

(b)  the limitations and qualifications set out in Schedule 5; and

(c) in relation to the Tax Warranties, the limitations and qualifications set out in the Tax Covenant.

     6.2 The Warranties set out in the separate paragraphs of Schedule 3 shall be separate and independent and (except as expressly otherwise provided) no Warranty shall be limited by reference to any other Warranty.

     6.3    The Purchaser acknowledges and agrees that:

(a) the Warranties and any other warranties expressly set out in this Agreement are the only warranties or representations of any kind given by or on behalf of the Vendor or any other member of the Vendor Group and on which the Purchaser or any other member of the Purchaser Group may rely in entering into this Agreement;

(b) no other statement, promise or forecast made by or on behalf of the Vendor or any other member of the Vendor Group may form the basis of, or be pleaded in connection with, any claim by the Purchaser or any other member of the Purchaser Group under or in connection with this Agreement or any Transaction Document and, without prejudice to the provisions of clause 27, the Purchaser acknowledges and agrees that no member of the Vendor Group makes any representation or warranty as to the accuracy of the forecasts, estimates, projections, statements of intent or statements of opinion provided to the Purchaser or its Affiliates or to its or their advisers on or prior to the date of this Agreement (including those contained in the Information

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     Memorandum and the documents in the Data Room) other than as set out in this Agreement;

(c) at the time of entering into this Agreement, it is not aware of any matter which will lead to a Warranty Claim being made against the Vendor.

Nothing in this clause or Schedule 5 shall exclude liability for, or remedy in respect of, fraud or fraudulent misrepresentation.

     6.4    The Vendor agrees and acknowledges that:

(a) the Purchaser has entered into this Agreement in reliance upon the Warranties; and

(b) the Warranties are given to each Designated Purchaser in respect of the Shares, the Businesses and Business Assets being purchased by it and that such Designated Purchasers have entered, or will enter, into the relevant Agency Agreement in reliance upon such Warranties.

     6.5 The Vendor agrees and undertakes to the Purchaser that except in the case of fraud or fraudulent misrepresentation it has no rights against and hereby waives and shall not make any claim against, any employee, director, agent or officer of any Target Company or any Employee on whom it may have relied before agreeing any term of this Agreement or the Disclosure Letter.

     6.6 The Purchaser warrants to the Vendor as at the date of this Agreement in terms of the Purchaser Warranties set out in Schedule 4. The Purchaser acknowledges that the Vendor has entered into this Agreement in reliance upon the Purchaser Warranties.

     6.7 The Purchaser shall be entitled to any rights or remedies provided by law for any breach of any of the Warranties or any other breach of this Agreement or any of the other Transaction Documents by the Vendor or any member of the Vendor Group except the Purchaser shall not be entitled to rescind or terminate this Agreement in any circumstances whatsoever, other than in respect of fraud or fraudulent misrepresentations.

7.   CONTRACTS AND THIRD PARTY CONSENTS

     7.1    Subject to clause 8 and to clause 7.2 below, the Purchaser:

(a) shall from Completion carry out, perform and discharge, or procure that the relevant Designated Purchaser carries out, performs and discharges, all the obligations and liabilities created by or arising under the Business Contracts to the extent such obligations and liabilities are included in the Assumed Liabilities; and

(b) undertakes to the Vendor (for itself and on behalf of each of the Vendor's Affiliates) to indemnify the Vendor and each of its Affiliates against all Costs suffered or incurred by the Vendor or any of its Affiliates as a result of any

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     failure on its part to carry out, perform and discharge, or to procure that the relevant Designated Purchaser carries out, performs and discharges, those obligations and liabilities.

     7.2 Insofar as the benefit or burden of any of the Business Contracts and Business Claims cannot effectively be, or are not permitted to be, assigned or transferred to the Purchaser or the Business Purchaser except by an agreement of novation or without obtaining a consent, approval, waiver or the like to the assignment or transfer from a third party (CONSENTS):

(a) the Purchaser shall, or shall procure that the relevant member of the Purchaser Group shall use all reasonable endeavours with the co-operation of the Vendor or the relevant Share Vendor or the relevant Business Vendor to procure a novation or Consent with effect from Completion and to provide or procure the provision of any information, guarantees or other assurances reasonably requested by the person, firm or company concerned;

(b) the Vendor shall, or shall procure that the relevant member of the Vendor Group shall, use all reasonable endeavours with the co-operation of the Purchaser or the relevant Share Purchaser or the relevant Business Purchaser to procure a novation or Consent with effect from Completion;

(c) unless or until the relevant Business Contract or Business Claim is novated or assigned or any necessary Consent is obtained, the Vendor shall procure that the relevant member of the Vendor Group shall from Completion, hold it on trust for the relevant Business Purchaser without any deduction or withholding other than as required by law (and shall accordingly on receipt of the same account for and pay or deliver to the Purchaser or the relevant Business Purchaser any moneys or goods received thereunder) and the Purchaser shall procure that the relevant Business Purchaser shall, as the Business Vendor's sub-contractor or agent, perform all the obligations of the relevant Business Vendor, as appropriate, under the Business Contract to be discharged after Completion and the Purchaser undertakes to the Vendor (for itself and on behalf of each of the Vendor's Affiliates) to indemnify the Vendor and each of its Affiliates against all Costs suffered or incurred as a result of any failure on the part of the Purchaser or the relevant Designated Purchaser to perform those obligations; and

(d) unless or until the relevant Business Contract or Business Claim is novated or assigned or any necessary Consent is obtained, the Vendor shall procure that the relevant member of the Vendor Group shall (so far as it lawfully may, in the reasonable opinion of the Vendor) give all reasonable assistance to the Purchaser and the relevant Business Purchaser (at the Purchaser's written request and sole expense) to enable the Purchaser or the relevant Business Purchaser to enforce its rights under the Business Contract or Business Claim provided that no member of the Vendor Group shall be obliged to make any commitment or become involved in or threaten any legal action or to make any payment (in money or money's worth) unless it has first been paid the amount concerned by the Purchaser and the Purchaser or the relevant Business

     Purchaser shall not agree to any amendment or waiver of the relevant member of the Vendor Group's rights under the Business Contract or Business Claim or otherwise take any action that may materially prejudice the position of the member of the Vendor Group without prior written approval of the relevant Business Vendor (such approval not to be unreasonably withheld or delayed).

     7.3 In relation to any Split Contract that has been entered into by a member of the Vendor Group:

(a) the Vendor shall, from Completion, procure that the relevant member(s) of the Vendor Group shall:

     (i) for so long as any member of the Vendor Group retains any benefit pursuant to the terms of such Split Contract, hold any payments, goods or other services received under the relevant Split Contract (to the extent related to the IMS Business (the RELEVANT EXTENT)) as trustee for the relevant Designated Purchaser and as soon as reasonably practicable following receipt of the same shall forward and transfer to the relevant Designated Purchaser (or as it may direct) such payments, goods and other services;

     (ii) prior to splitting any such Split Contract pursuant to clause 7.3(c) and for so long as and to the extent that it has a contractual right to require the counterparty(ies) to such Split Contract to comply with the terms of any Split Contract use its reasonable endeavours to ensure that such counterparty(ies) complies(y) with the terms of the relevant Split Contract but without incurring any financial commitment or becoming involved in or threatening any form of legal action; and

     (iii) prior to splitting any such Split Contract pursuant to clause 7.3(c) and, insofar as the Split Contract relates to a member of the Vendor Group, carry out or perform its obligations under the Split Contract in accordance with its terms and conditions and the Vendor shall indemnify the Purchaser and each of its Affiliates against all and any Costs incurred or suffered by the Purchaser or any of its Affiliates to the extent that any of the same arise or result from any failure on the part of a member of the Vendor Group to perform those obligations;

(b) the Purchaser shall perform, or procure the performance, to the Relevant Extent, of all Split Contracts in accordance with their terms and conditions as sub-contractor of the relevant member of the Vendor Group provided that such sub-contracting is (in the reasonable opinion of the Vendor) permitted under the terms of the relevant Split Contract, and where sub-contracting is not permissible, undertakes to perform, or procure the performance, to the Relevant Extent of the relevant Split Contract as agent of the relevant member of the Vendor Group in accordance with its terms and conditions and the Purchaser shall indemnify the Vendor and each of its Affiliates against all and any Costs incurred or suffered by the Vendor or any of its Affiliates to the extent that any of the same arise or result from any failure on the part of a member of the Purchaser Group to perform those obligations; and

(c) if the Vendor or the Purchaser so requests in writing, the Purchaser or the Vendor (respectively) shall take all reasonable action, or procure that a member of the Purchaser Group (in the case of the Purchaser) or the Vendor Group (in the case of the Vendor) takes all reasonable action, at its own cost, as is reasonably necessary to agree an arrangement with the counterparty or counterparties to the relevant Split Contract whereby the Split Contract is terminated and replaced by two or more contracts (including one with a member of the Purchaser Group and one with a member of the Vendor Group) reflecting the relevant reasonable requirements of the Purchaser and the Vendor.

     7.4 Where any Consent or agreement of any third party is required to the transfer of any of the Business Assets (other than in relation to the transfer of any Business Claim, Business Contract or Business Property or the performance of any Business Contract by the Purchaser or any Designated Purchaser) and such Consent or agreement has not been obtained at or before Completion, the transfer of the relevant Business Asset shall not take effect, notwithstanding Completion, until that Consent or agreement has been obtained and the Purchaser and the Vendor shall use their respective reasonable endeavours with the co-operation of the other after Completion to obtain it as soon as possible.

8.   ASSUMED LIABILITIES, EXCLUDED LIABILITIES AND RETAINED LIABILITIES

     8.1 The Purchaser hereby undertakes to the Vendor (for itself and on behalf of each of the Vendor's Affiliates) that it will (or procure that the relevant Business Purchaser will) duly and properly perform, assume and pay and discharge when due, and indemnify and hold harmless the Vendor and each of its Affiliates against, any Assumed Liabilities and any and all Costs incurred or suffered as a result of or relating to any such Assumed Liabilities.

     8.2 Nothing in this Agreement will make the Purchaser or any of its Affiliates liable in respect of any of the Excluded Liabilities and the Vendor hereby undertakes to the Purchaser (for itself and on behalf of each of the Purchaser's Affiliates) that it will (or procure that the relevant Business Vendor will) duly and properly perform, assume and pay and discharge when due and indemnify and hold harmless the Purchaser and each of its Affiliates against, any Excluded Liabilities and any and all Costs incurred or suffered as a result of or relating to any such Excluded Liabilities regardless of whether any documents or information relating thereto were disclosed in this Agreement, the Transaction Documents, the Disclosure Letter or any document contained in the Data Room.

     8.3 The Vendor hereby undertakes to the Purchaser (for itself and on behalf of the Purchaser's Affiliates) that it will indemnify and hold harmless the Purchaser and each of its Affiliates against any Retained Liabilities and any and all Costs incurred or suffered as a result of or relating to any such Retained Liabilities regardless of whether any documents or information relating thereto were disclosed in this Agreement, the Transaction Documents, the Disclosure Letter or any document contained in the Data Room. In the event that recovery is made of any amount pursuant to a counter claim under any of the litigation set out in Part E of
Schedule 10 then the amount recovered shall be for the account of the Vendor.

     8.4 The Purchaser undertakes to the Vendor that at any time and from time to time on or after Completion, it will at the cost of the Purchaser execute and deliver all such further instruments of assumption and acknowledgements or take such other action as the Vendor may reasonably request in order to effect the release and discharge in full of the relevant member of the Vendor Group respectively in respect of any Assumed Liabilities or its assumption of the Assumed Liabilities and the substitution of it or a Designated Purchaser as the primary obligor in respect of the Assumed Liabilities in each case on a non-recourse basis to any member of the Vendor Group.

     8.5 If the Purchaser becomes aware of any claim or potential claim by a third party after the Completion Date which might result in the Purchaser for itself or as agent for the Designated Purchasers being entitled to make a claim against the Vendor, the Share Vendors or the Business Vendors under clauses 8.2 or 8.3 or any other indemnity under this Agreement excluding the Tax Covenant and the Environmental Indemnity in Schedule 20:

(a) the Purchaser shall promptly (and in any event within thirty (30) days of becoming aware of such claim or potential claim) give written notice of such claim to the Vendor (provided that failure to so notify the Vendor shall not relieve the Vendor of its obligations under this Agreement except to the extent such failure to notify prejudices the Vendor's ability to defend against any such claim) and shall procure that the Vendor is (or its representatives are) given all reasonable facilities on reasonable notice to investigate any such claim;

(b) the Purchaser shall not, and shall procure that no member of the Purchaser Group shall, make any admission of liability, agreement or compromise with any person, body or authority in relation thereto without the prior written approval of the Vendor;

(c) provided that it would not reasonably be expected to have a material adverse effect on any relationship of the Purchaser or any of the Designated Purchasers with any of its customers, the Purchaser shall, or shall cause the relevant member of the Purchaser Group to, take such action as the Vendor shall reasonably request to avoid, resist, dispute, appeal, compromise or defend any such claim or potential claim or any adjudication in respect thereof provided the Vendor or member of the Vendor Group indemnifies the Purchaser or the relevant member of the Purchaser Group against all out-of-pocket costs and expenses including those of its legal advisers in connection with taking such action; and

(d)  the Purchaser shall (as requested by the Vendor at its discretion) either
     (i) allow, or, as appropriate, procure that the member of the Purchaser Group allows, the Vendor to take on or take over the conduct of all proceedings and/or negotiations of whatsoever nature arising in connection with the claim or potential claim in question; or (ii) assign or procure the assignment to the

     Vendor (or as the Vendor may direct) of any rights of action which the Purchaser and/or the member of the Purchaser Group may have against any third party in respect of the claim or potential claim in each case provided the Vendor or member of the Vendor Group indemnifies the Purchaser or the relevant member of the Purchaser Group against all out-of-pocket costs and expenses including those of its legal advisers and the Vendor's conduct of the proceedings and/or negotiations would not reasonably be expected to have a material adverse effect on any relationship of the Purchaser or any of the Designated Purchasers with any of its customers.

If the Vendor takes on or takes over the conduct of proceedings and/or negotiations under the provisions of paragraph (d) above:

     (i) the Purchaser shall, on the basis that the Vendor or member of the Vendor Group indemnifies the Purchaser or the relevant member of the Purchaser Group against all properly incurred out -of-pocket costs and expenses including those of its legal advisers, provide (or, as appropriate, procure that such member of the Purchaser Group provides) such information and assistance as the Vendor may reasonably require in connection with the preparation for and conduct of such proceedings and/or negotiations; and

     (ii) subject to compliance by the Purchaser with the above requirements, the Vendor shall keep the Purchaser informed of proposed meetings with any relevant third party, allow an observer appointed on behalf of the Purchaser to attend such meetings and advise the Purchaser of the outcome of meetings and discussions to which any such observer was not a party or at which he was not present.

9.   GUARANTEES AND OTHER ASSURANCES

     9.1 The Purchaser shall use its reasonable endeavours to procure that as soon as reasonably practicable following the Completion Date (and in any event **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** of the Completion Date) each member of the Vendor Group is released in full from all Assurances listed in Part A of Schedule 12 given by such company in respect of obligations of any Target Company or any Business and pending their release the Purchaser undertakes to indemnify the Vendor and each of the Vendor's Affiliates against all Costs arising in respect of, by reason of or under those Assurances.

     9.2 Without prejudice to clause 9.1, the Purchaser shall use its reasonable endeavours to procure that, as soon as reasonably practicable after becoming aware of any Assurances given to a third party in the ordinary course of business by a member of the Vendor Group in respect of a liability of a Target Company or a Business (which is not a Retained Liability or an Excluded Liability), which are either performance guarantees to customers or suppliers of the IMS Business or guarantees to any landlords in relation to any of the Properties, each member of the Vendor Group is released in full from such Assurances provided that the Vendor was not aware of such Assurances as at the date of Completion after having made reasonable enquiries of the people listed in paragraph 1.2(m) of Schedule 1 and pending their release the Purchaser undertakes to indemnify the Vendor and each of the Vendor's Affiliates against all Costs arising in respect of, by reason of or under those Assurances.

     9.3 If the Vendor becomes aware of any claim or potential claim by a third party after the Completion Date which might result in the Vendor for itself or as agent for the Share Vendors or the Business Vendors being entitled to make a Claim against the Purchaser or a Designated Purchaser under clause 9.2:

(a) the Vendor shall promptly (and in any event within thirty (30) days of becoming aware of such claim or potential claim) give written notice of such claim to the Purchaser and shall procure that the Purchaser is (or its representatives are) given all reasonable facilities to investigate any such claim; and

(b) the Vendor shall not, and shall procure that no member of the Vendor Group shall, make any admission of liability, agreement or compromise with any person, body or authority in relation thereto without prior consultation with the Purchaser.

10.  EMPLOYEES

     10.1 The parties acknowledge and agree that the sale of the Business from the Vendor to the Purchaser is a "relevant transfer" within the meaning of the Employment Regulations and that, pursuant to the Employment Regulations, the contracts of employment between the Business Vendor and the Business Employees (except insofar as such contracts relate to any occupational pension scheme) will have effect after Completion as if originally made between the Business Purchaser and the Business Employees.

     10.2 All liability to pay wages, salaries, bonuses and other emoluments (including holiday pay), all statutory contributions and income tax or in relation to the Business Employees by the Vendor and/or by the Business Vendor in respect of the period to the close of business on the Effective Date shall be discharged by the Vendor. All necessary apportionments shall be made to give effect to this clause.

     10.3 The Vendor will keep the Purchaser indemnified in full against all Costs whenever arising or brought arising directly or indirectly in connection with:

(a) the termination of the employment of any of the Business Employees (whether or not terminated by the giving of notice and, if by the giving of notice, whenever that notice expires) by the Vendor or the Business Vendor in respect of the period to the close of business on Completion or of any other employees of the Business Vendor whether before, on or after Completion; and

(b) any act or omission of the Business Vendor in respect of the period to the close of business on Completion in respect of the employment of the Business Employees by the Business Vendor and any claim by any person other than a

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     Business Employee relating to that person's employment by the Business
     Vendor.

     10.4 Each Business Purchaser shall, on and from Completion, discharge all the obligations of the employer in relation to the relevant Business Employees after Completion and the Purchaser shall indemnify the Vendor and keep the Vendor indemnified in full from and against any Costs whenever arising or brought directly or indirectly in connection with the employment by the relevant Business Purchaser of any of the Business Employees on or after Completion or which are attributable to any breach or default by a Business Purchaser in relation to any of the Business Employees after Completion. This shall include, but shall not be limited to, any liability arising out of the termination or dismissal of any Business Employee, any failure by a Business Purchaser to offer terms and conditions of employment (save insofar as such terms relate to any benefits for old age, invalidity or survivors under any occupational pension scheme) and working conditions which are overall no less favourable than those which apply to the Business Employees up to Completion, and any failure by a Business Purchaser to comply with its obligations under regulation 10(3) of the Employment Regulations.

     10.5 If any contract of employment of a person who is not a Business Employee has effect as if originally made between a Business Purchaser and such person as a result of the Employment Regulations, then:

(a) the relevant Business Purchaser may, within **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** Business Days of Completion give notice to such person to terminate such contract; and

(b) where a Business Purchaser has given notice under clause 10.5(a), the Vendor shall indemnify that Business Purchaser in full from and against any Costs directly or indirectly arising out of or in connection with such termination and from and against any sums payable to or in relation to such person under his contract of employment from Completion to the date of such termination; and

(c) when reasonably required to do so by a Business Purchaser, the relevant Business Vendor will assist that Business Purchaser in taking and/or defending any proceedings by and/or against that Business Purchaser in connection with the termination of such contract of employment.

     10.6 If for any reason the contracts of employment of any of the Business Employees are not automatically transferred to the Business Purchaser pursuant to the Employment Regulations, the relevant Business Purchaser shall immediately **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** and the Vendor shall then terminate the contracts of employment of the Business Employees. The Purchaser shall indemnify the Vendor from and against any Liabilities which arise from the termination of the Business Employees in such circumstances or which arise from the continued employment of such Business Employee from Completion to the date of such termination.

     10.7 The Vendor will indemnify the Purchaser in full from and against any Costs directly or indirectly arising in relation to any appropriate representative (as defined in regulation 10 of the Employment Regulations) or Business Employee arising out of the failure of the relevant Business Vendor to inform and consult with any appropriate representative or Business Employee with regard to affected employees (as defined in the Employment Regulations) except to the extent that any such Costs arise from any failure by a Business Purchaser to give a Business Vendor the information required from that Business Purchaser to enable that Business Vendor to comply with its obligations under the Employment Regulations.

     10.8 Provided that it complies in all material respects with applicable law **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** the Purchaser may, in its sole discretion, substitute employee compensation, benefit and severance programmes for those of any of the Target Companies as are comparable with the programs provided from time to time to the employees of the Purchaser Group. Subject to the preceding sentence, the Purchaser shall have no obligation to continue the existence of any plan or benefit arrangement maintained by any of the Target Companies.

     10.9 At least one day prior to the Completion, the Vendor and each Target Company shall take all actions necessary to terminate each employee benefit plan that is, or is intended to, comply with section 401 of the United States Internal Revenue Code of 1986, as amended (a "QUALIFIED PLAN"). If a Qualified Plan is terminated in accordance with this clause 10.9, benefit accruals, including contributions of salary reduction contributions, if any, shall cease. The Vendor and/or the relevant Target Company agree to take no action to merge any of its Qualified Plans, transfer the assets of any of its Qualified Plans or terminate any of its Qualified Plans, except as otherwise provided in this clause 10.9 following the execution of this Agreement without the consent of the Purchaser.

     10.10 The Vendor indemnifies the UK Business Purchaser against any liability which the UK Business Purchaser may incur directly or indirectly as a result of a claim by or in respect of an Employee that he is entitled to the payment of an early retirement benefit (on redundancy or otherwise) calculated by reference to the provisions which govern the Vendor Retirement Benefit Plans within the UK or any retirement benefit scheme in which the Employee has been a member. However this indemnity does not apply to any benefit where the obligation to pay the benefit does not transfer to the UK Business Purchaser under the Employment Regulations.

11.  CHANGES OF NAMES AND INTELLECTUAL PROPERTY RIGHTS

     11.1 Following Completion, the Purchaser undertakes to the Vendor (for itself and as agent for each of its Affiliates):

(a) to procure that, as soon as reasonably practicable after the Completion Date and in any event within thirty (30) days afterwards or if later as soon as the relevant legislation so permits, the name of any Target Company which consists of or incorporates the word "Hays" is changed to a name which does not include the word "Hays" or anything which is substantially or confusingly similar to the word "Hays";

(b) to procure that, save as provided below, as soon as reasonably practicable after the Completion Date and in any event within three (3) months afterwards, the Target Companies and the Businesses shall cease in any manner whatsoever to use or display the word "Hays", or any trade or service marks, trade or service names, registered designs, logos or domain names containing the word Hays, or anything which is substantially or confusingly similar to any of them (together, for the purposes of this clause 11 the HAYS MARKS);

(c) during the periods referred to in paragraphs (a) and (b) above, to procure that the Target Companies and the Businesses do not use the "Hays" name in a manner other than that in which it was being used immediately prior to Completion.

     11.2 In relation to vehicles the Purchaser shall procure that, as soon as reasonably practical after the Completion Date and in any event within six (6) months, such vehicles do not display the Hays Marks provided that (i) there shall be no requirement to refrain from displaying the Hays Marks on any vehicles subject to leasing arrangements where such arrangements expire within twelve (12) months of Completion;

     11.3 The Purchaser shall be entitled to use the "Hays" name in relation to stocks of unused boxes at Completion (to the extent that these are reflected in the inventory for boxes at that date), boxes ordered or committed to purchase by any member of the Vendor Group in relation to the IMS Business and boxes in use prior to Completion, any time after Completion provided that the Purchaser shall:

(a)  not order any further boxes with the Hays Marks; and

(b) **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION**;

(c) not use, register or attempt to register any trade marks, company, business or trading names or domain names which incorporate any of the Hays Marks or any aspect of them;

(d) not do anything, having due regard to good business practice, which will bring the "Hays" name or the Vendor into disrepute or which will otherwise damage the goodwill attaching to the "Hays" name or any other trade marks or trade names of the Vendor (provided that the Purchaser shall not be deemed to be in breach of this clause 11.1(d) in carrying on the IMS Business to the standard to which it was carried on in the twelve (12) months prior to Completion).

     11.4 The Purchaser acknowledges and agrees (for itself and as agent for each of its Affiliates) that all goodwill arising from use of the "Hays" name by it or

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any of its Affiliates shall accrue and belong to the Vendor, and the Purchaser shall (and shall procure that each of its Affiliates shall), at the Vendor's request and cost, promptly execute all documents reasonably required by the Vendor to confirm this.

     11.5 The Vendor acknowledges and agrees that the Purchaser has no control over the use of or liability in relation to boxes in the control, possession or use of the customer.

     11.6 The Purchaser shall indemnify and hold harmless all members of the Vendor Group from and against any and all obligations, liabilities, losses, damages, costs (including legal costs) and expenses (including taxation), payments, notices, proceedings, claims and demands, in each case of any nature whatsoever, incurred or suffered by any such member of the Vendor Group as a result of or relating to a breach of clause 11.1 to 11.5 inclusive.

     11.7 The Purchaser hereby grants (or will procure that there is granted) to the Vendor a full license back for its remaining life to use all and any IMS IPO, other than that which, at the date of this Agreement, was used exclusively in the IMS Business.

     11.8 The license under clause 11.7 shall be non-exclusive, irrevocable, royalty-free and worldwide and shall only be transferable or sub-licensed with the consent of the Purchaser, such consent not to be unreasonably withheld.

12.  REAL ESTATE

The provisions of Schedule 13 shall apply to the Business Properties and each of the Vendor and the Purchaser shall, and shall procure that the Designated Vendors and Designated Purchasers, respectively, shall, comply with the provisions of Schedule 13. If and to the extent that there is any conflict between the provisions of Schedule 13 and the remainder of this Agreement the provisions of Schedule 13 shall prevail.

13.  TAX

     13.1 All sums payable under this Agreement are (unless expressly stated otherwise) exclusive of VAT (if any).

     13.2 The Vendor and the Purchaser consider that the transfers of the Business Assets should be treated as transfers of a business as a going concern for the purposes of any applicable VAT legislation or fall within any other applicable exemption from VAT in accordance with any relevant provision to ensure that such transfers are not subject to VAT.

     13.3 If they have not done so prior to the date hereof, the Business Vendor (or their advisers) may send to HIM. Customs & Excise or other appropriate tax authority a letter seeking a direction that the Business Vendor be permitted to keep and preserve following Completion the records referred to in section 49(1)(b) of the VATA or other applicable VAT legislation so far as they relate to the carrying on of the Business prior to Completion. If such direction is given, the Business Vendor shall preserve such records in good order and in such manner and for such period as

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shall be required by law and shall give the Purchaser reasonable access to such records during normal business hours. If such direction is not given, the Business Vendor shall deliver such records to the Purchaser as soon as possible after Completion and the Purchaser shall preserve such records in good order and in such manner and for such period as shall be required by law and shall give the Business Vendor reasonable access to such records during normal business hours.

     13.4 If any VAT is payable on any supply under or pursuant to this Agreement, the Purchaser agrees with the Vendor (for itself and as trustee for the maker of each such supply (the SUPPLIER)) that the Purchaser:

(a) shall pay or procure the payment by the recipient of each such supply (the RECIPIENT) of the amount of that VAT in addition to the price to the Vendor or (at the Vendor's direction) to the relevant Supplier against issue by the Vendor or the relevant Supplier (as the case may be) of a VAT invoice in respect thereof or, where there is no provision in the legislation for the jurisdiction concerned that a VAT invoice is required to be issued, then payment shall be made against written demand in respect thereof containing such information as is customary in that jurisdiction; and

(b) shall indemnify the **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** on an after-tax basis for any interest, penalties, fines or surcharges imposed in connection therewith where HM Customs & Excise rule that the transaction is not a transfer of a going concern under clause
     13.5 if the sole reason for that ruling is the failure of the **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** to:

     (i) use the Business Assets to carry on the same kind of business as that carried on by the Business Vendor; or

     (ii) become taxable for VAT purposes (to the extent that is not already so taxable)

     (except to the extent that any such interest, penalty, fine or surcharge arises due to the delay of the Vendor or the relevant Supplier in accounting to the appropriate tax authority for such VAT, having received cleared funds in respect thereof from the relevant Recipient).

     13.5 Without limiting clause 13.4 above, United Kingdom VAT shall be treated as payable if H.M. Customs & Excise or other appropriate tax authority rule that it is payable after full disclosure of all material facts and after reasonable representations on the issues have been made to HM Customs & Excise reflecting the views of the Vendor and the Purchaser.

     13.6 If the Purchaser fails to pay the amount of the VAT when due under clause 13.4, it shall pay Default Interest on that amount from the later of three

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Business Days following the date of receipt of the VAT invoice or written demand
(as appropriate) referred to in clause 13.4(a) above and the last date on which the Vendor is required to pay such amount to HM Customs & Excise (after taking into account any postponement of the due date obtained) until actual payment (excluding any period for which interest indemnified under clause 13.4(b) runs), compounded monthly.

     13.7 The Purchaser hereby certifies that this Agreement is in respect of non-residential property on which stamp duty is not chargeable by virtue of the provisions of section 92 of the Finance Act 2001 in relation to properties listed in the Certified Property List in the Agreed Form.

     13.8 The Vendor undertakes to the Purchaser to provide the UK Business Purchaser with sufficient details of all property in respect of which the UK Business Vendor has made an election under paragraph 2 of Schedule 10 to the Value Added Tax Act 1994 to waive the exemption for VAT, so as to enable the UK Business Purchaser to make a similar election in relation to all those properties and to notify such election to HM Customs & Excise before Completion.

14.  INSURANCE

     14.1 The Vendor shall, and shall procure that the Vendor Group and the Target Companies respectively shall, (i) continue in force all policies of insurance maintained by them in respect of the IMS Business (the INSURANCE POLICIES) (including, for the avoidance of doubt, in respect of each of the Properties, but excluding those Properties where there is a Lease and there is an obligation on the landlord to insure) until (and including) the Completion Date; (ii) comply with the terms and conditions of the Insurance Policies at all material times.

     14.2 The Vendor agrees with the Purchaser that in respect of the Notified Insurance Claims:

(a) the Vendor's Claim Administrator shall continue to process and administer all such Notified Insurance Claims; and

(b)  the Purchaser shall have no recourse to any Vendor Group Insurance Policy.

For the avoidance of doubt the Purchaser shall have no recourse to the Vendor or any member of the Vendor Group in respect of amounts included within Assumed Liabilities.

     14.3 The Vendor agrees with the Purchaser that if following the Completion Date any member of the Purchaser Group or the Vendor Group is entitled to claim on any of the Insurance Policies in respect of any matter which relates to the carrying on of the IMS Business prior to the Completion Date which is a liability that the Purchaser has acquired or assumed under the Transaction Documents, then the Vendor shall, and shall procure that each member of the Vendor Group shall, permit the Purchaser to or itself make all necessary claims under the relevant policy and the Purchaser (or such member of the Purchaser Group as the Purchaser may nominate) shall be entitled to receive or retain any proceeds actually received from an insurance

                                                                         Page 25
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company under the relevant policy by the Purchaser or any member of the
Purchaser Group or the Vendor or member of the Vendor Group (less any tax thereon, any reasonable out of pocket expenses or any deductible), provided always that:

(a) the Purchaser has complied with the terms and conditions of the relevant Vendor Group Insurance Policy with respect to the relevant claim;

(b) the Purchaser has notified the claim to the Vendor's Claim Administrator and the Vendor's Claim Administrator processes the relevant claim;

(c) any payment so received under the relevant policy shall reduce to the same extent any entitlement of the Purchaser to make a Claim in respect of the loss, damage or destruction that is the subject of the relevant insurance claim;

(d) the Purchaser or any member of the Purchaser's Group shall not be entitled to any proceeds received by any member of the Vendor Group under any insurance policy to the extent that such claim relates to:

     (i) a matter other than the carrying on of the IMS Business prior to Completion;

     (ii)   any loss of profits arising in a period prior to the Effective Date;
            or

     (iii) a matter in respect of which any member of the Vendor Group has made a payment in respect of such matter to any member of the Purchaser Group pursuant to the terms of this Agreement or any Transaction Document to the extent of such payment;

(e) nothing in this clause 14 shall prevent any member of the Vendor Group or the Purchaser Group from making any claim under any insurance policy to the extent that it relates to a loss suffered or incurred by such member; and

(f) the Vendor shall not be required to pay and the Purchaser shall not be entitled to receive any such proceeds to the extent the Vendor or a member of the Vendor Group has already reimbursed the relevant Target Company or the relevant Business Vendor (in relation to the relevant Business) for the matter to which the claim relates.

     14.4 Upon Completion all insurance cover provided in relation to the IMS Business by the Vendor Group in relation to insured events arising after Completion shall cease and no liability shall arise in relation to such events.

     14.5 The Vendor shall co-operate with the Purchaser in the event that the Purchaser makes a claim on any of the Insurance Policies and shall use their reasonable endeavours to supply such information as may be in their possession to the Purchaser in relation to any such claim, and shall submit such claim on the Purchaser's behalf as soon as reasonably practicable and in accordance with the terms and conditions of the relevant insurance policy.

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     14.6   In relation to the Insurance Policies of the Target Companies, the
Vendor shall promptly reimburse the Purchaser in full for any rebate of premium (if any) which is due to any of the Target Companies which will cease to have the benefit of the indemnity under the Insurance Policies in relation to insured events occurring after the date of Completion provided (i) the same has been provided or accrued for in the Working Capital Statement and; (ii) actually received from the relevant insurance company.

15.  INFORMATION, RECORDS AND ASSISTANCE

     15.1 Subject to clause 21, for the relevant statutory period in the relevant jurisdiction, the Purchaser shall, and shall procure that all members of the Purchaser Group shall, and the Vendor shall, and shall procure that all members of the Vendor Group shall, each provide the other upon reasonable request by a party (and upon providing reasonable justification that the same is required) with full and free access (including the right to take copies at the cost of the party making the request) during Working Hours and at a time acceptable to the holder, to the books, accounts, customer lists and all other records held by any member of the Purchaser Group or the Vendor Group, respectively, after Completion to the extent that such books, accounts, customer lists and records relate exclusively to the IMS Business and relate to the period up to Completion (the RECORDS) except to the extent such access is restricted by law or the terms of any agreement or is confidential or subject to a claim for legal professional privilege.

     15.2 For the relevant statutory period in the relevant jurisdiction, neither the Vendor nor the Purchaser shall dispose of or destroy, and shall procure that their respective Affiliates shall not dispose of nor destroy, any of the Records or any copies of the Information without first giving the other at least one (1) month's notice of its intention to do so and giving the other the opportunity to copy and review any of them (at that other's expense).

     15.3 The Purchaser shall, and shall procure that each member of the Purchaser Group shall, at the Vendor's sole expense and on reasonable notice from the Vendor, give such assistance to any member of the Vendor Group as the Vendor may reasonably request in relation to any proceedings by or against any member of the Vendor Group so far as the same relates to the IMS Business. Such assistance shall include, without limitation, access to personnel and records of the IMS Business and Information after Completion and access to the Properties, except to the extent that such assistance is restricted by law.

     15.4 At the reasonable request of the Purchaser the Vendor undertakes to give all reasonable assistance to provide information to the Purchaser on the base costs of the capital assets held by the Target Companies or any Subsidiary.

16.  POST-COMPLETION UNDERTAKINGS

     16.1 The Vendor shall, and shall procure that each member of the Vendor Group shall, upon receipt, send to the Purchaser (or as it may direct) all notices, correspondence, orders or enquiries to the extent they relate to the IMS Business

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

which are received by any member of the Vendor Group during the twelve (12) months after the Completion Date.

     16.2 On or as soon as possible after Completion, the Purchaser shall, with the co-operation of the Vendor, procure that a joint notice in such form as is reasonably agreed between the parties is sent out to an agreed list of the IMS Business' suppliers, customers and clients advising them of the transfer of the IMS Business.

     16.3 Within 60 Business Days of Completion the Purchaser undertakes to notify the Vendor in writing whether the Purchaser requires the Vendor to procure that the US Relevant Vendor make an election for the US Target Company pursuant to IRCSS338(h)(10) (the VENDOR ELECTION). The Vendor shall after Completion provide the Purchaser with such information as the Purchaser shall reasonably request to assist the Purchaser in deciding whether it should require the Vendor to make the Vendor Election.

     16.4 Subject to clause 16.6, if the Purchaser requires that a Vendor Election is made the Vendor undertakes to procure that the Vendor Election is made with 10 Business Days of receiving notification from the Purchaser pursuant to clause 16.3.

     16.5 If the Purchaser notifies the Vendor that a Vendor Election is made the Purchaser undertakes to procure that the US Relevant Purchaser makes an election for the US Target Company pursuant to IRCSS338(h)(10) within 10 Business Days of issuing a notice pursuant to clause 16.3 to the Vendor.

     16.6 **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION**

     16.7 The Vendor shall indemnify the Purchaser and each member of the Purchaser Group and keep each of them indemnified against all Costs incurred by any of them in relation to all claims brought by: (i) any and all existing and former employees of the IMS Business and/or their families, estate or dependants in relation to any personal injury or disease contracted by any such individual as a result of exposure prior to Completion to Asbestos (as defined in Schedule
20) dust or Asbestos (as defined in Schedule 20) particles in the course of their employment with the IMS Business; and (ii) any individuals and/or their families, estate or dependants in relation to any personal injury or disease contracted by any such individual as a result of exposure prior to Completion to asbestos dust or asbestos particles within or from a site owned or used by the IMS Business.

     16.8 The Purchaser shall indemnify the Vendor and each member of the Vendor Group and keep each of them indemnified against all Costs incurred by any of them in relation to all remediation works required to be carried out in respect of the Properties after Completion in so far as such remediation works relate to the presence of Asbestos at the Properties.

17.  REPAYMENT OF INTRA-GROUP DEBT

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     17.1   Immediately following Completion, the Purchaser shall procure the payment to the Vendor (as agent for members of the Vendor Group to which Intra-Group Payables are owed) by each Target Company of an amount equal to the aggregate of the Estimated Intra-Group Payables (if any) of that Target Company as shown in Annex 5 to Schedule 17 and shall acknowledge on behalf of each Target Company the repayment and to that extent the discharge of the Estimated Intra-Group Receivables paid in accordance with clause 17.2.

     17.2 Immediately following Completion, the Vendor shall procure the payment to the Purchaser (as agent for Target Companies to which Intra-Group Receivables are owed) by the relevant members of the Vendor Group of an amount equal to the aggregate of the Estimated Intra-Group Receivables (if any) of each Target Company as shown in Annex 5 to Schedule 17 and shall acknowledge on behalf of each member of the Vendor Group the repayment and to that extent the discharge of the Estimated Intra-Group Payables paid in accordance with clause 17.1.

     17.3 When the Intra-Group Payables and Receivables Statement has been finally agreed or otherwise determined in accordance with Schedule 17:

(a) if any particular Intra-Group Payable is greater than the applicable Estimated Intra-Group Payable, then the Purchaser shall procure that the relevant Target Company pays an amount equal to the difference to the Vendor (as agent for the member of the Vendor Group to which such Intra-Group Payable is owed) together with an amount equal to interest on such amount at the rate applicable to the relevant Intra-Group Payable under the terms on which it was lent, for the period from but excluding the Effective Date to and including the due date for payment under clause 17.7, calculated on a daily basis; and

(b) if any particular Intra-Group Payable is less than the applicable Estimated Intra-Group Payable, then the Vendor shall procure that the relevant member of the Vendor Group pays an amount equal to the difference to the Purchaser (as agent for the Target Company which previously owed that Intra-Group Payable) together with an amount equal to interest on such amount at the Interest Rate for the period from but excluding the Effective Date to and including the due date for payment under clause 17.7, calculated on a daily basis.

     17.4 When the Intra-Group Payables and Receivables Statement has been finally agreed or otherwise determined in accordance with Schedule 17:

(a) if any particular Intra-Group Receivable is greater than the applicable Estimated Intra-Group Receivable, then the Vendor shall procure that the relevant member of the Vendor Group pays an amount equal to the difference to the Purchaser (as agent for the Target Company to which that Intra-Group Receivable is owed) together with an amount equal to interest on such amount at a rate applicable to the relevant Intra-Group Receivable under the terms on which it was lent, for the period from but excluding the Effective Date to and including the due date for payment under clause 17.7, calculated on a daily basis);

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(b)  if any particular Intra-Group Receivable is less than the applicable
     Estimated Intra-Group Receivable, then the Purchaser shall procure that the relevant Target Company pays an amount equal to the difference to the Vendor (as agent for the member of the Vendor Group to which such Intra-Group Receivable had previously been owed) together with an amount equal to interest on such amount at the Interest Rate for the period from but excluding the Effective Date to and including the due date for payment under clause 17.7, calculated on a daily basis.

     17.5 Any payment of an Estimated Intra-Group Payable or Estimated Intra-Group Receivable shall be deemed to be a payment first, to the extent possible, of all interest accrued on the relevant Intra-Group Payable or Intra-Group Receivable respectively and thereafter of the relevant principal amount.

     17.6 For the avoidance of doubt, if no estimate of any particular Intra-Group Payable or Intra-Group Receivable is included in Annex 5 to Schedule 17, then the Estimated Intra-Group Payable or Estimated Intra-Group Receivable for that Intra-Group Payable or Intra-Group Receivable respectively shall be deemed to be zero and the whole amount of the relevant Intra-Group Payable or Intra-Group Receivable shall therefore be payable pursuant to clause 17.3 or 17.4, as applicable.

     17.7 Any payments to be made pursuant to clauses 17.3 and 17.4 shall be made within three Business Days of the date on which the Intra-Group Payables and Receivables Statement is agreed or otherwise determined in accordance with the provisions of Schedule 17. Such payment shall be made in accordance with the provisions of clause 3.8 or 3.9 as the case may be.

     17.8 The Purchaser shall procure that any Inter-Company Trading Amount owed to any member of the Vendor Group is paid to the relevant member of the Vendor Group within 30 days of the Completion Date. Such payments shall be made in accordance with clause 3.8.

     17.9 The Vendor shall procure that any Inter-Company Trading Amount which is owed by any member of the Vendor Group is paid to the relevant Target Company (or, as the case may be, the Designated Purchaser of the relevant Business) within 30 days of the Completion Date. Such payments shall be made in accordance with clause 3.9.

18.  PROTECTIVE COVENANT

     18.1 The Vendor agrees with the Purchaser (for itself and as agent for each of its Affiliates) that it shall not, and that it shall procure that no other member of the Vendor Group shall, during a period of **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** after the Completion Date, in competition with any trade or business carried on by any Target Company or any Business Vendor **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** prior to the Completion Date, carry on a trade or business in the Protected Territory incorporating, in whole or in part, the provision of Information Management Services.

     18.2   For the purpose of this clause 18:

(a) INFORMATION MANAGEMENT SERVICES means the services provided by the IMS Business in the **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** immediately prior to Completion and services relating to the confidential destruction of information;

(b) **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION**

     18.3 Nothing in this clause 18 shall prevent any member of the Vendor Group after Completion from:

(a) owning for investment purposes securities in any company whose securities are listed on a stock exchange, national market or inter-dealer quotation system and not exceeding **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** in nominal value of the securities of that class in such company;

(b) acquiring (and subsequently carrying on the business or trade of) a company, group of companies or business, part of which is carrying on a business or trade comprising Information Management Services, provided the turnover attributed to such part (measured in its last accounting year) represents not more than **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** of the turnover (measured in its last accounting year) of such company, group of companies or business;

(c)  carrying on any trade or business carried on by:

     (i) any member of the Vendor Group other than a Sale Company or either Business Vendor as at the date hereof; or

     (ii) either Business Vendor **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** as at the date hereof other than the provision of Information Management Services;

(d) continuing the provision of mailroom and archiving services and facilities provided by the management services business within the Mail and Express

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     division of the UK Business Vendor to AON (or its successors or assignees)
     and Royal & Sun Alliance (or its successors or assignees), provided such services are continued in substantially the same scope and scale as at the date hereof;

(e) providing services (including Information Management Services) to any member of the Vendor Group; or

(f) performing its obligations under this Agreement and/or any Transaction Document and/or under any other agreement that it may enter into with a member of the Purchaser Group.

     18.4 **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION**

     18.5 The Vendor agrees with the Purchaser (for itself and as agent for each of its Affiliates) that it shall not, and that it shall procure that no other member of the Vendor Group shall, within a period of **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** after the Completion Date, solicit or endeavour to entice away from any Target Company or any member of the Purchaser Group, offer employment to or employ, or offer or conclude any contract for services with, any person who was employed by any Target Company or, in relation to the IMS Business, by any member of the Vendor Group in an executive or a senior managerial capacity on the Completion Date, provided that this clause 18.5 shall not prevent any member of the Vendor Group from employing any person who:

(a) responds to a public advertisement for the relevant vacancy placed by or on behalf of the relevant member of the Vendor Group, without there having been any previous contact between such member of the Vendor Group (or any person acting on behalf of any such member) and such person in circumstances where such contact was specifically made with a view to allowing the relevant member of the Vendor Group to take advantage of the provisions of this clause; or

(b) is made redundant by, resigns their employment with or whose employment is terminated at any time by any member of the Purchaser Group or who does not accept an offer of employment by a Designated Purchaser in accordance with clause 10.

     18.6 In this clause 18.6 RELEVANT CUSTOMER means any person who at any time during the period of **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** immediately preceding Completion was (a) negotiating with either Business Vendor or any Target Company for the supply by either Business Vendor or any Target Company of Information Management Services; (b) a client or customer of any Business Vendor (in relation to the Business) or any Target Company; or (c) in the habit of dealing with either Business Vendor (in relation to the relevant Business) or any Target Company.

The Vendor agrees with the Purchaser (for itself and as agent for each of its Affiliates) that it shall not, and that it shall procure that no other member of the Vendor Group shall, within a period of **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** after the Completion Date (whether alone or in conjunction with, or on behalf of another person and whether directly or indirectly), (a) canvass, solicit or approach, or cause to be canvassed, solicited or approached, any Relevant Customer for the sale or supply of Information Management Services; or (b) deal or contract with any Relevant Customer in relation to the sale or supply of Information Management Services.

     18.7 The Vendor acknowledges and agrees that each of clauses 18.1 to 18.6 (inclusive) constitutes an entirely separate and independent restriction and that the duration, extent and application of each of the respective restrictions are no greater than is reasonable and necessary for the protection of the interests of the Purchaser and its Affiliates but that, if any such restriction shall be adjudged by any court or authority of competent jurisdiction to be void or unenforceable but would be valid if part of the wording thereof were to be deleted and/or the period thereof were to be reduced and/or the area dealt with thereby were to be reduced, the said restriction shall apply within the jurisdiction of that court or competent authority with such modifications as may be necessary to make it valid and effective.

19.  PROCESS FOR CLAIMS UNDER THIS AGREEMENT

     19.1 If the Purchaser, a Designated Purchaser or an Affiliate of the Purchaser wishes to make a claim under this Agreement against the Vendor, a Designated Vendor or an Affiliate of the Vendor, each of the parties agrees (for itself and as agent for each of its Designated Purchasers or Designated Vendors respectively, and each of its Affiliates) that any such claim shall only be made by the Purchaser (for itself and/or as agent for a Designated Purchaser or an Affiliate) against the Vendor (for itself and/or as agent for one or more Designated Vendors or Affiliates) in accordance with the dispute resolution provisions in this Agreement. The Vendor agrees not to raise any defence or objection to any such claim on the basis that it is made in the name of the Purchaser acting as agent and/or made against the Vendor acting as agent pursuant to the provisions of this clause respectively and shall be taken to have waived the right to raise and be estopped from raising any such defence or objection.

     19.2 If the Vendor, a Designated Vendor or an Affiliate of the Vendor wishes to make a claim under this Agreement against the Purchaser, a Designated Purchaser or an Affiliate of the Purchaser, each of the parties agrees (for itself and as agent for each of its Designated Purchasers or Designated Vendors respectively, and each of its Affiliates) that any such claim shall only be made by the Vendor (for itself and/or as agent for a Designated Vendor or an Affiliate) against the Purchaser (for itself and/or as agent for one or more Designated Purchasers or Affiliates) in

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accordance with the dispute resolution provisions in this Agreement. The
Purchaser agrees not to raise any defence or objection to any such claim on the basis that it is made in the name of the Vendor acting as agent and/or against the Purchaser acting as agent pursuant to the provisions of this clause respectively and shall be taken to have waived the right to raise and be estopped from raising any such defence or objection.

     19.3 Where a claim cannot, as a matter of law, be made by the Purchaser in its own name as agent for one or more Designated Purchaser(s) or Affiliate(s) pursuant to clause 19.1, any such claim shall be assigned by the relevant Designated Purchaser(s) or Affiliate(s) to the Purchaser.

     19.4 Where a claim cannot, as a matter of law, be made by the Vendor in its own name as agent for one or more Designated Vendor(s) or Affiliate(s) pursuant to clause 19.2, any such claim shall be assigned by the relevant Designated Vendor(s) or Affiliate(s) to the Vendor.

     19.5 The Purchaser undertakes to the Vendor (for itself and on behalf of each of the Vendor's Affiliates) to indemnify the Vendor, the Designated Vendors and the Vendor's Affiliates for any Costs suffered or incurred by any of them in circumstances where a Designated Purchaser or an Affiliate of the Purchaser makes any claim other than in accordance with the terms of this Agreement. The Purchaser further undertakes to procure that any such claim made by a Designated Purchaser or an Affiliate of the Purchaser is discontinued and withdrawn with immediate effect.

     19.6 The Vendor undertakes to the Purchaser (for itself and on behalf of each of the Designated Purchasers and the Purchaser's Affiliates) to indemnify the Purchaser, the Designated Purchasers and the Purchaser's Affiliates for any Costs suffered or incurred by any of them in circumstances where a Designated Vendor or an Affiliate of the Vendor makes any claim other than in accordance with the terms of this Agreement. The Vendor further undertakes to procure that any such claim made by a Designated Vendor or an Affiliate of the Vendor is discontinued and withdrawn with immediate effect.

     19.7 The Purchaser agrees that where a claim is made by the Vendor against the Purchaser as agent for one or more of its Designated Purchaser(s) or Affiliate(s) and such claim results in a payment being required to be made to the Vendor (for itself and/or as agent for one or more of the Designated Vendors or Affiliates), such payment shall be made by the Purchaser as agent for the relevant Designated Purchaser(s) or Affiliate(s).

     19.8 The Vendor agrees that where a claim is made by the Purchaser against the Vendor as agent for one or more of its Designated Vendor(s) or Affiliate(s) and such claim results in a payment being required to be made to the Purchaser (for itself and/or as agent for one or more of its Designated Purchasers or Affiliates), such payment shall be made by the Vendor as agent for the relevant Designated Vendor(s) or Affiliate(s).

20.  ANNOUNCEMENTS

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     20.1   For a period of **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED
PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** following the Completion Date, neither the Purchaser nor the Vendor shall make or issue any public announcement or circular or disclosure in connection with the existence or the subject matter of this Agreement or any of the other Transaction Documents, and each of the Purchaser and the Vendor shall procure that none of its Affiliates shall make or issue any such public announcement or circular or disclosure, in each case, without the prior written approval of the other (such approval not to be unreasonably withheld or delayed) provided that the restriction in this clause 20.1 shall not apply to: (i) the Signing Announcement and any announcements required in connection with the Vendor's results for the year ended 30 June 2003 (including the Vendor's annual report and accounts and notice of annual general meeting); or (ii) any announcement or circular or disclosure required by the terms of this Agreement or any Transaction Document or required by law or by any stock exchange or governmental or other regulatory or supervisory body or authority of competent jurisdiction to whose rules the party making the announcement or disclosure is subject, whether or not having the force of law.

     20.2 Where any public announcement or disclosure is made in reliance on an exception in clause 20.1, the party making the public announcement or disclosure will use its reasonable endeavours to consult with the other party in advance as to the form, content and timing of any such public announcement or disclosure.

     20.3 Any party may at any time after the Completion Date make an announcement in connection with the existence or the subject matter of this Agreement or any of the other Transaction Documents to its employees or to the employees of any of its Affiliates so long as the Vendor and the Purchaser consent to such announcement (such consent not to be unreasonably withheld or delayed).

21.  CONFIDENTIALITY

     21.1 Subject to clause 21.2, for the purposes of this clause 21 CONFIDENTIAL INFORMATION means all confidential information (including without limitation trade secrets, secret or confidential operations or processes, information relating to future projects, business development or planning, commercial relationships, sales targets and statistics, market share statistics, surveys and reports and pricing information relating to sales and purchases, and negotiations and secret dealings):

(a) in relation to the Vendor, held by any member of the Purchaser Group (or any of its Representatives) or received by any member of the Purchaser Group (or any of its Representatives) from any member of the Vendor Group, relating to any member of the Vendor Group or, prior to Completion, any Target Company;

(b) in relation to the Purchaser, held by any member of the Vendor Group (or any of its Representatives) or received by any member of the Vendor Group (or any of its Representatives) from any member of the Purchaser Group, relating to any member of the Purchaser Group or, following Completion, the Target Companies; and

                                                                         Page 35
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(c)  the provisions and subject matter of, and negotiations relating to, this
     Agreement and the other Transaction Documents,

including not only written information but information transferred orally, visually, electronically or by any other means.

     21.2 For the avoidance of doubt, the term Confidential Information shall not include:

(a) information that is in the public domain as at the date of this Agreement other than as a result of a wilful or negligent act or omission by any party to this Agreement or any of its Representatives or a breach of any provision of this Agreement;

(b) information that subsequently comes into the public domain, otherwise than as a result of a wilful or negligent act or omission by any party to this Agreement or any of its Representatives or a breach of this Agreement, but only after it has come into the public domain;

(c) information which the receiving party obtains or its Representatives obtain from a third party not under any confidentiality obligation to the disclosing party in respect of such information;

(d) information which the receiving party or its Representatives at the time of disclosure already has in its possession and which is not subject to any obligation of secrecy on their part to the other party; or

(e) information that is independently developed by employees of the receiving party or its Representatives.

For the purposes of this clause 21, REPRESENTATIVES means Affiliates, directors, officers, employees, agents or representatives of the relevant party or their respective Affiliates, and their respective solicitors, accountants, consultants and financial advisers.

     21.3 Each of the Vendor and the Purchaser undertakes to maintain Confidential Information received or held by it or its Representatives relating to the other in confidence and not disclose that Confidential Information to any person other than its Representatives except with the prior written approval of the other.

     21.4 Each of the Vendor and the Purchaser undertakes only to disclose such Confidential Information relating to the other to Representatives whom it has informed of the confidential nature of the Confidential Information and who undertake to keep it confidential.

     21.5 Notwithstanding the provisions of this clause 21, the Vendor or the Purchaser may disclose or permit the disclosure of Confidential Information in the following circumstances:

(a) if either the Vendor or the Purchaser, or any person or Representative to whom it has transmitted Confidential Information, becomes legally required (including, for the avoidance of doubt, by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation, demand or similar process, or otherwise) to disclose any of the Confidential Information received, provided that the disclosing party shall provide the other with prompt written notice of the relevant legal requirement so that the other may seek a protective order or other appropriate remedy but shall not be obliged to delay disclosure if to do so would be in breach of any conditions for such disclosure imposed by the authority compelling disclosure and in any event should the other party not be successful in seeking or obtaining a protective order or other appropriate remedy, the other party shall waive compliance with the provisions of this Agreement for such particular case to enable the disclosing party or its Representative to comply with any such legal requirement; or

(b) disclosure to a tax authority in connection with the tax affairs of the disclosing party, provided that where practicable the disclosing party shall first inform the other of its intention to disclose such information, and take into account the reasonable comments of the other; or

(c) to the extent any disclosure is required by any regulatory body or the rules and regulations of any recognised stock exchange, national market or inter-dealer quotation system, provided that the disclosing party shall (to the extent reasonably practicable) first inform the other of its intention to disclose such information, and take into account the reasonable comments of the other, or

(d) in connection with any litigation relating to the enforcement of this Agreement,

provided, in (a), (b), (c) above, that the Vendor or the Purchaser shall disclose only the minimum amount of information required to satisfy such obligations.

     21.6 Each of the Vendor and the Purchaser shall only use (or permit the use by its Representatives of) the Confidential Information received by it or its Representatives for the purposes of, or in connection with, the Proposed Transactions.

     21.7 Notwithstanding any provision to the contrary, the provisions of clauses 21.1 to 21.6 shall survive termination and/or Completion of this Agreement.

22.  FURTHER ASSURANCE

     22.1 Each of the parties agrees following the Completion Date to execute, or procure the execution of, such further documents or do, or procure the doing of, all acts in each case in the relevant jurisdictions as may be required by law or as may be necessary to implement and give effect to the sale and purchase of the Shares, the Businesses and Business Assets described in this Agreement.

23.  COSTS

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     23.1   Subject to clause 23.2, each of the parties shall pay its own Costs incurred in connection with the negotiation, preparation and completion of this Agreement and the other Transaction Documents.

     23.2 **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION**

24.  NOTICES

     24.1 Any notice or other communication to be given by any party to any other party under, or in connection with, this Agreement shall be in writing and signed by or on behalf of the party giving it. It shall be served by sending it by fax to the number set out in clause 24.2, or delivering it by hand, or sending it by pre-paid recorded delivery, special delivery or registered post, to the address set out in clause 24.2 and in each case marked for the attention of the relevant party set out in clause 24.2 (or as otherwise notified from time to time in accordance with the provisions of this clause 24). Any notice so served by hand, fax or post shall be deemed to have been duly given:

(a)  in the case of delivery by hand, when delivered;

(b)  in the case of fax, at the time of transmission; and

(c) in the case of prepaid recorded delivery, special delivery or registered post, at 10 am on the second Business Day following the date of posting,

provided that in each case where delivery by hand or by fax occurs after 6 pm on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9 am on the next following Business Day.

References to time in this clause are to local time in the country of the addressee.

     24.2 The addresses and fax numbers of the parties for the purpose of clause 24.1 are as follows:

THE VENDOR (OR ANY DESIGNATED VENDOR)

Address:    Hays House
            Millmead
            Guildford
            Surrey GU2 4HJ
Fax:        + 44 (0) 1483 302203

For the attention of:  The Company Secretary

THE PURCHASER (OR ANY DESIGNATED PURCHASER)

Address:    114/118 Southwark Bridge Road
            London SE1 0EF

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Fax: + 44 (0) 207 928 0719

For the attention of: Kenneth F. Radtke

Address:    14 Pepys Road
            Raynes Park
            London
            SW20 8NH
Fax: + 44 (0) 208 944 1388

For the attention of: Clive Drysdale

Address:    745 Atlantic Avenue
            Boston, MA 02111
            USA

Fax: +1 617 350 7881

For the attention of: Donald P. Richards and Garry Watzke

Address:    115 Colmore Row
            Birmingham
            B3 3AL

Fax: + 44 (0) 121 232 1900

For the attention of: Martin Letza

     24.3 A party may notify any other party to this Agreement of a change to its name, relevant addressee, address or fax number for the purposes of this clause 24, provided that such notice shall only be effective on:

(a) the date specified in the notice as the date on which the change is to take place; or

(b) if no date is specified or the date specified is less than five (5) Business Days after the date on which notice is given, the date following five (5) Business Days after notice of any change has been given.

     24.4 In proving such service it shall be sufficient to prove that the envelope containing such notice was properly addressed and delivered either to the address shown thereon or into the custody of the postal authorities as a pre-paid recorded delivery, special delivery or registered post letter, or that the facsimile transmission was made after obtaining in person or by telephone appropriate evidence of the capacity of the addressee to receive the same, as the case may be.

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     24.5   All notices under or in connection with this Agreement shall be in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

     24.6 The parties agree that the provisions of this clause 24 shall not apply to the service of any writ, summons, order, judgment or other document relating to or in connection with any proceedings.

25.  ASSIGNMENT

     25.1 It is acknowledged and agreed by the Vendor that the Purchaser may at any time following Completion effect an intra-group reorganisation of the Purchaser Group whereby any Designated Purchaser may sell or transfer all or any of the Shares or any Business or the Business Assets to any other member or members of the Purchaser Group. Accordingly, subject to clause 25.2, the Vendor (for and on behalf of the Designated Vendors) agrees that the benefit of this Agreement may be assigned (in whole or in part) by any Designated Purchaser without the consent of the Vendor or any Designated Vendor to, and (subject to clause 19) may be enforced by, any member of the Purchaser Group which is the legal and beneficial owner from time to time of any or all of the Shares or either Business or the Business Assets as if it were a Designated Purchaser under this Agreement. Where any such assignee subsequently ceases to be a member of the Purchaser Group the Purchaser shall procure that before it so ceases it shall assign that benefit to the Purchaser or to another continuing member of the Purchaser Group.

     25.2 If the benefit of the whole or any part of this Agreement is assigned by a Designated Purchaser to any member of the Purchaser Group in accordance with clause 25.1 that member of the Purchaser Group may at any time assign the same to any other member of the Purchaser Group.

     25.3 The parties acknowledge and agree that if any Designated Purchaser assigns the benefit of this Agreement in whole or in part to any other person in accordance with this clause 25 the liabilities of all members of the Vendor Group under this Agreement to any member of the Purchaser Group shall be no greater than such liabilities would have been had the assignment not occurred.

     25.4 Immediately after any assignment in accordance with this clause 25, the Purchaser shall give written notice of the assignment to the Vendor containing details of the assignment including the identity of the assignor and assignee.

     25.5 **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION**

     25.6 For the avoidance of doubt, if this Agreement is assigned pursuant to this clause 25 any indemnities which are expressed to be given by Iron Mountain Europe Limited shall, notwithstanding such assignment, be given by Iron Mountain Europe Limited.

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26.  CONFLICT WITH OTHER AGREEMENTS

     26.1 Subject to Part A of Schedule 18 (and as expressly provided elsewhere in this Agreement), in the event of any conflict between this Agreement and any other agreement relating to the Proposed Transactions, this Agreement shall prevail (as between the parties to this Agreement and as between any other members of the Vendor Group and the Purchaser Group) save where such other agreement expressly states that it (or any part of it) is overriding this Agreement in any respect and the parties to this Agreement are either also parties to that other agreement or otherwise expressly and in writing agree that such other agreement shall override this Agreement in that respect.

27.  ENTIRE AGREEMENT

     27.1 This Agreement and the other Transaction Documents together constitute the entire agreement and understanding between the parties in connection with the sale and purchase of the Shares and the Businesses. This Agreement supersedes the confidentiality agreement dated April 2003 which shall cease to have any further force or effect, save insofar as a third party may have rights or obligations under any of them and neither party has entered into this Agreement in reliance upon any representation, warranty or undertaking which is not set out or referred to in this Agreement. Without prejudice to the foregoing, it is agreed that:

(a) no party has entered into this Agreement in reliance upon any representation, warranty or undertaking of any other party or any of its Connected Persons (including the Information Memorandum) which is not expressly set out or referred to in this Agreement;

(b) a party may claim in contract for breach of Warranty or Purchaser Warranty under this Agreement but to the maximum extent permitted under applicable laws shall have no claim or remedy in respect of misrepresentation (whether negligent or otherwise, and whether made prior to, and/or in, this Agreement) or untrue statement made by any other party or any of its Connected Persons;

(c) this clause shall not exclude any liability for, or remedy in respect of, fraudulent misrepresentation by or on behalf of a party; and

(d) save as expressly set out in this Agreement or in any other agreement or document entered into between (i) the relevant party/Connected Person and
     (ii) another party/Connected Person, no party or Connected Person shall owe any duty of care to any other party or Connected Person.

Each party contracts in this clause 27 on its own behalf and as agent for each of its Connected Persons. Each Connected Person which contracts through the agency of a party may enforce this clause 27 direct against each other party and Connected Person. CONNECTED PERSON means, in each case, to the extent that they are involved on behalf of a party, (a) a party's officers, employees, group undertakings, agents and advisers, (b) officers, employees, agents and advisers of a party's group undertakings; and (c) officers, employees and partners of any such agent or adviser or of any group undertaking of such an agent or adviser.

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28.  WAIVERS, RIGHTS AND REMEDIES

     28.1 Subject to the provisions of this Agreement, no failure or delay by any party in exercising any other right or remedy provided by law or under or pursuant to this Agreement or any of the Transaction Documents shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any further exercise of it or the exercise of any other remedy.

     28.2 Any provision of this Agreement that is capable of being performed after but which has not been performed at or before Completion and all Warranties and Purchaser Warranties shall remain in full force and effect notwithstanding Completion.

29.  GENERAL

     29.1 This Agreement may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which shall be an original and which shall together (but not otherwise) constitute one and the same instrument.

     29.2 No amendment, variation or waiver of this Agreement (or of any of the other Transaction Documents) shall be valid unless it is in writing and duly executed by or on behalf of all of the parties to it. The expression 'variation' shall include any variation, supplement, deletion or replacement howsoever effected.

     29.3 Each of the provisions of this Agreement and the other Transaction Documents is severable. If any such provision is held to be or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction:

(a) it shall be given no effect and shall be deemed not to be included in this Agreement or the relevant Transaction Document, it shall not affect or impair the legality, validity or enforceability in that jurisdiction of the other provisions of this Agreement or that other Transaction Document, or of that or any provisions of this Agreement or that other Transaction Document in any other jurisdiction; and

(b) the parties shall use all reasonable endeavours to replace it with a valid and enforceable substitute provision or provisions but differing from the replaced provision as little as possible and the effect of which is as close to the intended effect of the illegal, invalid or unenforceable provision.

     29.4 A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

     29.5 Subject to the liability of any party to another party under this Agreement not thereby being increased, a party may release or compromise the liability of any other party under this Agreement, in whole or in part, without affecting the position of any other party.

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     29.6   The language of this Agreement and the other Transactions Documents is English and all notices, demands, requests, statements, certificates or other documents or communications shall be in English unless otherwise agreed.

30.  GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS

     30.1 This Agreement and the relationship between the parties shall be governed by, and interpreted in accordance with, English law except to the extent that this Agreement or the relationship relates to the Scottish Properties, in which respect it shall be governed by, and interpreted in accordance with, Scottish Law.

     30.2 Each of the parties agrees that the courts of England (except to the extent this Agreement relates to the Scottish Properties in which respect the Scottish Courts shall have exclusive jurisdiction) are to have exclusive jurisdiction to settle any disputes (including claims for set-off and counterclaims) which may arise in connection with the creation, validity, effect, interpretation or performance of, or the legal relationships established by, this Agreement or otherwise arising in connection with this Agreement, and for such purposes irrevocably submit to the jurisdiction of the English courts.

     30.3 Each party irrevocably waives any objections to the jurisdiction of any court referred to in this clause.

     30.4 Each of the parties to this Agreement irrevocably agrees that a judgment or order of any court referred to in this clause in connection with this Agreement is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

     30.5 The Purchaser and each Designated Purchaser shall at all times maintain an agent for service of process and any other documents in proceedings in England or any other proceedings in connection with this Agreement. Such agent shall be Kenneth F. Radtke currently of Iron Mountain Europe, 114/118 Southwark Bridge Road, London SE1 0EF (or such other person as the Purchaser shall nominate from time to time provided written notice of such nomination is given to the Vendor at least 48 hours before service of any process or documents) and any writ, judgment or other notice of legal process shall be sufficiently served on the Purchaser or any Designated Purchaser if delivered to such agent at its address for the time being. The Purchaser and each Designated Purchaser irrevocably undertakes not to revoke the authority of the above agent and if, for any reason, the Vendor requests the Purchaser or any Designated Purchaser to do so it shall promptly appoint another such agent with an address in England and advise the Vendor. If, following such a request, the Purchaser or any Designated Purchaser fails to appoint another agent, the Vendor shall be entitled to appoint one on behalf of the Purchaser or any Designated Purchaser at the expense of the Purchaser.

AS WITNESS this Agreement has been signed on behalf of the parties the day and year first before written.

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                                   SCHEDULE 1
                                 INTERPRETATION

     1.1 In this Agreement, the following words and expressions shall have the following meanings:

ACCOUNTING PRINCIPLES has the meaning given in Schedule 17;

AFFILIATE means in relation to any party, any subsidiary undertaking or parent undertaking of that party and any subsidiary undertaking of that parent undertaking, in each case from time to time;

AGENCY AGREEMENTS means the agreements in the Agreed Form entered into between the Vendor and a Designated Vendor or between the Purchaser and a Designated Purchaser, prior to execution of this Agreement, appointing the Vendor or the Purchaser as the Designated Vendor's or Designated Purchaser's agent respectively on the terms set out therein, and AGENCY AGREEMENT means any one of them;

AGREED FORM means, in relation to a document, the form of that document which has been initialled on or about the date of this Agreement for the purpose of identification by or on behalf of the parties to that document (in each case with such amendments as may be agreed by or on behalf of those parties);

AGREED FORM DOCUMENTS means the documents in Agreed Form listed in Schedule 7;

APPROVAL means formal approval or qualification by and/or due registration with the appropriate taxation, social security, supervisory, fiscal and other applicable regulatory authorities in the relevant state or jurisdiction, in order to obtain tax exemption (or partial tax exemption) on contributions, benefits and/or investments, and Approved shall be construed accordingly;

ASSUMED LIABILITIES means:

(a) all Liabilities which are either (i) fairly disclosed in the Special Purpose Accounts to the extent so disclosed; or (ii) provided or accrued for or otherwise taken into account in the preparation of the Effective Date Statements, in each case to the extent that they relate to the carrying on of the relevant Business by the relevant Business Vendor and/or to the extent that they relate to the Business Assets, and to the extent that such Liabilities have not been fully satisfied or otherwise fully discharged at Completion;

(b) all Liabilities arising under the Business Contracts and any Split Contracts to the Relevant Extent;

(c) any and all obligations to Business Employees who become employed by the Purchaser or a Designated Purchaser under clause 10 (Employees) in respect of Retirement Benefits arising under any applicable Vendor Retirement Benefit Plans or any mandatory social security or other plans operated under public law, statute or regulation in the relevant jurisdiction or any industry wide plans after Completion but only to the extent such benefits relate to any

                                                                         Page 44
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     such Business Employees employment with the Purchaser Group after
     Completion;

(d) the liabilities relating to the Business Properties assumed by the transferee pursuant to the transfers of the Business Properties as referred to in Schedule 13 ;

(e) all Liabilities relating to any matter, event or circumstance that is the subject of a Notified Insurance Claim provided that the aggregate Liability of the Purchaser for all such Notified Insurance Claims shall not exceed **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION**

and any other specific liabilities set out in Part A of Schedule 10 or as may be agreed between the Vendor and the Purchaser but, in each case, excluding the Excluded Liabilities;

ASSURANCES means all guarantees, indemnities, counter-indemnities and letters of comfort of any nature whatsoever:

(a) given to a third party by a Target Company in respect of a liability of a member of the Vendor Group; and/or (as the context may require);

(b) given to a third party by a member of the Vendor Group in respect of a liability of a Target Company or the Business;

BELGIUM ASSET TRANSFER AGREEMENT means the agreement to be entered into between the Belgium Business Vendor and the Belgium Business Purchaser at Completion for the transfer of the Belgium Business substantially in the Agreed Form together with such amendments that the parties reasonably agree;

BELGIUM BUSINESS means the Business carried on by the Belgium Business Vendor;

BELGIUM BUSINESS EMPLOYEES means the employees of the Belgium Business Vendor whose names are set out in Schedule 14;

BELGIUM BUSINESS VENDOR means Hays Information Management NV/SA;

BPO BUSINESS means the business process outsourcing business carried on by members of the Vendor Group (including the Business Vendor), including the supply of customer interactive services, IT enablement services and transaction processing services;

BUSINESS means, in relation to each Business Vendor, the business carried on by that Business Vendor as at Completion which forms part of the IMS Business and BUSINESSES shall be construed accordingly;

BUSINESS ASSETS means, in relation to each Business, all the property, undertaking, rights (including without limitation benefits under Business Contracts) and assets of

                                                                         Page 45
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the relevant Business Vendor relating to that Business in so far as they relate exclusively or predominantly to and are required for carrying on that Business as carried on by the relevant Business Vendor at Completion all as substantially described in Part E of Schedule 2 but excluding the Excluded Assets and any assets used in providing services under the Transitional Services Agreement;

BUSINESS CLAIMS means the benefit of all rights and claims arising from, or coming into existence as a result of, the carrying on of any Business by a Business Vendor (to the extent that such rights or claims relate exclusively to a Business) whether arising on, prior to or after the Effective Date, **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** other than rights and claims relating to taxation or to the Excluded Contracts, the Excluded Assets or the Excluded Liabilities;

BUSINESS CONTRACTS means, in relation to each Business Vendor, and any other member of the Vendor Group, all the contracts, engagements, licences, guarantees and other commitments relating to the relevant Business insofar as they also relate exclusively to the IMS Business which have been entered into or undertaken by or on behalf of the relevant Business Vendor or member of the Vendor Group in the course of the relevant Business prior to the date hereof or the benefit of which is held on trust or has been assigned to that Business Vendor, including (subject to the provisions of Schedule 13) Construction Contracts but excluding agreements, leases or other documents relating to ownership or occupation of Business Properties, the Split Contracts, any contract of employment and the Excluded Contracts;

BUSINESS DAY means a day (other than a Saturday or Sunday) on which banks generally are open in London for the transaction of normal banking business;

BUSINESS EMPLOYEES means the individuals employed by each Business Vendor, and any individuals employed by any other member of the Vendor Group, who (in either case) are engaged wholly or substantially in the IMS Business immediately prior to Completion and whose names are set out in Schedule 14 and the Belgium Business Employees;

BUSINESS GOODWILL means the goodwill relating to each Business, together with the exclusive right for the relevant Business Purchaser to represent itself as carrying on such Business in succession to the relevant Business Vendor;

BUSINESS IPR means, in relation to each Business, the unregistered Intellectual Property Rights owned by the relevant Business Vendor and used exclusively or predominantly in connection with that Business, excluding any Retained IPR;

BUSINESS LOOSE PLANT AND EQUIPMENT means, in relation to each Business, all the loose equipment, computer hardware, furniture and vehicles of that Business Vendor (not being business fixtures and fittings) used exclusively or predominantly by or for the purposes of that Business;

BUSINESS PROPERTIES means the freehold and leasehold properties of each Business Vendor short particulars of which are set out in Part A2 of Schedule 13;

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BUSINESS PURCHASER means each Designated Purchaser whose name is set in Column 5 of Part E of Schedule 2 or the member of the Purchaser Group specified in the relevant Supplemental Agency Agreement;

BUSINESS VENDORS means the Belgium Business Vendor and the UK Business Vendor and BUSINESS VENDOR means either of them;

CAPEX PROJECTS has the meaning given in Schedule 17;

CAPEX SPEND has the meaning given in Schedule 17;

CASH has the meaning given in Schedule 17;

CERTIFICATES OF TITLE means the certificates of title dated on or about the date hereof prepared by one of the Property Law Firms and addressed to the Purchaser in respect of the Certificated Properties and CERTIFICATE OF TITLE shall be construed accordingly;

CERTIFICATED PROPERTIES means those of the Business Properties identified as Certificated Properties in the relevant paragraphs of Part A of Schedule 13;

CLAIM means any claim for breach of any Warranty or pursuant to any indemnity in this Agreement or any claim under the Tax Covenant;

CONSTRUCTION CONTRACTS means building contracts, contracts of engagement, appointments, warranty agreements and similar agreements the benefit of which is vested in the Vendor relating to the design construction, development, refurbishment and fitting out of the Business Properties;

COMPLETION DATE means the date of Completion as referred to in clause 5.1 of this Agreement;

COMPLETION DOCUMENTS means the documents set out in Schedule 6;

COMPLETION means completion of the sale and purchase of the Shares, the Business and the Business Assets in accordance with the provisions of this Agreement;

CONFIDENTIAL INFORMATION has the meaning given in clause 21.1;

CONNECTED PERSON has the meaning given in clause 27;

CONSENTS has the meaning given in clause 7.2;

COSTS means obligations, Liabilities, losses, damages, fines, orders, costs (including reasonable legal and other professional costs) and expenses (including taxation), actions, proceedings, claims and demands, in each case of any nature whatsoever;

CUSTOMER IT SYSTEMS means any information and communications technologies (including hardware, proprietary and third party software, networks, peripherals and associated documentation) owned by, or leased or licensed to, a customer of the IMS Business and used by a Target Company to provide services to that customer;

DATA ROOM means the master data room relating to the IMS Business comprising the correspondence, contracts, agreements, licences, documents and other information made available to the Purchaser, the Designated Purchasers and their advisers in connection with the Proposed Transactions as listed in the DATA ROOM INDEX, such Data Room Index being in the Agreed Form;

DEBT FUNDING AGREEMENT means the agreement in Agreed Form between the Vendor and the Purchaser for the making of a loan by the Business Purchaser to the Business Vendor and the collection of certain debts by the Business Purchaser as agent for the Business Vendor

DEFAULT INTEREST RATE means interest at LIBOR plus **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** per cent.;

DESIGNATED PURCHASERS means the Share Purchasers and the Business Purchasers and DESIGNATED PURCHASER means any one of them;

DESIGNATED VENDORS means the Share Vendors and the Business Vendors and DESIGNATED VENDOR means any one of them;

DISCLOSURE LETTER means the letter from the Vendor to the Purchaser executed and delivered immediately before the signing of this Agreement;

DUE DATE has the meaning given in clause 3.10;

DUE SUM has the meaning given in clause 3.10;

DX MAIL BUSINESS means the premium mail and specialist courier services business carried on by members of the Vendor Group (including the relevant Business Vendor);

EFFECTIVE DATE means 11:59p.m. on 28 June 2003;

EFFECTIVE DATE STATEMENTS has the meaning given in Schedule 17;

EMPLOYEES means the Target Company Employees and the Business Employees;

EMPLOYMENT REGULATIONS means the Transfer of Undertakings (Protection of Employment) Regulations 1981 and, in relation to the Belgium Business Employees, the Collective Bargaining Agreement No. 32 bis;

ENCUMBRANCE means any interest or equity of any person (including beneficial ownership, usufruct and similar entitlements, any right to acquire, option or right of pre-emption or conversion, provisional or executional attachment) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement, or any agreement to create any of the above;

ENVIRONMENT means all or any of the following media, namely air (including the air within buildings or other natural or man-made structures), water (including surface or groundwater) and land and any living organisms or systems supported by those media;

ENVIRONMENTAL CONSENTS means any permit, licence, authorisation, approval or consent required under Environmental Laws for the carrying on of the IMS Business or the use and/or occupation of the Properties; ESTIMATED CAPEX SPEND has the meaning given in Schedule 17;

ESTIMATED CASH has the meaning given in Schedule 17;

ESTIMATED EXTERNAL NET DEBT has the meaning given in Schedule 17;

ESTIMATED INTRA-GROUP PAYABLE has the meaning given in Schedule 17;

ESTIMATED INTRA-GROUP RECEIVABLE has the meaning given in Schedule 17;

EXCHANGE RATE means with respect to a particular currency for a particular day the (closing mid-point) spot rate of exchange for that currency into sterling on such date as published in the London edition of the FINANCIAL TIMES first published thereafter or where no such rate is published in respect of that currency for such date at the rate quoted by Lloyds TSB Bank plc as at the close of business in London as at such date;

EXCLUDED ASSETS means, in relation to each Business, those properties, rights and assets relating to that Business described in Part B of Schedule 10;

EXCLUDED BUSINESSES means, in relation to any Business Vendor, any and all businesses carried on by that Business Vendor other than the IMS Business including, without limitation, the DX Mail Business and the BPO Business;

EXCLUDED CONTRACTS means, in relation to any Business Vendor, the contracts and commitments of that Business Vendor relating to its Business described in Part C of Schedule 10;

EXCLUDED LIABILITIES means:

(a) any Liability of any member of the Vendor Group (other than any Liability of any of the Target Companies) described in Part D of Schedule 10, or otherwise expressly retained under this Agreement or the Transaction Documents;

(b)  any Liability under the Excluded Contracts;

(c)  any Liability which relates to the Excluded Assets;

(d) any liability with respect to PAYE, NIC and VAT or any other taxation (as defined in Schedule 9) relating to any Business arising prior to the Effective Date;

(e) all Liabilities relating to any matter, event or circumstance that is the subject of a Notified Insurance Claim to the extent that the aggregate liability of the

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     Purchaser for all such Notified Insurance Claims has exceeded **THE
     CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION**;

EXISTING USE means the actual use to which each Property is presently put as referred to in Schedule 13 ;

EXTERNAL DEBT has the meaning given in Schedule 17;

EXTERNAL NET DEBT has the meaning given in Schedule 17;

FINAL CAPEX SPEND has the meaning given in Schedule 17;

FINAL WORKING CAPITAL has the meaning given in Schedule 17;

FINAL CAPITAL EXPENDITURE STATEMENT has the meaning given in Schedule 17;

FINAL WORKING CAPITAL STATEMENT has the meaning given in Schedule 17;

GOVERNMENTAL ENTITY means, anywhere in the world, any supra-national, national, state, municipal or local government, any subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, competition, importing or other governmental or quasi-governmental authority, including the European Union;

GROUP UNDERTAKING shall be construed in accordance with the Companies Act 1985;

HAYS PENSION SCHEME means the Hays Pension Scheme established by a trust deed dated 6 April 1997 and made between Hays Plc and Hays Pension Trustee Limited;

HEALTH AND SAFETY MATTERS means any matter which relates to either health and safety (which for the avoidance of doubt includes, but is not limited to, health and safety of employees, occupiers and invitees), food safety and/or fire safety matters;

HOLDING COMPANY means any company which holds a majority of the voting rights in another company, or which is a member of another company and has the right to appoint or remove a majority of its board of directors, or which is a member of another company and controls a majority of the voting rights in it under an agreement with other members;

IMS BUSINESS means the information management services business carried on by the Target Companies and the Business Vendor as at the date of this Agreement;

IMS IPR means the Business IPR and the Target Company IPR;

INDIVIDUAL STATUTORY ACCOUNTS means the individual statutory accounts for each of Hays Information Management Solutions AS and Norsk Geodata Senter AS for the year ended June 2002 in each case in the Agreed Form;

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INFORMATION means all information in the possession of the Vendor Group and in respect of which a member of the Vendor Group has an unrestricted right to transfer possession to a member of the Purchaser Group to the extent it relates to the IMS Business (including trade secrets, secret or confidential operations or processes, all information relating to the supply of any materials to the IMS Business and to the marketing of any products or services supplied by the IMS Business, including customer and supplier names and lists, books of account, financial records, sales targets, sales statistics, market share statistics, marketing surveys and reports, marketing research and any advertising or other promotional materials, all records relating to Employees and all other records relating to the IMS Business) on whatsoever medium they are stored;

INFORMATION MANAGEMENT SERVICES has the meaning given in clause 18.2(a);

INFORMATION MEMORANDUM means the confidential information memorandum relating to the IMS Business dated April 2003;

INITIAL BUSINESS PRICE has the meaning given in clause 3.1;

INITIAL SHARE PRICE has the meaning given in clause 3.1;

INTELLECTUAL PROPERTY RIGHTS or IPR means patents, trade marks, service marks, logos, get-up, trade names, internet domain names, rights in designs, copyright (including rights in computer software) and moral rights, database rights, semi-conductor topography rights, utility models, rights in know-how and other intellectual property rights, in each case whether registered or unregistered and including applications for registration, and all rights or forms of protection having equivalent or similar effect anywhere in the world together with all extensions and renewals;

INTER-COMPANY TRADING AMOUNTS has the meaning given in Schedule 17;

INTEREST RATE means interest at **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** per cent. per annum;

INTERNAL IT SYSTEMS means the information and communications technologies used exclusively or predominantly in the IMS Business (including hardware, proprietary and Software, networks, peripherals microprocessors, firmware and associated documentation) either (i) owned by, or leased or licensed to, a Target Company, or (ii) forming part of the Business Assets and owned by or leased or licensed to the Business Vendor in each case excluding the Customer IT Systems;

INTRA-GROUP PAYABLE has the meaning given in Schedule 17;

INTRA-GROUP PAYABLE AND RECEIVABLES Statement has the meaning given in Schedule 17;

INTRA-GROUP RECEIVABLE has the meaning given in Schedule 17;

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KEY MANAGERS means those managers listed in Schedule 17;

LEASE has the meaning given to it in Schedule 13;

LIABILITIES means all liabilities, duties and obligations of every description, whether deriving from contract, common law, statute or otherwise, whether present or future, actual or contingent or ascertained or unascertained and whether owed or incurred severally or jointly or as principal or surety;

LICENCES IN means the material licences of Intellectual Property Rights that have been granted to a Target Company and/or a Business Vendor in relation to the IMS Business;

LICENCES OUT means the material licences of Intellectual Property Rights that have been granted to third parties by a Target Company and/or a Business Vendor in relation to the IMS Business;

MANAGEMENT ACCOUNTS means the unaudited management accounts for each of the one month periods ended on 30 April 2003 and 31 May 2003 in the Agreed Form;

MATERIAL CUSTOMER means those customers set out in Schedule 16;

MATERIAL CUSTOMER CONTRACT means those contracts details of which are set out in
Schedule 16;

MATERIAL PROPERTIES means those of the Target Company Properties and the Business Properties identified as Material Properties in the relevant columns and paragraphs of Schedule 13;

MINOR PROPERTIES means those of the Target Company Properties identified as Minor Properties in the relevant column of Schedule 13;

NET DEBT STATEMENT has the meaning given in Schedule 17;

NON-CERTIFICATED FREEHOLD PROPERTIES means the properties known as Gayton Road, Kings Lynn, Brunswick House, High Cross House, London, Poplar Bus Garage, London and Derby Street, Manchester particulars of which are set out in Part A2 of
Schedule 13 ;

NOTIFIED INSURANCE CLAIMS means the notified insurance claims contained in the "Hays plc Claims Listing Position as at 30 April 2003" document disclosed in the Data Room (Data Room Index reference 4.7.12);

OPERATING CREDITORS has the meaning given in Schedule 17;

OPERATING DEBTORS has the meaning given in Schedule 17;

OVERSEAS PROPERTY LAW FIRMS means Nauta Dutilh N.V., Baker Botts LLP and Advokatfirmaet Haavind Vislie DA;

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PERMITTED ENCUMBRANCES means security interests arising by operation of law, in relation to unpaid invoices for goods or services provided in the ordinary course of business, sales contracts with title retention provisions and equipment leases with third parties entered into in the ordinary course of business and Licences In and Licences Out;

PLANNING AND ZONING MATTERS means any matter which relates to the construction, demolition, alteration or use of land or the preservation or protection of the national heritage;

PROPERTIES means the Business Properties and the Target Company Properties and Property shall be construed accordingly;

PROPERTY LAW FIRMS means Collyer Bristow and McGrigor Donald;

PROPOSED TRANSACTIONS means the transactions contemplated by the Transaction Documents;

PROTECTED TERRITORY has the meaning given in clause 18.2(b);

PURCHASER GROUP means the Purchaser and its Affiliates, from time to time, including, for the avoidance of doubt, the Target Companies from Completion;

PURCHASER OBLIGATION means any representation, warranty or undertaking to indemnify (including, without limitation, any covenant to pay pursuant to the Tax Covenant) given by the Purchaser to the Vendor under this Agreement;

PURCHASER WARRANTIES means warranties given by the Purchaser pursuant to clause 6 and set out in Schedule 4;

PURCHASER'S ACCOUNTANTS means PricewaterhouseCoopers;

PURCHASER'S BANK ACCOUNT means such account as the Purchaser shall specify in writing to the Vendor no less than one (1) Business Day prior to any payment by the Vendor under this Agreement;

PURCHASER'S SOLICITORS means Eversheds of Senator House, 85 Queen Victoria Street, London EC4V 4JL;

RECORDS has the meaning given in clause 15.1;

REGISTERED, in relation to Target Company IPR, includes registrations and applications for registration;

RELEVANT EXTENT has the meaning given in clause 7.3(a)(i);

RELEVANT TARGET COMPANY has the meaning given in clause 3.1;

REPLIES TO ENQUIRIES means the written replies in Agreed Form given by the Property Law Firms, the Overseas Property Law Firms and the Vendor's Solicitors for and on behalf of the Vendor to the written enquiries raised by the Purchaser's Solicitors;

REPRESENTATIVES has the meaning given in clause 21.2;

RETAINED IPR means:

(a) any Intellectual Property Rights owned by the Vendor or any member of the Vendor Group which do not relate to the IMS Business; and

(b) all Intellectual Property Rights and goodwill associated with the name "Hays" including, without limitation, any trade marks or domain names containing the name "Hays";

RETAINED LIABILITIES means the liabilities relating to the Target Companies described in Part E of Schedule 10;

RETIREMENT BENEFITS means any pension, lump sum, gratuity or, in the case of the US only profit sharing, or similar benefit payable on or following retirement, leaving service, invalidity or death, but excluding benefits provided under any arrangement the sole purpose of which is to provide benefits on the injury or accidental death of a Employee;

SALE COMPANIES means the companies listed in column 2 of Part C  of Schedule 2 ;

SCOTTISH PROPERTIES has the meaning given to it in Schedule 13;

SHARES means the respective entire issued share capital of each of the Sale Companies;

SHARE PURCHASERS means the members of the Purchaser Group set out in Part B of
Schedule 2 and/or specified in the relevant Supplemental Agency Agreement and SHARE PURCHASER means any of them;

SHARE VENDORS means the members of the Vendor Group set out in column 2 of Part A of Schedule 2and SHARE VENDOR means any of them;

SIGNING ANNOUNCEMENT means the draft announcement on behalf of the Vendor and the Purchaser in the Agreed Form;

SOFTWARE means any form of computer programme including applications software and operating systems whether in source object or machine code form;

SPECIAL PURPOSE ACCOUNTS means the profit and loss accounts of the IMS Business for the 12 month period ended on 30 June 2002 and the nine month period ended on 31 March 2003 and the statements of net operating assets of the IMS Business as at 30 June 2002 and 31 March 2003, in each case in the Agreed Form;

SPECIAL PURPOSE ACCOUNTS DATE means 31 March 2003;

SPLIT CONTRACT means any contract, engagement, licence, guarantee and other commitment entered into or undertaken by or on behalf of, or the benefit of which is held on trust for or has been assigned to, any member of the Vendor Group or a Target Company which relates partly, but not exclusively, to the IMS Business other than any of the Excluded Contracts, any agreements, leases or other documents relating to ownership or occupation of Business Properties including, without limitation, those contracts listed in Schedule 15;

STOCK has the meaning given in Schedule 17;

SUBSIDIARIES means the subsidiaries of the Sale Companies the details of which are set out in Part D of Schedule 17and Subsidiary means any one of them;

SUBSIDIARY means any company in relation to which another company is its holding company;

SUPPLEMENTAL AGENCY AGREEMENTS means the agreements substantially in the form of the supplemental agency agreement template in the Agreed Form to be entered into between the Purchaser, the Vendor and a Designated Purchaser, after execution of this agreement in the circumstances set out in clause 2.10 (but in any case prior to or at Completion) and SUPPLEMENTAL AGENCY AGREEMENT means any of them;

TARGET COMPANIES means the Sale Companies and the Subsidiaries and TARGET COMPANY means any of them;

TARGET COMPANY EMPLOYEES means **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** and the individuals employed by the Target Companies at the Completion Date other than Excluded Employees;

TARGET COMPANY IPR means the registered and material unregistered Intellectual Property Rights owned by the Target Companies, excluding any Retained IPR;

TARGET COMPANY PROPERTIES means the freehold and leasehold interests of the Target Companies brief particulars of which are set out in Part A1 of Schedule 13;

TAX and TAXATION have the meanings given in Schedule 9;

TAX AUTHORITY has the meaning given in Schedule 9;

TAX COVENANT means the covenant relating to tax set out in Schedule 9;

TAX CLAIM means any claim under the Tax Covenant and/or under the Tax Warranty;

TAX WARRANTIES means the warranties set out in paragraph 10 of Schedule 3;

TRANSACTION DOCUMENTS means this Agreement, the Agency Agreements, the Disclosure Letter, the Transitional Services Agreement, the Agreed Form Documents and the Debt Funding Agreement;

TRANSITIONAL SERVICES AGREEMENT means the agreement in Agreed Form between the Vendor and the Purchaser for the supply of services;

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UK BANK ACCOUNT means the Business Vendor's bank account at **THE CONFIDENTIAL
PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION**;

UK BUSINESS means the Business carried on by the UK Business Vendor;

UK BUSINESS PURCHASER means Iron Mountain UK Limited;

UK BUSINESS VENDOR means Hays Commercial Services Limited;

UK GAAP has the meaning given in Schedule 17;

US SHARES means the Shares in Hays Information Management, Inc and Oil Data,
Inc;

VAT and VAT LEGISLATION have the meanings given in Schedule 9;

VENDOR GROUP means the Vendor and its Affiliates, from time to time, but excluding the Target Companies;

VENDOR OBLIGATIONS means any representation, warranty or undertaking to indemnify (including, without limitation, any covenant to pay pursuant to the Tax Covenant) given by the Vendor to the Purchaser under this Agreement;

VENDOR RETIREMENT BENEFIT PLAN means each arrangement, plan or agreement (whether funded or unfunded) other than any mandatory social security pension plan operated under public law, statute or regulation or any industry-wide plan in any relevant jurisdiction under which any Target Company or, in relation to the Business, the Business Vendor provides any Retirement Benefits for or in respect of any Employee.

VENDOR'S ACCOUNTANTS means Deloitte & Touche of 180 the Strand, London WC2R 1BL;

VENDOR'S BANK ACCOUNT means the Vendor's bank account at **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION**;

VENDOR'S CLAIM ADMINISTRATOR means such claims administrator as the Vendor may notify from time to time;

VENDOR'S SOLICITORS means Freshfields Bruckhaus Deringer of 65 Fleet Street, London EC4Y 1HS;

WARRANTIES means the warranties given by the Vendor pursuant to clause 6 and set out in Schedule 3; and

WORKING CAPITAL STATEMENT has the meaning given in Schedule 17;

WORKING HOURS means 9.30 am to 5.30 pm on a Business Day.

                                                                         Page 56
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     1.2    In this Agreement, unless the context otherwise requires:

(a) references to a PERSON shall be construed so as to include any individual, firm, body corporate (wherever incorporated), government, state or agency of a state or any joint venture, association, partnership, works council or employee representative body (whether or not having separate legal personality);

(b) the headings are inserted for convenience only and shall not affect the construction of this Agreement;

(c)  the singular shall include the plural and vice versa;

(d)  references to one gender include all genders;

(e) references to clauses and Schedules are to clauses and Schedules of this Agreement;

(f) references to times of the day are to local time in the relevant jurisdiction unless otherwise stated;

(g) references to INCLUDING shall be deemed to be followed by the words "without limitation";

(h) references to any English legal term for any action, remedy, method or judicial proceeding, legal document, legal status, court, official, or any legal concept or thing shall, in respect of any jurisdiction other than England, be deemed to include that which most nearly approximates in that jurisdiction to the English legal term;

(i) references to STERLING or POUNDS STERLING or L are references to the lawful currency from time to time of United Kingdom provided that if at any time the Bank of England or other competent authority of HM Government of the United Kingdom recognises the euro as the lawful currency of the United Kingdom (and ceases to recognise sterling as the lawful currency of the United Kingdom) monetary sums expressed in sterling or L shall be redenominated and restated in euro at the official rate of exchange for that purpose fixed by applicable laws in the United Kingdom or, failing which, recognised by the Bank of England or other competent authority of HM Government of the United Kingdom at such time;

(j) references in any Warranty to any monetary sum expressed in a sterling amount shall, where it is relevant for the purposes of this Agreement to translate such monetary sum into a currency other than sterling, be deemed to be a reference to an equivalent amount in the local currency calculated at the Exchange Rate at the date of this Agreement;

(k) in this Agreement, where any number or amount is expressed as a negative number or amount and/or is preceded by the minus sign, or where a calculation results in a negative number or amount, if such number or amount is to be subtracted from another number or amount (whether positive or

                                                                         Page 57
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     negative), it shall instead, applying the general rule of arithmetic, be added to that other number or amount;

(l) where it is necessary to determine whether a monetary limit or threshold set out in Schedule 5 has been reached or exceeded (as the case may be) and the value of any of the relevant Claim(s) is expressed in a currency other than sterling, the value of each such Claim(s) shall be translated into sterling at the Exchange Rate on the date of receipt of written notification in accordance with Schedule 5 of the existence of such Claim;

(m) any statement in this Agreement qualified by the expression TO THE BEST OF THE VENDOR'S KNOWLEDGE or SO FAR AS THE VENDOR IS AWARE or any similar expression shall be deemed to mean the **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** knowledge of **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** and **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** in relation to the Warranties in Schedule 3 as applicable to the Business, **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** and **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION**in relation to the Warranties in Schedule 3 as applicable to the Target Companies, **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** in relation to the Warranties in Schedule 3 as applicable to Hays Information Management Solutions AS, **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** in relation to the Warranties in Schedule 3 as applicable to Hays Information Management, Inc., **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** in relation to the Warranties in

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     Schedule 3 as applicable to Hays Information Management GmbH, **THE
     CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** in relation to the Warranties in Schedule 3 as applicable to Hays Informatiebeheer BV, **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** in relation to the Warranties in Schedule 3 as applicable to the Belgium Business, **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** in relation to the Warranties in paragraphs 9.1 to 9.4 of Schedule 3, **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** in relation to the Warranties in paragraphs 10.1 to 10.17 of Schedule 3 and **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** in relation to the Warranties in paragraphs 8.1 to 8.3 of Schedule 3, of all of whom the Vendor has made reasonable enquiry;

(n) any statement in this Agreement qualified by the expression TO THE BEST OF THE PURCHASER'S KNOWLEDGE or SO FAR AS THE PURCHASER IS AWARE or any similar expression shall be deemed to mean the **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** knowledge of **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** of all of whom the Purchaser has made reasonable enquiry;

(o) an undertaking is a SUBSIDIARY UNDERTAKING of another undertaking (its PARENT UNDERTAKING) if that other undertaking, directly or indirectly, through one or more subsidiary undertakings:

     (i)    holds a majority of the voting rights in it;

     (ii) is a member or shareholder of it and has the right to appoint or remove a majority of its board of directors or other equivalent managing body; or

     (iii)  has a right to exercise a dominant influence over it:

            (A) by virtue of provisions contained in its memorandum or articles or equivalent constitutional documents; or

            (B) by virtue of a contract with that undertaking or other members or shareholders of that undertaking; or

     (iv) is a member or shareholder of it and controls, alone or pursuant to an agreement with other shareholders or members, a majority of the voting rights in it; and

(p) any Schedule, Annex or Appendix to this Agreement shall take effect as if set out in this Agreement and references to this Agreement shall include its Schedules, Annexes and Appendices.

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     1.3    Except as otherwise expressly provided in this Agreement, any express reference to an enactment (which includes any legislation in any jurisdiction) includes references to:

(a) that enactment as amended, extended or applied by or under any other enactment before or after the date of this Agreement;

(b) any enactment which that enactment re-enacts (with or without modification); and

(c) any subordinate legislation (including regulations) made (before or after the date of this Agreement) under that enactment, as re-enacted, amended, extended or applied as described in paragraph (a) or (b), except to the extent that any of the matters referred to in paragraphs (a) to
(c) above occurring after the date of this Agreement increases or alters the liability of the Vendor or the Purchaser (or any person on whose behalf they are acting as agent pursuant to this Agreement) under this Agreement.

     1.4 Where there is any inconsistency between the definitions set out in paragraph 1.1 of this Schedule and the definitions set out in any clause or any other Schedule, then for the purposes of construing such clause or Schedule, the definitions set out in such clause or Schedule shall prevail.

     1.5 If there is any conflict between the terms of this Agreement and the terms of an Agency Agreement then the terms of this Agreement shall prevail except insofar as an Agency Agreement states specifically that a provision or provisions of that Agency Agreement shall prevail (including where a provision or provisions in an Agency Agreement is or are stated specifically to be in substitution for a provision or provisions of this Agreement) and the parties to this Agreement agree to execute promptly such documents as are necessary in order to restore the relevant member(s) of the Vendor Group or the relevant member(s) of the Purchaser Group, respectively, to that position provided for under the terms that prevail by virtue of this clause as if there had been no such conflict. The provisions of this paragraph shall apply to an Agency Agreement whether or not this Agreement is referred to in it.

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                                   SCHEDULE 3
                                   WARRANTIES

     1.     The Vendor Group, the Shares and the Businesses

     1.1    AUTHORISATIONS, VALID OBLIGATIONS, FILINGS AND CONSENTS

(a) The Vendor has obtained all corporate authorisations and all other applicable governmental, statutory, regulatory or other consents, licences, authorisations, waivers or exemptions (the APPROVALS) required to empower it to enter into and perform its obligations under this Agreement and the Transaction Documents to which it is a party.

(b) Each of the Share Vendors and the Business Vendors has obtained all corporate authorisations and all other applicable Approvals required to empower it to enter into and perform its obligations under this Agreement and the Transaction Documents to which it is a party.

(c) Each of this Agreement and the Transaction Documents which are to be entered into by a member of the Vendor Group will, when executed, constitute legal, valid and binding obligations of the relevant member of the Vendor Group and the relevant Target Company.

(d) Entry into and performance by each member of the Vendor Group of this Agreement and/or the relevant Transaction Documents to which it is a party will not breach the provisions of its memorandum and articles of association, articles or certificate of incorporation, or equivalent constitutional documents in its jurisdiction of incorporation.

(e) So far as the Vendor is aware, neither entry into this Agreement nor entry into, or implementation of, the Proposed Transactions will:

     (i) result in a breach of any applicable laws, statutes or regulations in its jurisdiction of incorporation; or

     (ii) amount to a breach of any order, decree or judgment of any court or any governmental or regulatory authority in its jurisdiction of incorporation;

     by any member of the Vendor Group, where, in each case, such breach would materially and adversely affect its ability to enter into or perform its obligations under this Agreement or the Transaction Documents in accordance with their terms.

(f) There are not in force any powers of attorney given by the Business Vendors, any of the Target Companies or any other member of the Vendor Group in relation to the IMS Business (other than pursuant to the Agency Agreements or Supplemental Agency Agreements).

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     1.2    Details of the Vendor Group, the Shares and the Sale Companies

(a) Each of the Vendor, the Share Vendors, the Business Vendors and the Target Companies is validly incorporated, in existence and duly registered under the laws of its jurisdiction of incorporation and each of the Target Companies and, in relation to the Businesses, the Business Vendors, have full power under their memorandum and articles of association, articles or certificate of incorporation, or equivalent constitutional documents in their jurisdiction of incorporation to conduct their business as conducted at the date of this Agreement.

(b) All the Shares are validly issued and fully paid or properly credited or non assessable and, in relation to the US Shares, duly authorised, under applicable legislation in the jurisdiction of incorporation of the relevant Sale Company as fully paid and each of the Share Vendors is the sole legal and beneficial owner of the number of shares in the relevant Sale Company set opposite that Share Vendor's name in column (5) of Part C of Schedule 2 , free from all Encumbrances, except for those Encumbrances created by any member of the Purchaser Group or arising out of the purchase or ownership of the Shares by any member of the Purchaser Group pursuant to the terms of this Agreement or any of the Transaction Documents.

(c) Other than the relevant Share Vendor no person has the right (exercisable now or in the future and whether contingent or not) to call for the issue of any share or loan capital in any Sale Company.

(d) Each of the Share Vendors has the legal right and entitlement to transfer or procure the transfer of the Shares set opposite that Share Vendor's name in column (5) of Part C of Schedule 2 on the terms set out in this Agreement.

(e) The Shares constitute the whole of the issued and allotted or, to the extent appropriate, registered, share capitals of the Sale Companies.

(f) The information in respect of each of the Sale Companies set out in Part C of Schedule 2 is accurate in all respects.

(g) In relation to the Target Company and the Share Vendor registered under the laws of the Federal Republic of Germany:

     (i) there are no shareholder resolutions which have to be registered with the Commercial Register according to the laws of the Federal Republic of Germany and that have not been registered with the relevant Commercial Register and there are no side agreements to the constitution of such Target Company to which the Share Vendor is a party; and

     (ii) no binding inter company agreements within the meaning of sections 291 and 292 Aktiengesetz (German Stock Company Act) exist between such Target Company and Share Vendor.

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(h)  In relation to the Target Company registered under the laws of the Federal
     Republic of Germany no refunds of the original capital contributions to shares of such Target Company have been effected.

     1.3    SUBSIDIARIES

(a) No shares in any Subsidiary are held by a person other than a Target Company as set out in Part D of Schedule 2 and other than the relevant Share Vendor no person has the right (exercisable now or in the future and whether contingent or not) to call for the issue of any share or loan capital in any Subsidiary.

(b) All shares in the Subsidiaries held by a Target Company are validly issued and fully paid or properly credited or non assessable and, in relation to the US Shares, duly authorised, under the applicable legislation in the jurisdiction of incorporation of the relevant Subsidiary as fully paid and each of the Target Companies is the sole beneficial and legal owner of the number of shares in the relevant Subsidiary set opposite that Sale Company's name in column (5) of Part (D) of Schedule 2, free from all Encumbrances, except for those Encumbrances created by any member of the Purchaser Group or arising out of the purchase or ownership of the Shares by any member of the Purchaser Group pursuant to the terms of this Agreement or any of the Transaction Documents.

(c)  The information in respect of each of the Subsidiaries set out in Part D of
     Schedule 2 is accurate in all respects.

(d) In relation to Hays Informatiebeheer BV it is not a party to any statutory merger or statutory division.

     1.4    DETAILS OF THE BUSINESS

The information in respect of the Businesses set out in Part E of Schedule 2 is accurate in all material respects.

     1.5    OTHER INTERESTS

No Target Company owns or has any interest of any nature whatsoever in any shares, debentures or other securities issued by any undertaking (other than another Target Company or Subsidiary listed in Schedule 2 ) or partnership.

     1.6    STATUTORY BOOKS

The statutory books of each Target Company and, in relation to the Businesses, the Business Vendors required to be kept by applicable laws in its jurisdiction of incorporation have been maintained in all material respects in accordance with such laws.

     2.     FINANCIAL MATTERS

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     2.1    SPECIAL PURPOSE ACCOUNTS

The Special Purpose Accounts:

(a) are audited and have been prepared in accordance with the basis of preparation set out therein;

(b) were prepared from the accounting records of the Business Vendors (in so far as they relate to the Businesses), Target Companies and their Subsidiaries for the twelve (12) month period ended on 30 June 2002 and for the nine (9) month period ended on 31 March 2003;

(c) present fairly, in all material respects, in accordance with the basis of preparation set out therein, the aggregate net assets of the IMS Business as at 30 June 2002 and 31 March 2003 and the aggregate profits before interest and tax of its operations for the twelve (12) month period ended on 30 June 2002 and for the nine (9) month period ended on 31 March 2003;

(d) do not include, except to the extent disclosed in the Special Purpose Accounts, any material exceptional items of the type required by paragraph 20 of Financial Reporting Standards No.3 to be shown separately on the face of the profit and loss account below operating profit.

As at the Special Purpose Accounts Date, the Businesses and the Target Companies did not have any material obligations or liabilities, past, present or deferred, accrued or unaccrued, fixed, absolute, contingent which were required to be disclosed in the Special Purpose Accounts under generally accepted accounting principles in the UK in force at the date of their preparation except as disclosed in the Special Purpose Accounts.

The reconciliation statement reconciling the Special Purpose Accounts with the March 2003 management accounts of the IMS Business contained in the Data Room is accurate and complete in all material respects.

     2.2    INDIVIDUAL STATUTORY ACCOUNTS

The Individual Statutory Accounts for each of Hays Information Management Solutions AS and Norsk Geodata Senter AS were audited and prepared in accordance with the accounting principles generally accepted in Norway as at 30 June 2002.

     2.3    POSITION SINCE SPECIAL PURPOSE ACCOUNTS DATE

(a)  Since the Special Purpose Accounts Date:

     (i) the business and the operation of each of the Target Companies has been carried on in the ordinary and usual course;

     (ii) no dividend or other distribution (whether in cash, stock or in kind) has been declared, authorised, paid or made, nor has there been any reduction of paid-up share capital, by any Target Company;

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     (iii)  no share or loan capital has been issued or agreed to be issued by any Target Company.

     (iv) no Target Company or in relation to the Businesses the Business Vendors has acquired, or agreed to acquire, any asset other than in the ordinary course of its business;

     (v) no Target Company or in relation to the Businesses the Business Vendors has sold or agreed to sell, any single asset having a net book value in excess of **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** or assets having an aggregate net book value in excess of **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** (other than stock);

     (vi) no resolution of the shareholders of any Target Company has been passed;

     (vii) no Target Company has changed its statutory or fiscal accounting reference date;

     (viii) no Target Company or in relation to the Businesses the Business Vendors has assumed or incurred, or agreed to assume or incur, a liability, obligation or expense (actual or contingent) for an annual value (to include a series of payments in relation to the same asset or matter) in excess of **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION**;

     (ix) no management or similar charge has become payable or been paid by any Target Company.

     2.4    MANAGEMENT ACCOUNTS

(a) The unaudited Management Accounts of the IMS Business were prepared in a manner consistent in all material respects with that adopted in the preparation of the management accounts of the IMS Business for all monthly periods ended during the nine (9) months prior to 31 March 2003.

(b) So far as the Vendor is aware, having regard to the purpose for which such unaudited Management Accounts were prepared of managing the IMS Business, the aggregated Management Accounts for the IMS Business do not materially **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** in respect of the period from 31 March 2003 to 31 May 2003.

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     3.     DEBT POSITION

     3.1    FINANCIAL INDEBTEDNESS OWED TO THE TARGET COMPANIES

No Target Company has any Financial Indebtedness owed to it as at the date of this Agreement other than:

(a) the Financial Indebtedness, copies or summary details of which are set out in the Disclosure Letter; or

(b)  the Intra-Group Receivables.

     3.2    FINANCIAL INDEBTEDNESS OWED BY THE TARGET COMPANIES

(a)  No Target Company has outstanding any Financial Indebtedness other than:

     (i) the Financial Indebtedness copies or summary details of which are set out in the Disclosure Letter; or

     (ii)   Intra-Group Payables.

(b) No Target Company has received any written notice in the 12 months prior to the date of this Agreement to repay under any agreement relating to Financial Indebtedness that is repayable on demand or otherwise or that the material terms of such agreement have been changed and nothing has been done or omitted to be done which might affect or prejudice the continuance of any such facilities in full force and effect.

(c) No Target Company required to produce statutory accounts has any borrowing or financing liabilities not required to be reflected in such statutory accounts.

FINANCIAL INDEBTEDNESS means borrowings and indebtedness (including by way of acceptance credits, discounting or similar facilities, loan stocks, bonds, debentures, notes, debt or inventory financing, overdrafts, finance leases, sale and leaseback, capitalised leasing, deferred purchase arrangements or any other arrangements) the purpose of which is to raise money owed to any banking, financial acceptance, credit, lending or other similar institution or organisation and any institutional investor.

     4.     REGULATORY MATTERS

     4.1    LICENCES

(a) All necessary material licences permissions, authorisations (public or private) and consents, have been obtained by the Target Companies and in relation to the Businesses, the Business Vendors, to enable the IMS Business to be carried on effectively in the places and in the manner in which the IMS Business is now carried on. All such licences, consents, permits and authorities are valid and subsisting and have been complied with in all material respects and so far as the Vendor is aware there is no reason why any of them should be suspended, cancelled or revoked.

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(b)  No Target Company has and, in relation to the Businesses, the Business
     Vendors have not, received any written notice in the **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** prior to the date of this Agreement from a Governmental Entity, alleging that any Target Company or, in relation to the Businesses, the Business Vendors, have not obtained all material licences (other than a Licence In, to which the provisions of paragraph 6 shall apply), permissions, authorisations (public or private) and consents required for carrying on the IMS Business effectively in the places and in the manner in which it is carried on at the date of this Agreement.

(c) For the purposes of this paragraph 4 the following classes of licences, permission, authorisations (public or private) and consents shall be considered MATERIAL:

     (i) in relation to the Businesses, the licence required for the storage of oil fluids at Unit 2, Wellshead Crescent, Dyce, Aberdeen;

     (ii) in relation to Hays Information Management Solutions AS, the permit required for the storage of oil and gas samples.

     4.2    COMPLIANCE WITH LAWS

(a) Each of the Target Companies and, in relation to the Businesses, each of the Business Vendors, has conducted its business and corporate affairs in all material respects in accordance with its memorandum and articles of association, articles or certificate of incorporation, or other equivalent constitutional documents in its jurisdiction of incorporation and all applicable laws and regulations.

(b) No Target Company has and, in relation to the Businesses, the Business Vendors have not, received any written notice from a Governmental Entity, alleging that it has materially breached any applicable law or regulation of the jurisdiction in which such Target Company or, in relation to the Businesses, the Business Vendors, is incorporated where the breach remains unremedied and where such breach would have a material cost to the IMS Business.

(c) MATERIAL in the context of this paragraph shall be deemed to refer to a breach or event that has a cost or value to the IMS Business of not less than **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION**.

     5.     THE BUSINESS ASSETS

     5.1    OWNERSHIP OF ASSETS

(a) No Target Company has (outside the ordinary and usual course of its business) disposed of, or agreed to dispose of, any material asset of the IMS Business

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     included in the Special Purpose Accounts. MATERIAL in the context of this paragraph shall be deemed to refer to an asset with a value of not less than **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION**.

(b) The rights and assets of the IMS Business being transferred pursuant to this Agreement and the Transaction Documents, the services to be provided by the Vendor under the Transitional Services Agreement and the rights of the Purchaser Group under this Agreement and the Transitional Services Agreement include all rights, assets and services (excluding in each case Real Property and interests therein) needed for the carrying on of the IMS Business substantially in the manner in which it is carried on at the date of this Agreement.

     5.2    POSSESSION AND THIRD PARTY FACILITIES

The material assets of the IMS Business (as defined in paragraph 5.1 of this Schedule 3 ) are in the possession or under the control of, the Target Companies or the Business Vendors, as the case may be.

     5.3    INSURANCES

(a) The Data Room contains a summary of the principal insurance policies maintained by each Target Company and, in relation to the Businesses, by the Business Vendor from 30 September 1999 up to and including the date of this Agreement (the PRINCIPAL INSURANCE POLICIES).

(b) Save as set out in the Data Room, no claim notified to the insurers in excess of **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** is outstanding by the Target Companies or, in relation to the Businesses, by the Business Vendors, under any Principal Insurance Policy and, so far as the Vendor is aware, there are no circumstances likely to give rise to any such claim.

(c) All assets of the IMS Business of an insurable nature are, and have at all material times been insured in amounts equal to their full replacement or reinstatement value against fire and other risks normally insured against by persons carrying on the same class of business as the Business Vendors and the Target Companies. In this paragraph assets of the IMS Business shall not include goods or items belonging to customers of the IMS Business or other third parties which are under the care or control of the IMS Business.

(d) The Business Vendors is, in respect of the Businesses and the Target Companies are, and have at all material times and the assets of the IMS Business have at all material times been appropriately covered against employers liability, public liability and product liability.

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(e)  All claims and notifiable circumstances have been reported to Insurance
     Claim Handlers and then all premiums due in relation to the Principal Insurance Policies have been paid, and, so far as the Vendor is aware, nothing has been done or omitted to be done which would make any of the Principal Insurance Policies void or voidable or which is likely to result in an increase in premium (other than increases in the ordinary course of business or as a result of the Proposed Transaction) or release any insurer from any of its obligations under any of the Principal Insurance Policies.

     6.     INTELLECTUAL PROPERTY AND INFORMATION TECHNOLOGY

     6.1    TARGET COMPANY IPR AND BUSINESS IPR

(a) Schedule 19 lists the registered Target Company IPR. The information in respect of the owner or applicant for each Intellectual Property Right specified in Schedule 19 is accurate in all respects.

(b) A Target Company or the Business Vendors own all of the rights and interests in, and have title to, the IMS IPR.

(c) A Target Company is the registered proprietor of the registrations and applications included in the registered Target Company IPR.

(d) So far as the Vendor is aware, no Target Company nor the Business Vendors has entered into any agreement or arrangement to create any Encumbrance over or in respect of any IMS IPR.

(e) All application, filing, registration, renewal and other fees for the Target Company IPR as at the date of this Agreement have been paid.

(f) So far as the Vendor is aware the IMS IPR is valid, subsisting and enforceable.

     6.2    LICENCES IN AND LICENCES OUT

(a) The Data Room includes the Licences In and the Licences Out. So far as the Vendor is aware, all of them are in full force and effect with no notice of termination having been given.

(b) So far as the Vendor is aware, no licensee under any Licence Out is in breach of that Licence Out or has been in breach of that Licence in the **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** prior to the date of this Agreement, where such breach would have a material cost to the IMS Business.

(c) So far as the Vendor is aware, no Target Company nor the Business Vendors is in breach of any Licence In and has not been in breach of any Licence In in the **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED

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     PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED
     SEPARATELY WITH THE COMMISSION** prior to the date of this Agreement where such breach would have a material cost to the IMS Business.

     6.3    NO INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS

(a) So far as the Vendor is aware, no Target Company has, and in relation to the Businesses, the Business Vendors have not, received any written notice in the **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** prior to the date of this Agreement, alleging that the operations of the IMS Business infringe the Intellectual Property Rights of a third party.

(b) So far as the Vendor is aware, none of the operations of the IMS Business infringes the Intellectual Property Rights of a third party.

     6.4    NO INFRINGEMENT BY THIRD PARTIES

(a) So far as the Vendor is aware, no Target Company has, and in relation to the Businesses, the Business Vendors have not, received any written notice in the **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** prior to the date of this Agreement, alleging that a third party is infringing the Intellectual Property Rights owned by a Target Company or the Business IPR.

(b) So far as the Vendor is aware, no third party is infringing the Intellectual Property Rights owned by a Target Company or the Business IPR.

     6.5    INFORMATION TECHNOLOGY

(a) The Internal IT Systems are either owned by, or licensed or leased to either a Target Company or, in relation to the Businesses, the Business Vendor and so far as the Vendor is aware the relevant Target Company or the Business Vendor (as appropriate) is not in breach of those licences or leases where such breach would have a material cost to the IMS Business.

(b) There has been no material unplanned disruption to, or critical failure in, the operation or performance of the Internal IT Systems in the **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** prior to the date of this Agreement and the Internal IT Systems have functioned substantially in accordance with their specifications during the **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** prior to the date of this Agreement and are operational in all material respects.

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(c)  The Vendor Group and the Target Companies have taken reasonable precautions to preserve the availability, security and integrity of the Internal IT Systems and the data and information stored on the Internal IT Systems.

(d) MATERIAL in the context of this paragraph 6.5 shall be deemed to refer to a breach that has a cost to the IMS Business of not less than **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION**.

     7.     CONTRACTUAL MATTERS

     7.1    MATERIAL CONTRACTS

Except as disclosed in the Disclosure Letter, there is not outstanding any agreement or arrangement to which a Target Company or, in relation to the Businesses, the Business Vendors, is a party:

(a) which is a Material Customer Contract and which, by virtue of the Proposed Transactions and the Transaction Documents, is likely to result in:

     (i) any other party thereto being relieved of any material obligation or becoming entitled to exercise any material right (including any right of termination or any right of pre-emption or other option); or

     (ii) any Target Company or, in relation to the Businesses, the relevant Business Vendors, being in material default under any such Material Customer Contract;

(b) which is material to the IMS Business and which was entered into otherwise than in the ordinary course of business;

(c) which was entered into with any member of the Vendor Group otherwise than by way of bargain at arm's length;

(d) which establishes any joint venture, consortium, partnership or profit (or loss) sharing agreement or arrangement.

(e) commits the IMS Business to capital expenditure in excess of **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION**;

(f) includes obligations or restrictions on the part of the Target Companies or in relation to the Businesses, the Business Vendors of an unusual or exceptional nature and not in the ordinary and usual course of business.

     7.2    DEFAULTS

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(a)  So far as the Vendor is aware, no Target Company is and, in relation to the
     Business, the Business Vendor is not, in default under any Material
     Customer Contract.

(b) No Target Company has and, in relation to the Business, the Business Vendor has not, received written notice in the **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** prior to the date of this Agreement, that it is in default under any Material Customer Contract which would entitle the other party thereto to exercise a right of termination under such agreement or arrangement.

     7.3    CUSTOMER RELATIONSHIPS

No Target Company has and, in relation to the Businesses, neither Business Vendor has, received written notice in the **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** prior to the date of this Agreement, from a customer under the terms of a Material Customer Contract that it has ceased to deal with such Target Company or the Business Vendor (in relation to the Business), as the case may be.

     8.     LITIGATION AND INVESTIGATIONS

     8.1    LITIGATION

Except as claimant in the collection of debts arising in the ordinary course of business or claims included in the Data Room as insured claims, no Target Company is and, in relation to the Businesses, the Business Vendors are not, a claimant or defendant in or otherwise a party to any material litigation, arbitration or administrative proceedings which are in progress or, so far as the Vendor is aware, threatened in writing by or against or concerning a Target Company or the Business (as appropriate). MATERIAL in the context of this paragraph 8.1 shall be deemed to refer to faults, matters, circumstances, issues or events which have (or in the absence of which would have) a cost, benefit or value to the IMS Business of not less than **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION**.

     8.2    INVESTIGATIONS

No Target Company has, and, in relation to the Businesses, neither Business Vendors has, received any written notice in the **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** prior to the date of this Agreement, stating that an investigation by a Governmental Entity concerning any Target Company or, in relation to the Businesses, each of the Business Vendor is in progress or pending and, so far as the

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Vendor is aware, there are no circumstances which may give rise to any such investigations.

     8.3    ORDERS

There is no unsatisfied judgment or unfulfilled order outstanding against the Business Vendor in respect of the Business or any of the Business Assets or any Target Company and neither the Business Vendors nor any of the Target Companies is party to any undertaking or assurance given to a court, tribunal or any other person in connection with the determination or settlement of any claim or proceedings.

     9.     REAL ESTATE

     9.1    GENERAL

(a) The particulars of the Properties shown in Schedule 13 (including the case of registered land the class of title and title number) are true and accurate in all material respects.

(b) The Target Company Properties comprise all the land and buildings owned, leased or occupied by a Target Company and the Business Properties comprise all the land and buildings owned, leased or occupied by the relevant Business Vendor in connection with the IMS Business.

(c) The use of the Properties for the principal purpose stated in Parts A1 and A2 of Schedule 13 corresponds to the principal use to which it is in fact put or to the use to which it was last in fact put and is not principally used for any other purpose.

(d) So far as the Vendor is aware there are in existence all necessary consents licences certificates or other authorisations which are required for the Existing Use of the Properties in connection with the running of the IMS Business and the Vendor is not aware of any reason why the same should lapse or be revoked otherwise than in circumstances where the same would be renewed in the ordinary course of business.

(e) Subject to the qualifications expressly made therein, the Replies to Enquiries were when supplied and, as of the date of this Agreement are true, complete and accurate in all material respects.

(f) So far as the Vendor is aware the replies to enquires relating to the Non-Certificated Freehold Properties were when supplied and as at the date of this Agreement are true and accurate in all material respects.

(g) All fixtures, fittings, plant and machinery at the Properties are owned absolutely by the Vendor free from any encumbrances and third party rights.

     9.2    CERTIFICATED PROPERTIES

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So far as the Vendor is aware, the deeds, documents and information supplied to the Property Law Firms for the purpose of preparation of the Certificates of Title comprised the deeds, documents and information necessary for the proper compilation of the Certificates of Title.

     9.3    MATERIAL AND MINOR PROPERTIES

**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION**.

(a)  INFORMATION

The information in respect of the Material and Minor Properties set out in Part A and Part B of Schedule 13 is true and accurate in all material respects.

(b)  POSSESSION AND OCCUPATION

A Target Company or a Business Vendor is in possession of the whole of each of the Material and Minor Properties, none of which is vacant, and no other person is in (or actually or conditionally entitled to) possession, occupation, use or control of any of the Material and Minor Properties save as may be set out in paragraph (e) "Occupational Leases" of Part A of Schedule 13 (if any) and save as may be set out in the relevant columns of the tables at Parts A1 and A2 of
Schedule 13 (if any).

(c)  TITLE

     (i) No person claims any security interest, lien, option, right of pre-emption or other similar interest (including any arising by statute) in or over any of the Material and Minor Properties or any relevant deeds or documents.

     (ii) A Target Company or the Business Vendor is the sole beneficial owner of, and otherwise absolutely entitled to, each of the Material and Minor Properties and the proceeds of sale thereof.

     (iii) None of the Target Companies or Business Vendors is party to any uncompleted agreement to acquire or dispose of any Property.

(d)  OUTGOINGS

No Material and no Minor Property is subject to the payment of any outgoings other than the usual property taxes or water rates (and in the case of leasehold property sums due under any Lease including, without limitation, rent, insurance and service charge reserved by any Lease) and all such payments have been made to date.

(e)  DISPUTES

There are no current disputes in respect of any Material or Minor Property.

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(f)  RIGHTS ENJOYED

There are appurtenant to the Material and Minor Properties all rights and easements and services necessary for the operation and Existing Use of the relevant Material and Minor Property on terms which do not entitle any person to terminate them.

(g)  PLANNING MATTERS AFFECTING THE MATERIAL AND MINOR PROPERTIES

The Material and Minor Properties and all uses of, and developments on, the Material and Minor Properties comply with applicable legislation relating to planning or heritage controls.

(h)  NOTICES AFFECTING THE MATERIAL PROPERTIES

None of the Material Properties are affected by any notice or order made by any local or other competent authority or body or third party of which the relevant Target Company or Business Vendor has received written notice.

(i)  DATA ROOM DOCUMENTATION

The Data Room contains copies of all deeds documentation and information relating to the title of the Target Companies and the Business Vendor to each Material and Minor Property of which the Vendor has knowledge. Each such copy document is a true copy of the original.

(j)  DEFECTIVE TITLE

There is not, and so far as the Vendor is aware has not been, in force any policy relating to defective title or restrictive covenant indemnity for any Material Property.

(k)  BREACH OF TENANT'S COVENANTS

In respect of the Material Properties that are leasehold, the relevant Target Company or the relevant Business Vendor has not received (i) written notice of any breach of tenant's covenants under the Leases which remain outstanding; or
(ii) written notice of any breach of the landlord's covenants under the Occupational Leases of Material and Minor Properties and any Occupational Leases which remains outstanding and all necessary consents required for the grant of the lease have been obtained.

     10.    TAXATION

RETURNS ETC

     10.1 Each Target Company has duly, and within any appropriate time limits, made all returns, given all notices and supplied all other information required to be supplied to all relevant tax authorities and has maintained all records required to be maintained for tax purposes; so far as the Vendor is aware, all such information was and remains complete and accurate in all material respects and all such returns and notices were and remain complete and accurate in all material respects and were made on the proper basis.

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     10.2   As far as each Target Company is aware it has access to sufficient records to enable it in all material respects to make and complete returns for tax purposes and to calculate the tax liability or relief arising on the disposal of any asset owned at Completion.

DISPUTES, INVESTIGATIONS

     10.3 No Target Company is involved in any current dispute with any tax authority or is or has in the last **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** been the subject of any investigation, enquiry, audit or non-routine visit by any tax authority. So far as the Vendor is aware, in relation to each Target Company there is no planned investigation, enquiry, audit or non-routine visit by any tax authority nor are there any circumstances which are likely to give rise to any such investigation, enquiry, audit, visit or dispute.

PENALTIES, INTEREST

     10.4 Within the past **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION**, no Target Company nor any director or officer of any Target Company (in his capacity as such) has paid or become liable to pay, and, so far as the Vendor is aware, there are no circumstances by reason of which it or they may become liable to pay to any tax authority, any penalty, fine, surcharge or interest in respect of tax (including in respect of any failure to make any return, give any notice or supply any information to any relevant tax authority, or any failure to keep or preserve any records or to pay tax on the due date for payment).

CONSENTS, CLEARANCES

     10.5 No transaction in respect of which any consent or clearance was required or sought from any tax authority has been entered into or carried out by any Target Company without such consent or clearance having first been properly obtained and all information supplied to any tax authority or other appropriate authority in connection with any such consent or clearance fully and accurately disclosed all facts and circumstances material to the giving of such consent or clearance and any such consent or clearance given remains valid and effective and any transaction for which such consent or clearance has previously been obtained has been carried into effect (if at all) only in accordance with the terms of the relevant application, consent or clearance.

SPECIAL ARRANGEMENTS

     10.6 So far as the Vendor is aware, no tax authority has operated or agreed to operate any special arrangement (being an arrangement which is not based on relevant legislation or any published practice) in relation to any Target Company's affairs.

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WITHHOLDINGS

     10.7 Each Target Company has made all deductions and retentions of or on account of tax as it was or is obliged or entitled to make and all such payments of or on account of tax as should have been made to any tax authority in respect of such deductions or retentions.

EMPLOYEES

     10.8 All amounts payable to any tax authority in respect of any Employee (including any tax deductible from any amounts paid to an Employee, and any national insurance, social fund or similar contributions required to be made in respect of Employees) due and payable by any Target Company up to the date hereof have been duly paid and each Target Company has made all such deductions and retentions as should have been made under applicable laws or regulations.

COMPANY RESIDENCE/PERMANENT ESTABLISHMENT

     10.9 Each Target Company is and has at all times been resident for tax purposes in its place of incorporation and is not and has not at any time been treated as resident in any other jurisdiction for any tax purpose (including any double taxation arrangement). No Target Company is subject to tax in any jurisdiction other than its place of incorporation by virtue of having a permanent establishment or other place of business in that jurisdiction.

     10.10 No Target Company is liable for any tax as the agent of any other person or business or constitutes a permanent establishment of any other person, business or enterprise for any tax purpose.

VALUE ADDED TAX

     10.11 For the purposes of this section the expression "VAT" means value added tax or any other sales or turnover tax of any relevant jurisdiction, and "VAT legislation" means any relevant enactments in relation to VAT and all notices, provisions and conditions made or issued thereunder including the terms of any agreement reached with any relevant tax authority, and any concession referred to in the Data Room.

     10.12 No Target Company is required to make or has made any adjustment under Part XV of the Value Added Tax Regulations 1995 (or the equivalent, if any, in that Target Company's jurisdiction) as a result of having an interest in an asset to which Part XV Value Added Tax Regulations 1995 (or the local equivalent, if any, in that Target Company's jurisdiction) applies.

     10.13  In relation to each Target Company:

(a) it is registered for the purposes of VAT, has been so registered at all times that it has been required to be registered by VAT legislation, and such registration is not subject to any conditions imposed by or agreed with the relevant tax authority;

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(b)  it has complied fully with and observed in all material respects the terms of VAT legislation;

(c) it has maintained and obtained at all times complete, correct and up-to-date records, invoices and other documents (as the case may be) appropriate or requisite for the purposes of VAT legislation and has preserved such records, invoices and other documents in such form and for such periods as are required by VAT legislation;

(d) it is not and has not been treated as a member of a group for the purposes of VAT legislation, and has not applied for such treatment; and

(e) it is not and has not been subject under VAT legislation to any penalty, fine or surcharge, or any warning or notice which could (whether with or without other events) lead to the imposition of any penalty, fine or surcharge, and has not been required to give any security as a condition of making supplies for the purposes of VAT; and

(f) it is not, and has not agreed to become, an agent, manager or factor for VAT purposes of any person who is not resident in the jurisdiction in which that Target Company is resident for tax purposes.

     10.14 All VAT, import duty and other taxes or charges payable by any Target Company upon the supply, acquisition, use or importation of goods or services, and all excise duties payable in respect of any assets (including trading stock) imported or owned by any Target Company, have been paid in full.

     10.15 No Target Company has been required by any taxation authority to give security in connection with taxable supplies made or received by it.

STAMP DUTY/CAPITAL DUTY

     10.16 All documents in the possession or under the control of each Target Company or to the production of which any Target Company is entitled which establish or are necessary to establish the title of any Target Company to any asset have been duly stamped and any applicable stamp duties or similar duties or charges in respect of such documents have been duly accounted for and paid.

     10.17 All duties, fees and penalties payable in respect of the capital of each Target Company (including any premium over nominal value at which any share was issued) have been duly accounted for and paid, and there are no circumstances under which any relief obtained against payment of any such amount could be withdrawn.

DEGROUPING

     10.18 There are no circumstances whereby any liability in respect of tax may be chargeable on any Target Company as a result of that Target Company ceasing to be a member of a group of companies for any taxation purposes on or as a result of Completion.

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TRANSFER PRICING

     10.19 No Target Company has knowingly undertaken any transactions or provided any service or finance, nor agreed to undertake any transactions or provide any service or finance, or made any other provision to other companies with which they are connected, other than on an arm's length basis in circumstances where any such transaction, service, finance or other provision may be treated as provided on an arm's length basis for tax purposes, and so far as the Vendor is aware no liability to tax will be incurred by any Target Company in connection with any such transaction, service, finance or other provision by reason of such transaction, service, finance or other provision not being on an arm's length basis.

BUSINESS ASSETS

STAMP DUTY

     10.20 All documents in the possession of the Business Vendors which establish or are necessary to establish the title of the relevant Business Vendor to any Business Asset (for the avoidance of doubt excluding the Shares) or under which the Business Vendor has any rights which relate to the relevant Business (excluding the Shares) have been duly stamped and any applicable stamp duties or charges in respect of such documents have been duly accounted for and paid.

EMPLOYEES

     10.21 Each Business Vendor maintains complete, materially correct and up-to-date records which are, or may be, necessary for all PAYE and National Insurance purposes and to the extent that these records are not passed to the Purchaser on Completion will afford the Purchaser reasonable access thereto during business hours.

VAT

     10.22 Each Business Vendor is a registered and taxable person for the purposes of VAT.

     10.23 No election has been made by the Business Vendors in accordance with the provisions of paragraph 2 of Schedule 10 to the Value Added Tax Act 1994 to waive the exemption for VAT in respect of the Business Properties.

     10.24 No Business Vendor is required to make or has made any adjustment under Part XV Value Added Tax Regulations 1995 (or the equivalent, if any, in the Business Vendors' jurisdiction) as a result of having an interest in any asset to which Part XV Value Added Tax Regulations 1995 (or the equivalent, if any, in the Business Vendors' jurisdiction) applies.

     11.    ENVIRONMENTAL

So far as the Vendor is aware, there are no Pre-Completion Conditions (as defined in Schedule 20 ) that are likely to give rise to a liability under the indemnity in Schedule 20 .

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     12.    EMPLOYMENT

     12.1 Save as disclosed in the Data Room and in the Disclosure Letter, no Target Company recognises or, in relation to the Businesses, neither Business Vendor recognises, any trade union or other body representing its Employees or any of them for the purpose of collective bargaining or other negotiating purposes or is organised in an employer's association or has established a works council. So far as the Vendor is aware, except to the extent disclosed in the Disclosure Letter there are no proposals and there have been no attempts in relation to any Target Company or, in relation to the Businesses, the Business Vendors, to organise establish or obtain recognition of any trade union or other such body representing its Employees for the purposes of collective bargaining, negotiating or other purposes.

     12.2 No Target Company has and, in relation to the Businesses, no Business Vendor has, received any written notice in the **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** prior to the date of this Agreement, that a dispute, strike or other industrial action exists or is threatened between any Target Company or, in relation to the Businesses, the Business Vendors, and a significant number or category of Employees or a trade union representing such Employees.

     12.3 There are no proposals nor has any agreement been reached by any Target Company or, in relation to the Businesses, the Business Vendors, to change the terms of employment, including pension fund commitments, of any Employees, which in aggregate could increase the total staff costs of the IMS Business by more than **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION**, with the exception of any arrangements in relation to normal annual pay reviews.

     12.4   The Data Room includes:

(a)  copies of the contracts of employment for all Key Managers;

(b) copies of the standard terms and conditions of employment applicable to Employees;

(c) details of the dates of commencement of employment (or appointment to office), dates of birth, job title and notice periods of all the Employees;

(d) details of the remuneration including all contractual and non-contractual benefits applicable to the Employees (other than Retirement Benefits and any benefits provided and applicable industry-wide collective bargaining agreements) including but not limited to all bonus schemes, commission arrangements, profit sharing, insurance policies, enhancements to statutory entitlements in relation to maternity, paternity, adoption and parental leave, pay and any severance payment policies and redundancy or redeployment procedures entitling Employees to longer consultation or notice periods than

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     those required by law in the relevant jurisdiction and any collective, shop or workforce agreements;

(e) in relation to Hays Information Management GmbH, details of any special termination protection of any of its employees based on disablement, maternity or membership in works councils or similar boards but, for the avoidance of doubt, excluding any rules relating to statutory rights on termination.

     12.5 Save to the extent disclosed in the Disclosure Letter, so far as the Vendor is aware, no Target Company has and, in relation to the Businesses, no Business Vendor has, received any written notice in the **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** prior to the date of this Agreement, that it has materially breached any obligations imposed on them by any relevant statutes, regulations, instruments, collective agreements, recognition agreements and all contractual obligations applying to the jurisdiction in which such Target Company or, in relation to the Businesses, the Business Vendors, is incorporated which are owed to or in respect of their Employees and which have not been resolved, settled or compromised.

     12.6 No Target Company has, and, in relation to the Businesses, no Business Vendor has, nor are any of them proposing to introduce, any share incentive scheme, share option scheme or profit sharing, bonus, commission or other such incentive scheme for any directors or Employees engaged in the IMS Business.

     12.7 Save to the extent disclosed in the Disclosure Letter, so far as the Vendor is aware and with the exception of the contracts of employment for the Belgium Business Employees, there is not in existence any written or unwritten contract of employment with any Employee that cannot be terminated by the relevant Target Company or, in relation to the Businesses, the Business Vendors, on less than **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** notice without giving rise to a claim for damages reinstatement. reengagement or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal or, in either case, the equivalent in any relevant jurisdiction).

     12.8 Save as disclosed in the Disclosure Letter, no Target Company has and, in relation to the Businesses, no Business Vendor has, received any written notice in the **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** prior to the date of this Agreement, from a Key Manager to terminate his or her employment.

     12.9 Except as disclosed in the Disclosure Letter, no Target Company has and, in relation to the Businesses, no Business Vendor has, made an offer of full-time employment where the annual remuneration payable to such person would be **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A

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REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE
COMMISSION** or more to a person which is outstanding at the date of this Agreement or as a result of which any such person is due to begin full-time employment in the IMS Business after Completion.

     12.10 Save as disclosed in the Disclosure Letter, other than in respect of annual season ticket loans there are no amounts owing to any Target Company or to any Business Vendor by any of the Employees.

     13.    RETIREMENT BENEFITS

RETIREMENT BENEFITS

     13.1   All Vendor Retirement Benefit Plans are disclosed in the Data Room.

     13.2 Other than through the Vendor Retirement Benefit Plans (and any mandatory social security or other plans operated under public law, statute or regulation in the relevant jurisdiction or any industry-wide plans), the Target Companies or, in relation to the Businesses, the Business Vendors, do not provide or contribute to and are not liable to provide or contribute to the provision of Retirement Benefits for or in respect of any Employee.

DOCUMENTS AND INFORMATION

     13.3 The Vendor or its advisers have disclosed to the Purchaser or its advisers copies of all material documents containing provisions currently governing the Vendor Retirement Benefit Plans.

APPROVAL

     13.4 So far as the Vendor is aware, any Vendor Retirement Benefit Plan that is capable of Approval is Approved and there is no reason that the Vendor is aware of that may cause such Approval to be withdrawn.

PAYMENTS IN RESPECT OF THE VENDOR PLANS

     13.5 All amounts due to be paid to or in respect of the Vendor Retirement Benefit Plans and any mandatory social security or other plans operated under public law, statute or regulation in the relevant jurisdiction or any industry-wide plans by any Target Company or, in relation to the Businesses, any Business Vendor, on or before Completion (including any insurance premiums) have been paid.

     13.6 In relation to Hays Information Management GmbH, balance sheet provisions for present and future pensions liabilities have been made in the 2002 Commercial Balance Sheet as required under German statutory law.

     13.7 Hays Information Management GmbH has built up reserves pro rata temporis for yearly payments, if any, for contributions to pensions payments and life insurance schemes which will become due **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL

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TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** of Completion.

DISPUTES AND INVESTIGATIONS

     13.8 Neither the Target Companies, nor in relation to the Businesses, nor either of the Business Vendors, nor the trustees of the Vendor Retirement Benefit Plans have received written notice of any material claim (other than routine claims for benefits), dispute, complaint or investigation having been made (in relation to any Vendor Retirement Benefit Plan within the UK by or in respect of a Business Employee only) against any Target Company or, in relation to the Businesses, the relevant Business Vendor, or the trustees in relation to the Vendor Retirement Benefit Plans which remains unresolved and, so far as the Vendor is aware, there is no reason why any such claim, dispute, complaint or investigation could arise (in respect of any Vendor Retirement Benefit Plan within the UK in respect of any Business Employee only).

CONTRACTING OUT

     13.9 There is in force in respect of each employment of an Employee who is a member of the contracted-out Vendor Retirement Benefit Plan an appropriate contracting-out certificate. So far as the Vendor is aware there is no reason why any contracting-out certificate could be cancelled, surrendered or varied.

COMPLIANCE

     13.10 In respect of the Target Company Employees, the Target Company, and in respect of the Business Employees the Business Vendors respectively comply and in respect of Vendor Retirement Benefits Plans outside of the UK have complied in all material respects with all legal and regulatory requirements relating to the Vendor Retirement Benefit Plans and any mandatory social security or other plans operated under public law, statute or regulation in the relevant jurisdiction or any industry-wide plans (including equal treatment (other than in respect of guaranteed minimum pensions) and data protection requirements), and the schedule of contributions/payment schedule relevant to the Vendor Retirement Benefit Plans. Each Business Vendor complies with any duty to facilitate access to a stakeholder pension scheme (under section 3 of the Welfare Reform and Pensions Act 1999). The Vendor Retirement Benefit Plans comply and (in respect of Vendor Retirement Benefits Plans outside of the UK including equal treatment) have complied in all material respects with all legal and regulatory requirements.

MISCELLANEOUS

     13.11 None of the Vendor Retirement Benefit Plans within the UK provide any benefits other than those relating to old age, invalidity or survivors within the meaning of Regulation 7(2) of the Employment Regulations.

     14.    INSOLVENCY ETC.

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     14.1   No member of the Vendor Group or Target Company has received any written notice that an order has been made, petition presented meeting convened or resolution passed for the winding up of the Vendor, a Share Vendor or any Target Company or the Business Vendors, or for the appointment of any provisional liquidator (or equivalent in the jurisdiction of its incorporation).

     14.2 No member of the Vendor Group or Target Company has received any written notice concerning the appointment of:

(a) an administrator (whether out of court or otherwise) in relation to the Vendor, a Share Vendor or any Target Company or either Business Vendor, or

(b) a receiver (including, without limitation, any administrative receiver, or the equivalent in the relevant jurisdiction of incorporation), in respect of the whole or any material part of any of the property, assets and/or undertaking of any Target Company or the Business.

     14.3 None of the Vendor, a Share Vendor, the Target Companies or the Business Vendors or any of their direct or indirect holding companies has made any voluntary arrangement with any of its creditors.

     14.4 No distress, execution or other process which remains undischarged has been levied on any of the Business Assets or the assets of any of the Target Companies, and neither Business Vendor nor any of the Target Companies has stopped the payment of its debts or received a written demand pursuant to section 123(1)(a) Insolvency Act 1986 (or equivalent in the jurisdiction of its incorporation) and is unable to pay its debts within the meaning of section 123 Insolvency Act 1986 (or equivalent in the jurisdiction of its incorporation) nor could it be deemed to be unable to pay its debts within the meaning of section 123 Insolvency Act 1986 (or equivalent in the jurisdiction of its incorporation).

     14.5 So far as the Vendor is aware, there are no facts which are likely to give rise to any of the events or circumstances referred to in this paragraph 14.

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                                   SCHEDULE 4

                              PURCHASER WARRANTIES

     1. The Purchaser and each of the Designated Purchasers is validly incorporated, in existence and duly registered under the laws of its jurisdiction.

     2. The Purchaser and each of the Designated Purchasers has obtained all corporate authorisations and, so far as the Purchaser is aware, all other applicable governmental, statutory, regulatory or other consents, licences, authorisations, waivers or exemptions required to empower it to enter into and perform its obligations under this Agreement and the Transaction Documents to which it is (or is proposed to be) a party in accordance with their terms.

     3. This Agreement and the Transaction Documents which are to be entered into by a member of the Purchaser Group will, when executed, constitute legal, valid and binding obligations of the relevant member of the Purchaser Group.

     4. Entry into and performance by each member of the Purchaser Group of this Agreement and/or the relevant Transaction Documents will not violate or conflict with the provisions of its memorandum and articles of association, articles or certificate of incorporation, bye-laws, or equivalent constitutional documents in its jurisdiction of incorporation.

     5. So far as the Purchaser is aware, neither entry into this Agreement nor entry into, and implementation of, the Proposed Transactions will:

(a) result in violation or breach of any applicable laws or regulations in any relevant jurisdiction;

(b) amount to a breach of any order, decree or judgment of any court or any governmental or regulatory authority in its jurisdiction of incorporation,

by any member of the Purchaser Group, where, in each case, such breach would materially and adversely affect its ability to enter into or perform its obligations under this Agreement or the Transaction Documents in accordance with their terms.

     6. Neither entry into this Agreement nor entry into, and implementation of, the Proposed Transactions will result in a requirement for a Purchaser or Designated Purchaser to obtain any consent or approval of, or give any notice (other than the filing of a Current Report on Form 8-K under US securities laws) to or make any registration with, any governmental, regulatory or other authority which has not been obtained or made as at the date of this Agreement.

     7. No order has been made, petition presented or meeting convened for the winding up of a Purchaser or Designated Purchaser or any of their direct or indirect holding companies, or for the appointment of any provisional liquidator (or equivalent in the jurisdiction of its incorporation) (or other process whereby the business is terminated and the assets of the company concerned are distributed

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amongst the creditors and/or shareholders or other contributors), and there are no cases or proceedings under any applicable insolvency, reorganisation or similar laws in any relevant jurisdiction, and no events have occurred which, under applicable laws, would justify any such cases or proceedings.

     8. The Purchaser has available cash, or available loan facilities on terms which involve no material pre-conditions (and where the Purchaser has every expectation that the remaining pre-conditions will be satisfied) that will at Completion provide in immediately available funds the necessary cash resources to pay the purchase price referred to in clause 3 and meet its other obligations under this Agreement.

     9. The Shares of each Target Company incorporated under the laws of any state of the United States are being acquired solely for the account of the Purchaser or the relevant Designated Purchaser and not with a view to the distribution thereof. No sale, distribution, transfer or other disposition of such Shares will be made, unless and until, either (i) such Shares have been duly and effectively registered or qualified for resale under the Securities Act of 1933, as amended, and under any applicable state securities laws; or (ii) an exemption from such registration or qualification is available. The Purchaser has had the opportunity to examine the records of such Target Company set out in the Data Room. The Purchaser, either along or with the Purchaser's professional advisors, has such knowledge and experience in financial and business matters that the Purchaser and/or such advisors are capable of evaluating the merits and risks of this particular investment.

     10. Each of the Purchaser and any member of the Purchaser Group acquiring any shares of capital stock of any Target Company incorporated under the laws of any state of the United States is an "accredited investor" as such term is defined in Rule 501(a) of the Securities Act of 1933, as amended.

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                                   SCHEDULE 5

                            LIMITATIONS ON LIABILITY

The provisions of this Schedule 5 shall operate to limit, qualify or reduce the liability of the Vendor and any Share Vendor or the Business Vendors in respect of any Claims (as the context requires) provided that the limitations in this
Schedule 5 shall only apply to a Claim under Schedule 20 to the extent that such limitations are not inconsistent with the provisions of Schedule 20 and in the event of a conflict between the provisions of Schedule 5 and Schedule 20 the provisions of Schedule 20 shall apply.

TIME PERIODS AND MONETARY LIMITATIONS

     1. Neither the Vendor nor any Share Vendor nor the Business Vendors shall be liable for any Claim unless the Vendor receives from the Purchaser written notice (within thirty (30) days of the Purchaser becoming aware of such Claim provided that failure to so notify the Vendor shall not relieve the Vendor of its obligations under this Agreement but the Vendor shall not be liable under such Claim to the extent that any loss or damage is attributable to the Purchaser's failure to so notify) containing such reasonable details of the Claim of which the Purchaser is aware including the Purchaser's estimate (on a without prejudice basis) of the amount of such Claim:

(a) on or before the date **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** after the Completion Date in the case of a Warranty Claim other than a Claim under paragraph 10 (Tax) of Schedule 3 or a Claim under paragraph 11 of Schedule 3 (Environmental); or

(b) on or before the **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** of the Completion Date in the case of a Claim under paragraph 11 of Schedule 3 (Environmental);

(c) in the case of a claim for breach of any of the Tax Warranties or the Tax Covenant, on or before the **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** of the Completion Date; or

(d) in relation to the indemnities set out in the following paragraphs of Part E of Schedule 10 the time limit referred to below:

     (i) on or before the date **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED

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            SEPARATELY WITH THE COMMISSION** after the Completion Date in the case of paragraph 2;

     (ii) on or before the date **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** after the Completion Date in the case of paragraph 7;

     (iii) on or before the date **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** after the Completion Date in the case of paragraph 8;

The time limits set out in paragraphs 1(a) to (d) shall not apply in relation to any Claim for a breach of the Warranties in paragraphs **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** of Schedule 3 (TITLE WARRANTIES).

     2. Neither the Vendor nor any Share Vendor or the Business Vendors shall be liable for any Warranty Claim:

(a) in relation to the Title Warranties, unless the amount of the liability pursuant to any single Title Warranty Claim exceeds **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** and in relation to all other Warranty Claims unless the amount of the liability pursuant to any single Warranty Claim exceeds **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION**, in which case the liability of the Vendor and the Designated Vendors pursuant to such Warranty Claim shall be the whole amount of such Warranty Claim and not merely the excess over **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** or **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION**, as the case may be;

(b) in relation to the Title Warranties unless the aggregate amount of the liability of the Vendor and the Designated Vendors pursuant to all Title Warranty Claims exceeds **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION**, and in relation to all other Warranty Claims unless the aggregate amount of the liability of the Vendor and the Designated Vendors

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     for all other such Warranty Claims exceeds **THE CONFIDENTIAL PORTION HAS
     BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** (in which event the liability of the Vendor pursuant to such Warranty Claim shall be the whole amount of such Warranty Claim(s) and not merely the excess);

(c) in relation to a Tax Claim, unless the amount of the liability pursuant to any single Tax Claim exceeds **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION**; and

(d) in relation to a Claim under paragraph 11 of Schedule 3 , unless the amount of the liability exceeds **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION**.

     3. The aggregate amount of the liability of the Vendor, the Share Vendors and the Business Vendors for all Warranty Claims (other than Claims relating to Title Warranties) shall not exceed **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION**.

     4. Any Claim subject to paragraph 1(a) to (d) above shall (if it has not been previously satisfied, settled or withdrawn) be deemed to have been withdrawn (and no new Claim may be made in respect of the facts giving rise to such withdrawn Claim) unless legal proceedings in respect of it have commenced (by both being issued and served) within **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** of notification to the Vendor pursuant to paragraph 1 of this Schedule 5 save where the Claim relates to a contingent liability in which case it shall be deemed to have been withdrawn unless legal proceedings in respect of it have been commenced by being both issued and served within **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** of it having become an actual liability.

     5. If any Claim is based upon a liability which is contingent only, the Vendor shall not be liable to make payment unless and until such contingent liability gives rise to an obligation to make a payment but, subject as provided in paragraph 1 of this Schedule 5 , without prejudice to the right of the Purchaser to give notice thereof and to issue and serve proceedings in respect thereof prior thereto.

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     6.     **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION**

DISCLOSED MATTERS

     7. The Vendor, the Share Vendors and the Business Vendors shall not be liable for any Claim or for any claim under the Tax Warranties (other than a claim under the Tax Covenant) by or on behalf of the Vendor, the Share Vendors and the Business Vendors if and to the extent that the fact, matter, event or circumstance giving rise to such claim:

(a) in so far as it relates to a Warranty Claim was fairly disclosed in this Agreement, any Transaction Document, the Disclosure Letter or any document attached to the Disclosure Letter;

(b) is fairly disclosed, allowed, provided or reserved for in the Special Purpose Accounts or the Individual Statutory Accounts; or

(c) is the subject of an adjustment reflected or provided for, or otherwise taken into account, in the Effective Date Statements and adjustments to the Initial Cash Consideration in connection therewith.

     8.     Clause not used.

CONDUCT OF CLAIMS

     9. If the Purchaser becomes aware of any claim or potential claim by a third party after the Completion Date which might result in the Purchaser for itself or as agent for the Designated Purchasers being entitled to make a Warranty Claim against the Vendor, the Share Vendors or the Business Vendors (other than pursuant to the Tax Warranties):

(a) the Purchaser shall promptly (and in any event within thirty (30) days of becoming aware of such claim or potential claim) give written notice of such claim to the Vendor and shall procure that the Vendor is (or its representatives are) given all reasonable facilities (at the Vendor's cost) to investigate any such claim;

(b) the Purchaser shall not, and shall procure that no member of the Purchaser Group shall, make any admission of liability, agreement or compromise with any person, body or authority in relation thereto without the prior approval of the Vendor, such approval not to be unreasonably withheld or delayed;

(c) the Purchaser shall, or shall cause the relevant member of the Purchaser Group to take such action as the Vendor shall reasonably request to avoid, resist, dispute, appeal, compromise or defend any such claim or potential claim or any adjudication in respect thereof, provided that such action is not likely to

                                                                         Page 90
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     be reasonably considered to have a material adverse affect on any relationship of the Purchaser or any of the Designated Purchasers with its material customers; and

(d) the Purchaser shall keep the Vendor reasonably informed of the conduct of the claim.

PURCHASER'S ACTION

     10. None of the Vendor nor any Share Vendor or the Business Vendor shall be liable for any Warranty Claim (other than pursuant to the Tax Warranties) if and to the extent it would not have arisen but for any voluntary act, omission or transaction carried out after the date of this Agreement by the Purchaser or any member of the Purchaser Group or their respective directors, employees or agents (as appropriate), including any change in the accounting policies used in the preparation of the Special Purpose Accounts, otherwise than an act or transaction carried out by a Target Company (a) pursuant to a legally binding commitment created on or before Completion or (b) in the ordinary and usual course of business of the company as carried on as at Completion.

RECOVERY FROM THIRD PARTIES

     11. Without prejudice to the Purchaser's duty to mitigate any loss in respect of any Claim (other than a claim under the Tax Warranties or Tax Covenant), if, in respect of any matter which would otherwise give rise to a Claim (other than a claim under the Tax Warranties or Tax Covenant), the Purchaser or any member of the Purchaser Group is entitled to claim under any policy of insurance, the Purchaser or relevant member of the Purchaser Group agrees to take all steps and proceedings as the Vendor may reasonably require to recover such loss from relevant insurers and the amount of insurance monies (less any reasonable costs of recovery, or increased premium costs to the extent these are attributable to making the insurance claim) the Purchaser or the relevant member of the Purchaser Group recovers shall reduce pro tanto or extinguish the relevant Claim. The Purchaser shall not be required to claim under any insurance policy if doing so would cause, or be reasonably likely to cause, the Purchaser to be unable to continue or renew such insurance policy on reasonable commercial terms.

     12. If the Vendor makes any payment to the Purchaser for itself or as agent for any Designated Purchaser in respect of, or relating to, any Claim (other than a claim under the Tax Warranties or Tax Covenant) (the DAMAGES PAYMENT), and any member of the Purchaser Group receives any sum or benefit (whether by payment, under any insurance policy or discount, credit, relief or otherwise) otherwise than from the Vendor (including any taxation authority) that would not have been received but for the circumstance giving rise to the Claim in respect of which the Damages Payment was made, the Purchaser shall, or shall procure that a member of the Purchaser Group shall, once it or the relevant member of the Purchaser Group has received such sum or benefit (net of taxation thereon, any

                                                                         Page 91
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deductible under any insurance policy and any reasonable costs of recovery), immediately repay to the Vendor for itself and/or (if applicable) as agent for the relevant Designated Vendor an amount equal to the lesser of the amount of such benefit (net of taxation thereon, any deductible under any insurance policy and any reasonable costs of recovery) and the Damages Payment.

     13. Where the Vendor has made a payment to the Purchaser for itself or as agent for any Designated Purchaser in respect of, or relating to, any Claim (other than a claim under the Tax Warranties or Tax Covenant) (DAMAGES PAYMENT) and the Purchaser or any member of the Purchaser Group has a right of reimbursement against any other person in respect of or relating to that Claim, the Purchaser shall promptly notify the Vendor of that fact and provide, or procure the provision by any member of the Purchaser Group of, such information as the Vendor may reasonably require and shall take, and procure that any member of the Purchaser Group shall take, all steps or proceedings as the Vendor may reasonably require to enforce such right except where the right of reimbursement is against a customer of the Purchaser or any of the Designated Purchasers or under any insurance policy maintained by the Purchaser or any of the Designated Purchasers in which case conduct shall be at the sole discretion of the Purchaser. In the event that the Purchaser or any member of the Purchaser Group shall be reimbursed any amount, the Purchaser shall promptly pay the Vendor for itself and/or (if applicable) as agent for the relevant Designated Vendor an amount equal to the less of the amount reimbursed (net of taxation, any deductible under any insurance policy any reasonable costs of recovery) and the Damages Payment. Thereafter, any Claim shall be limited (in addition to the limitation on the liability of the Vendor referred to in this clause) to the amount by which the loss or damage suffered by the Purchaser as a result of such breach shall exceed the amount so recovered.

GENERAL

     14. Payment of any Claim shall preclude any other Claim or inclusion of such matter as an adjustment in the Effective Date Statements which is capable of being made in respect of the same subject matter to the extent of any such payment.

     15. The Purchaser agrees for itself and on behalf of the Designated Purchasers with the Vendor that each of them shall not be entitled to recover damages or obtain payment, reimbursement, restitution or indemnity more than once in respect of any one shortfall, damage, deficiency, breach or other set of circumstances which give rise to one or more Claims and for this purpose recovery by the Purchaser or a Designated Purchaser shall be deemed to be a recovery by each of them.

     16. None of the Vendor nor any Share Vendor nor the Business Vendors shall be liable for any Claim (other than a claim under the Tax Warranties or Tax Covenant) if and to the extent it is attributable to, or, such Claim otherwise having arisen, is increased as a result of (a) any legislation not in force at the date of this Agreement; (b) any change of law (or any change in interpretation on the basis of case law), regulation, directive, requirement or administrative practice (including but not limited to extra-statutory concessions of the Inland Revenue or other tax authority) which takes effect retroactively; (c) any increase in the rates of taxation in force at the date of this Agreement; (d) the Purchaser or a member of the Purchaser Group disclaiming any part of the benefit of capital or other allowances against taxation claimed or proposed to be claimed on or before the date of this Agreement.

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     17.    A breach of any Warranty that is capable of being remedied shall not entitle the Purchaser to compensation unless the Vendor is given written notice of the breach by the Purchaser and the Vendor has not reimbursed the Purchaser or the relevant member of the Purchaser Group for any other loss suffered or incurred by it in connection with the breach of warranty within **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** after the date on which notice is served on the Vendor. Without prejudice to its duty to mitigate any loss, the Purchaser shall, or shall procure that the relevant member of the Purchaser Group shall, provide all reasonable assistance to the Vendor to remedy any such breach at the cost of the Vendor.

     18. Upon any Claim being made, the Purchaser shall, on reasonable notice and at the Vendor's cost, and shall procure that the relevant member of the Purchaser Group shall, make available to accountants and others appointed by the Vendor such relevant records and information as the Vendor reasonably requests in connection with such claim and the Purchaser shall, and shall procure that the relevant member of the Vendor Group shall, on reasonable notice and at the Vendor's cost, use its reasonable endeavours to procure that the auditors (both past and then current) of any Target Company make available to the Vendor and to accountants and others appointed by the Vendor their audit working papers in respect of audit of any Target Company's accounts for any relevant accounting period in connection with the Claim or any damages arising therefrom.

     19. Nothing in this Schedule 5 shall in any way restrict or limit the general obligation at law of each of the Purchaser and any Designated Purchaser to mitigate any loss or damage that it may suffer in consequence of any breach of Warranty.

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                                   SCHEDULE 6

                             COMPLETION ARRANGEMENTS

           PART A - COMPLETION ARRANGEMENTS RELATING TO THE BUSINESSES

     1.     At Completion:

(a) the Vendor shall, or shall procure that the Business Vendors shall, let the Purchaser into possession of the Business Assets;

(b) the Vendor and the Purchaser shall execute, or shall procure the execution by their respective Affiliates of, the Transaction Documents;

(c) the Vendor shall deliver to the Purchaser the Information, employee records, and all other records, documents, lists, catalogues, brochures, literature and material as relate exclusively to the Businesses and/or the Business Assets; and

(d) the Vendor shall procure the delivery to the Purchaser of (i) the Certificates of Title and (ii) letters from the Property Law Firms and Overseas Property Law Firms (if applicable) in Agreed Form relating to the holding of title deeds in relation to the Business Properties.

     2. Save as otherwise provided in this Schedule 6 (Completion Arrangements), title to all Business Assets which are capable of transfer by delivery shall pass at Completion by delivery.

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             PART B - COMPLETION ARRANGEMENTS RELATING TO THE SHARES

1. At Completion, the Vendor shall deliver or procure the delivery to the Purchaser in the relevant jurisdiction of:

For the Sale Companies (other than Hays Information Management Solutions AS):

(a) duly executed transfers into the name of the Purchaser or a Designated Purchaser in respect of all of the Shares, together with the relative share certificates to the extent such exist or are required by law;

(b) share certificates in respect of all of the issued shares in the capital of each of the Subsidiaries, together with stock powers (duly endorsed in blank) or duly executed transfers into the name of the Purchaser or a Designated Purchaser in respect of any shares in such Subsidiaries not held in the name of a Target Company;

(c) to the extent such exist or are required by law, the Articles or Certificates of Incorporation, By-Laws, Common Seal, Share Register and Share Certificate Book (with any unissued share certificates) and all minute books and other statutory books (which shall be written-up to but not including Completion), or, in each case, their equivalents in the jurisdiction of incorporation of the relevant Target Company, of each Target Company and current and certified excerpts of the Commercial Register and certified articles of association each of the German Target Company and the German Share Vendor.;

(d) a copy of a resolution of the board of directors (certified by a duly appointed officer as true and correct) of:

     (i) the Vendor, authorising the execution of and the performance by the Vendor of its obligations under this Agreement and each of the other documents to be executed by the Vendor;

     (ii) each member of the Vendor Group as appropriate, authorising the execution of and the performance by the relevant company of its obligations under each of the documents to be executed by it;

(e) letters from each relevant Property Law Firm in Agreed Form relating to the holding of title deeds in relation to the Target Company Properties;

For Hays Information Management Solutions AS:

(f)  minutes from the board of directors, approving the acquisition;

(g) shareholders' register ("AKSJEEIERBOK") where the relevant Share Purchaser is entered as owner of all the Share Vendor's Shares;

(h) shareholding acknowledgement ("AKSJEBVIS") in favour of the relevant Share Purchaser;

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(i)  shareholders' register ("AKSJEEIERBOK") for TTN Geodata Services AS; and

(j)  shareholders' register ("AKSJEEIERBOK") for Norsk Geodata Senter AS;

In respect to Hays Informations Management GmbH:

(a) Notarial deed on the transfer of title to all shares in Hays Informations Management GmbH from Hays Overseas Holdings GmbH to the respective Share Purchaser.

2. The Vendor shall procure that resolutions of the board of directors and shareholders if necessary to transfer the Shares of each relevant Target Company are passed by which the following business is transacted:

(a) the registrations (subject to their being duly stamped where relevant) of the transfers in respect of the Shares referred to in paragraph 1 of this Part B is approved;

(b) the resignations of the directors, officers, secretaries and auditors of the Target Companies referred to in paragraph 1 are accepted and such persons as the Purchaser shall nominate are appointed in their place.

3. At Completion, the Purchaser shall deliver to the Vendor a copy of the minutes (certified by a duly appointed officer as true and correct) of each relevant member of the Purchaser Group authorising the execution and performance by such member of its obligations under this Agreement and each of the other documents referred to in this Agreement to be executed by such member.

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                                   SCHEDULE 9

                                  TAX COVENANT

     1.     Interpretation

     1.1 In this Schedule the following definitions shall have the following meanings:

EVENT means any act, transaction (including Completion) or omission, the earning, receipt or accrual for any tax purpose of income, profit or gain, and the incurring for any tax purpose of any loss or expenditure;

OVERPROVISION means, applying the accounting policies, principles and practices adopted in relation to the preparation of the Effective Date Statements (and ignoring the effect of any change in law made or action taken by any Relevant Purchaser, any Sale Company or any Subsidiary after the Effective Date, or any relief arising after the Effective Date), the amount by which any contingency or provision in the Effective Date Statements relating to tax is overstated (other than tax arising in the ordinary course of business of the Sale Company or Subsidiary concerned in the period between the Effective Date and Completion);

PURCHASER'S GROUP means, for the purposes of this Schedule, the Purchaser and any other company or companies which either are or become after Completion, or have within the **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** ending at Completion been, treated as members of the same group as, or otherwise connected or associated in any way with, the Purchaser for any tax purpose;

PURCHASER'S RELIEF means:

(a) any relief arising to any Sale Company or any Subsidiary to the extent that it either arises in respect of an event occurring or period commencing after the Effective Date; or

(b)  any relief included in the Effective Date Statements as an asset; or

(c) any relief arising to any member of the Purchaser's Group (other than any Sale Company or any Subsidiary);

RELEVANT PURCHASER means, in relation to each of the Sale Companies and their Subsidiaries, the Share Purchaser whose name is set out opposite the name of the Sale Company in column (8) of Part C of Schedule 2;

RELEVANT VENDOR means, in relation to each of the Sale Companies and their Subsidiaries, the Share Vendor whose name is set out opposite the name of the Sale Company in column (4) of Part C of Schedule 2;

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RELIEF includes, unless the context otherwise requires, any allowance, credit, deduction, exemption or set-off in respect of any tax or relevant to the computation of any income, profits or gains for the purposes of any tax, or any right to repayment of or saving of tax, and any reference to the use or set off of relief shall be construed accordingly;

RETAINED GROUP means the Vendor and any other company or companies (other than the Sale Companies or any Subsidiaries) which either are or become after Completion, or have within the **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** ending at Completion been, treated as members of the same group as, or otherwise connected or associated in any way with, any Relevant Vendor for any tax purpose;

TAX and TAXATION mean (a) taxes on income, profits and gains, and (b) all other taxes, levies, duties, imposts, charges and withholdings in the nature of taxation, including any excise, property, value added, sales, transfer, franchise and payroll taxes and any national insurance or social security contributions, together with all penalties, charges and interest relating to any of the foregoing or to any late or incorrect return in respect of any of them;

TAX ATTRIBUTE has the meaning given to that term in paragraph 15.1;

TAX AUTHORITY means any taxing or other authority competent to impose any tax liability (whether within or outside the United Kingdom);

TAX CLAIM means:

(a) the issue of any notice, demand, assessment, letter or other document by or on behalf of any tax authority or the taking of any other action by or on behalf of any tax authority (including the imposition, or any document referring to the possible imposition, of any withholding of or on account of tax); or

(b) the preparation or submission of any notice, return, assessment, letter or other document by any Relevant Purchaser, any Sale Company, any Subsidiary, or any other person,

from which it appears that a tax liability may be incurred by or may be imposed on any Sale Company or any Subsidiary;

tax liability means:

(a) a liability of any Sale Company or any Subsidiary to make or suffer an actual payment of or in respect of tax (the amount of the tax liability for these purposes being deemed to be equal to the amount of the actual payment of or in respect of tax that the Sale Company or Subsidiary is liable to make); and

(b) the use or set off of any Purchaser's relief in circumstances where, but for such use or set off, any Sale Company or any Subsidiary would have had an actual liability to tax or in respect of tax in respect of which the Relevant

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     Purchaser would have been able to make a claim against the Relevant Vendor under this Schedule (the amount of the tax liability for these purposes being deemed to be equal to the value attributed to that Purchaser's relief in the Effective Date Statements or, if such Purchaser's relief is not included as an asset in the Effective Date Statements, the amount of the actual liability to tax or in respect of tax that is saved by the use or set off of the Purchaser's relief): Provided that for the purposes of this
     Schedule it shall be assumed that reliefs other than any Purchaser's relief are, to the extent allowed by law, used in priority to any Purchaser's relief, and if it cannot be determined whether a Purchaser's relief or another relief is so used, it shall be assumed that another relief is used in priority to any Purchaser's relief; and

(c) the loss of any relief falling within paragraph (b) of the definition of Purchaser's relief (the amount of the tax liability for these purposes shall be the value attributed to that Purchaser's relief in the Effective Date Statements);

TAXES ACT means the Income and Corporation Taxes Act 1988.

     1.2    The headings in this Schedule shall not affect its interpretation.

     1.3 All payments made by the Relevant Vendor to the Relevant Purchaser or by the Relevant Purchaser to the Relevant Vendor under this Schedule, other than payments of interest, shall so far as possible be made by way of adjustment to the consideration for the sale of the relevant Shares.

     1.4 References in this Schedule to any statutory provision or other enactment shall, in respect of any jurisdiction other than England, be deemed to include, where possible, the statutory provision or enactment which most nearly approximates in that jurisdiction to that English statutory provision or enactment.

     1.5 For the avoidance of doubt, clause 3.9 of this Agreement shall apply for the purposes of this Schedule.

     1.6 References to events include events which are deemed to have occurred for any taxation purpose and references to income, profit and gains earned, received or accrued for any taxation purposes include income, profit and gains which are deemed to have been earned, received or accrued for any taxation purpose.

     1.7 References to the loss of a relief include the disallowance of a relief and the failure to obtain a relief (whether as a result of the surrender of the relief to another company or otherwise).

     1.8 If there is a transfer of a Sale Company or a Subsidiary trade after Completion this Schedule shall be read as if a reference to a Sale Company or Subsidiary was a reference to the transferee and a reference to a tax liability of the Sale Company or a Subsidiary shall be read as if a reference to a tax liability of the transferee but the total tax liability of the Vendor or the Vendor's Group to the Purchaser in respect of any tax liability pursuant to this Schedule as modified by this clause shall never be more than the tax liability which would have arisen under this Schedule but for such assignment.

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     2.     COVENANT TO PAY

     2.1 The Vendor hereby covenants (on behalf of each Relevant Vendor) with the Purchaser (on behalf of each Relevant Purchaser) that each Relevant Vendor shall pay to each Relevant Purchaser, insofar as is possible (but without limiting the liability of the Vendor or the Relevant Vendor) by way of adjustment to the consideration for the sale of the Shares in the relevant Sale Company, an amount equivalent to any tax liability (whether or not such tax liability has been discharged on or before Completion, whether or not the Sale Company or Subsidiary is primarily so liable and whether or not the Sale Company or Subsidiary has any right to recovery against any other person) arising to the relevant Sale Company or any Subsidiary of that Sale Company by reference to or in consequence of:

(a) any income, profits or gains earned, accrued or received on or before Completion; and

(b)  any event which occurred on or before Completion;

     2.2 For the avoidance of doubt, paragraph 2.1 above shall not apply to any tax liability arising in respect of, by reference to or in consequence of any income, profits or gains earned, accrued or received after Completion (whether or not as a result of an event which occurred on or before the Effective Date, or any event occurring or deemed to occur after the Effective Date (other than any event which actually occurs on or before Completion but is for tax purposes deemed to occur after Completion but which gives rise to income, profits or gains earned, accrued or received after Completion).

     3.     EXCLUSIONS

     3.1 The covenant contained in paragraph 2.1 above shall not cover any tax liability to the extent that:

(a) provision or reserve in respect of that tax liability has been or is made in the Effective Date Statements, or the tax liability was or is otherwise taken into account in the preparation of the Effective Date Statements; or

(b)  the tax liability was paid or discharged before the Effective Date; or

(c) the tax liability arises in respect of, by reference to or in consequence of:

     (i) any income, profits or gains earned, accrued or received, or deemed to have been earned, accrued or received, in respect of the period between 29 June 2003 and Completion to the extent that the Sale Company or Subsidiary concerned either retains the benefit of such income, profit or gain at Completion, or such income, profit or gain has been expended in the ordinary course of business of the Sale Company or Subsidiary as set out in paragraph 3.4 below; or

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     (ii)   any event occurring between the 29 June 2003 and Completion in the ordinary course of business of the Company or the Subsidiary to which the tax liability relates as set out in paragraph 3.4 below; or

(d) the tax liability arises as a result of any change in rates of tax made after the Effective Date or of any change in law (or a change in interpretation on the basis of case law), regulation, directive or requirement, or the published practice of any tax authority, occurring after the Effective Date; or

(e) the tax liability would not have arisen but for the making of a distribution by any Relevant Purchaser, any Sale Company or any Subsidiary, or any person connected with any of them, at any time after Completion; or

(f) the tax liability would not have arisen but for a transaction, action or omission carried out or effected by any Relevant Purchaser, any Sale Company or any Subsidiary, or any other person connected with any of them, at any time after Completion, except that this exclusion shall not apply where any such transaction, action or omission:

     (i) is carried out or effected by the Sale Company or Subsidiary concerned pursuant to a legally binding commitment created on or before Completion; or

     (ii) is carried out or effected by the Sale Company or Subsidiary concerned in the ordinary course of business of the Sale Company or such Subsidiary as carried on at Completion as set out in clause 3.4 below;

     Provided that this paragraph shall not exclude any tax liability as a result of or in connection with the Purchaser or the Relevant Purchaser complying with its obligations under paragraph 13 of this Schedule; or

(g) the tax liability would not have arisen but for some act, omission, transaction or arrangement carried out at the written request of, or with the written approval of, the Purchaser or the Relevant Purchaser or their authorised representatives prior to the Effective Date provided that such approval or request shall only exclude liability if given by one of the following named people or in the event that a named person no longer holds the post ascribed to them herein such person as is appointed in their place at any time after Completion: Richard Hodgson Financial Director Iron Mountain Europe, Nick Pointon Financial Controller Iron Mountain UK, Clive Drysdale Group Finance Director Mentmore PLC and Jean Bua Vice President Controller Iron Mountain Inc;

(h) the tax liability comprises interest or penalties arising by virtue of an underpayment of tax prior to the Effective Date, insofar as such underpayment would not have been an underpayment but for a BONA FIDE estimate properly reflecting all material information known to any of the Vendor, Relevant Vendor, Sale Company and Subsidiary made prior to the Effective Date of the amount of income, profits or gains to be earned, accrued or received after the

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     Effective Date proving to be incorrect, or but for any other event or events occurring after Completion; or

(i)  the tax liability arises:

     (i) as a result of a change after Completion in the length of any accounting period for tax purposes of any Sale Company or any Subsidiary, or

     (ii) a change after Completion in any accounting policy or tax reporting practice of any Sale Company or any Subsidiary other than changes implemented to comply with the relevant generally accepted accounting principles and practice in force at Completion; or

(j) in relation to each Sale Company and Subsidiary notice of a claim in respect of the tax liability under the provisions of paragraph 9.1 hereof is not given to the Relevant Vendor prior to the seventh (7th) anniversary at the end of the accounting period of the relevant Sale Company or Subsidiary concerned during which the Effective Date occurs, or (where such notice has been given but the claim to which that notice relates is not previously settled, satisfied or withdrawn) proceedings in respect thereof are not issued to and (to the extent possible) served upon the Relevant Vendor within the twelve (12) month period following such anniversary and pursued with reasonable diligence thereafter; or

(k) such tax liability arises as a result of any Sale Company or any Subsidiary failing to submit the returns and computations required to be made by it or not submitting such returns and computations within the appropriate time limits or submitting such returns and computations otherwise than on a proper basis, in each case after Completion and otherwise than as a result of any default or failure of any Relevant Vendor in carrying out any Relevant Vendor's obligations under paragraph 13 or the tax records of the Sale Company or Subsidiary in relation to pre-Completion periods being incomplete or inaccurate; or

(l) the tax liability arises as a direct result of the failure of any Relevant Purchaser to comply with its obligations contained in paragraphs 9, 13 or 15 hereof; or

(m) any relief other than a Purchaser's relief is available, or is for no consideration made available by any member of the Retained Group, to any Sale Company or any of the Subsidiaries to set against or otherwise mitigate the tax liability (and so that (i) for this purpose any relief arising in respect of an accounting period falling partly before and partly after the Effective Date shall be apportioned on a time basis, unless some other basis is more reasonable and (ii) any relief that is so available in relation to more than one tax liability to which this Schedule applies shall, so far as possible, be used in such a way as to reduce to the maximum extent possible the Relevant Vendor's total liability hereunder); or

(n)  the tax liability would not have arisen but for:

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     (i)    the making of a claim, election, surrender or disclaimer, the giving of a notice or consent, or the doing of any other thing under the provisions of any enactment or regulation relating to tax, in each case after the Effective Date and by any Relevant Purchaser, any Sale Company, any Subsidiary or any person connected with any of them and otherwise than at the direction of the Relevant Vendor pursuant to paragraph 13; or

     (ii) the failure or omission on the part of any Sale Company or any Subsidiary otherwise than at the direction of any Relevant Vendor pursuant to paragraph 13 to make any such valid claim, election, surrender or disclaimer, or to give any such notice or consent or to do any other such thing, either as the Relevant Vendor may require in respect of periods or matters for which the Relevant Vendor has conduct under paragraph 13 or paragraph 14 or, in respect of periods or matters for which the Relevant Vendor does not have conduct, in circumstances where the making, giving or doing of which was taken into account in the preparation of the Effective Date Statements and reasonable details of which was set out in the Disclosure Letter, or have otherwise been provided in writing to the relevant Sale Company or Subsidiary (with reference being made to this section therein) at least five (5) Business Days prior to the last date on which such claim, election, surrender or disclaimer must be made; or

(o) the tax liability is a liability to tax comprising interest, penalties, charges or costs in so far as attributable to the delay or default of any Relevant Purchaser, any Sale Company or any Subsidiary after Completion and are not attributable to the delay to default of the Vendor or Relevant Vendor; or

(p) the tax liability comprises a chargeable or other capital gain on the disposal, deemed disposal or arising as a result of the expiry of a time period of a capital asset by any Relevant Purchaser, any Sale Company or any Subsidiary, or any other person connected with any of them, at any time after Completion.

     3.2 The Relevant Vendor shall have no liability to the Relevant Purchaser under any part of this Agreement in respect of any non-availability, inability to use, or loss or restriction of any relief (FAILURE OF RELIEF) where such failure of relief does not give rise to a tax liability to which paragraph
2.1 applies.

     3.3 The provisions of paragraph 3.1 shall also operate to limit or reduce the liability of the Relevant Vendor in respect of claims for breach of any of the Tax Warranties or of any Warranty insofar as it relates to tax save for paragraph 3.1(p) in relation to the Tax Warranty at Schedule 3 paragraph
10.18 (degrouping).

     3.4 For the purposes of paragraph 3.1, none of the following will be regarded as an event occurring within the ordinary course of business of a Sale Company or Subsidiary:

(a) any distribution (within the meaning of Part VI (with section 418) Taxes Act or local equivalent) or deemed distribution;

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(b)  the disposal or acquisition of any asset (including trading stock) or the supply or obtaining of any service or business facility of any kind (including a loan of money or the letting, hiring or licensing of any tangible or intangible property) in circumstances where the consideration (if any) actually received or given for such disposal, acquisition, supply or obtaining is different from the consideration deemed to have been received or given for any Taxation purpose;

(c) any event which gives rise to a tax liability in respect of deemed (as opposed to actual) income, profits or gains;

(d) ceasing, or being deemed to cease, to be a member of any group of companies or associated with any other company for any tax purpose;

(e)  any event which gives rise to a tax liability of the type set out under
     Part XVII Taxes Act;

(f) any event which has given rise to a tax liability primarily chargeable against or attributable wholly or partly to or recoverable wholly or partly from any other person;

(g)  the disposal of any capital asset;

(h)  the creation, cancellation or reorganisation of any share or loan capital;

(i)  the failure to deduct or account for any Taxation; or

(j) any event which gives rise to any fine, penalty, surcharge, interest or other imposition relating to any Taxation.

     4.     OVERPROVISIONS

     4.1 The Vendor or the Relevant Vendor may require the auditors for the time being of any Sale Company or of any Subsidiary to certify, at the Vendor's or the Relevant Vendor's request and expense, the existence and amount of any Overprovision and the Purchaser shall provide, or procure that each Relevant Purchaser, each Sale Company and each Subsidiary provide, any information or assistance required for the purpose of production by the auditors of a certificate to that effect.

     4.2    Subject to paragraph 4.4 below:

(a) any Overprovision shall first be set against any payment then due from any Relevant Vendor under this Schedule or for breach of any Tax Warranty or of any other Warranty insofar as it relates to tax;

(b) to the extent there is an excess, a refund shall be made to any Relevant Vendor of any previous payment or payments made by that Relevant Vendor under this Schedule or for breach of any Tax Warranty

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     or of any other Warranty insofar as it relates to tax (and not previously refunded under this Schedule) or otherwise up to the amount of the excess; and

(c) to the extent that the excess referred to paragraph 4.2(b) is not exhausted under that sub-paragraph, the remainder of that excess shall be carried forward and set against any future payment or payments which become due from any Relevant Vendor under this Schedule or for breach of any Tax Warranty or of any other Warranty insofar as it relates to tax.

     4.3 Any of the Vendor, the Relevant Vendor, the Purchaser or the Relevant Purchaser may, at its expense, require any certificate produced in accordance with paragraph 4.1 above to be reviewed by the auditors for the time being of the Sale Company (or any relevant Subsidiary) if there are relevant circumstances or facts of which it was not aware, and which were not taken into account, at the time when such certificate was produced, and to certify whether the certificate remains correct or whether it should be amended.

     4.4 If following a request under paragraph 4.3 the certificate is amended, the revised amount of Overprovision shall be substituted for the purposes of paragraph 4.2, and any adjusting payment that is required shall be made forthwith.

     5.     COSTS AND EXPENSES

The covenant contained in this Schedule shall extend to all reasonable costs and expenses properly incurred by any Relevant Purchaser, Sale Company, Subsidiary or member of the Purchaser's Group in connection with a successful claim made under this Schedule, or in satisfying or settling any tax liability in accordance with paragraph 8.

     6.     DOUBLE RECOVERY

     6.1 No Relevant Purchaser shall be entitled to recover any amount pursuant to this Schedule in respect of any claim to the extent that any Relevant Purchaser, any Sale Company, any of the Subsidiaries or any person connected with any of them has already recovered any amount in respect of such claim through action for a breach of any of the Warranties or pursuant to any other agreement with a member of the Retained Group, or to the extent that recovery has already been made under this Schedule in respect of the same subject matter.

     6.2 No Relevant Vendor shall be entitled to recover any amount pursuant to this Schedule in respect of any claim to the extent that any Relevant Vendor or any member of the Retained Group or any person connected with any of them has already recovered any amount in respect of such claim pursuant to any agreement with the Purchaser, any Sale Company, Subsidiary or a member of the Purchaser's Group, or to the extent that recovery has already been made under this Schedule in respect of the same subject matter.

     7.     TAX REFUNDS

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     7.1    The Purchaser shall as soon as reasonably practicable notify the
Vendor and the Relevant Vendor of any right to repayment or actual repayment of tax to which any Sale Company or any Subsidiary is or becomes entitled or receives in respect of an event occurring or period (or part period) falling prior to the Effective Date (including any repayment attributable to the surrender or transfer of a Tax Attribute in respect of a period ending on or before the Effective Date, whenever such surrender or transfer is effected), where or to the extent that such right or repayment was not included in the Effective Date Statements as an asset, does not arise from the use of a relief attributable to an event occurring or period commencing after the Effective Date and is not a payment or relief to which paragraph 11 below applies (a TAX REFUND).

     7.2 Any tax refund actually obtained, whether by repayment or set off (unless set off against any liability for which the Vendor or Relevant Vendor has been found liable under this Schedule by a court or recognised arbitrator or has otherwise formally admitted liability for under the Schedule) (and less any reasonable costs of obtaining it but including any repayment supplement or interest or equivalent sum) shall be dealt with as follows:

(a) the amount of the tax refund shall be set against any payment then due from any Relevant Vendor under this Schedule or for breach of any Tax Warranty or of any other Warranty given by any Relevant Vendor insofar as it relates to tax;

(b) to the extent that there is an excess, a payment shall within 5 Business Days of receipt of the tax refund be made to the Relevant Vendor equal to the aggregate of any previous payment or payments previously made by any Relevant Vendor under this Schedule or for breach of any Tax Warranty or of any other Warranty insofar as it relates to tax (and not previously refunded under this Schedule or otherwise) up to the amount of the excess; and

(c) to the extent that there is any remaining excess, a payment shall within 10 Business Days of receipt of the tax refund be made to the Relevant Vendor equal to the amount of such excess,

provided that this paragraph 7.2 shall not apply where the tax refund obtained arises in respect of an overpayment of tax prior to the Effective Date to the extent that such overpayment would not have been an overpayment but for any event or events occurring after the Effective Date.

     8.     SECONDARY LIABILITIES

     8.1 The Purchaser (on behalf of each Relevant Purchaser) covenants with the Vendor (on behalf of each Relevant Vendor) that the Relevant Purchaser shall pay to the Relevant Vendor an amount equivalent to any tax or any amount on account of tax which any member of the Retained Group is required to pay as a result of a failure by any Sale Company or any Subsidiary, or any other member of the Purchaser's Group, to discharge that tax.

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     8.2    The Vendor (on behalf of the Relevant Vendor) covenants with the
Purchaser (on behalf of the Relevant Purchaser) that the Relevant Vendor shall pay to the Relevant Purchaser an amount equivalent to any tax or any amount on account of tax which any Sale Company or any Subsidiary, or any other member of the Purchaser's Group, is required to pay as a result of a failure by any member of the Retained Group to discharge that tax.

     8.3    The covenants contained in paragraphs 8.1 and 8.2 shall:

(a) extend to any reasonable costs incurred in connection with such tax or a claim under paragraph 8.1 or 8.2, as the case may be;

(b) (in the case of paragraph 8.1) not apply to tax to the extent that the Relevant Purchaser could claim payment in respect of it under paragraph 2.1 (or would have been able to claim payment in respect of it but for paragraph 3.1(j)), except to the extent a payment has been made pursuant to paragraph 2.1 and the tax to which it relates was not paid by the Sale Company or Subsidiary concerned;

(c) not apply to tax to the extent it has been recovered under any relevant statutory provision (and the Relevant Purchaser or the Relevant Vendor, as the case may be, shall procure that no such recovery is sought to the extent that payment is made hereunder); and

(d) not apply to tax to the extent that a contribution is or has been made in respect of it pursuant to the group payment arrangement referred to in paragraph 13.17.

     8.4 Paragraphs 6, 9.1, 9.2, 9.4 and 10 (double recovery, conduct of disputes and due date for payment) shall apply to the covenants contained in paragraphs 8.1 and 8.2 as they apply to the covenants contained in paragraph 2.1, replacing references to the Relevant Vendor by the Relevant Purchaser (and vice versa) where appropriate, and making any other necessary modifications.

     9.     NOTIFICATION OF CLAIMS AND CONDUCT OF DISPUTES

     9.1 If the Purchaser, any Relevant Purchaser, any Sale Company or any Subsidiary becomes aware of any tax claim which could give rise to a liability for any Relevant Vendor under this Schedule or for breach of any Tax Warranty or of any other Warranty insofar as it relates to tax (whether alone or in combination with other Claims), the Purchaser shall give notice to the Vendor and the Relevant Vendor of that tax claim (including reasonably sufficient details of such tax claim, the due date for any payment and the time limits for any appeal (if known), and so far as practicable the amount of the claim under this Schedule or under the Tax Warranties in respect thereof) as soon as possible (and in any event not more than **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A

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REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE
COMMISSION** after the Purchaser, the Relevant Purchaser, any Sale Company or Subsidiary concerned becomes aware, **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION**, of such claim) and shall take (or procure that any Relevant Purchaser, any Sale Company or Subsidiary concerned shall take) such action as the Vendor or the Relevant Vendor may reasonably request to avoid, dispute, resist, appeal, compromise or defend the tax claim and any adjudication in respect thereof. The Vendor and/or the Relevant Vendor shall have the right (if they wish) to control any proceedings taken in connection with such action, and shall in any event be kept fully informed of any actual or proposed developments (including any meetings) and shall be provided with copies of all correspondence and documentation relating to such tax claim or action, and such other information, assistance and access to records and personnel as it reasonably requires.

     9.2 The Vendor shall, or shall procure that the Relevant Vendor shall, reimburse to the Purchaser, the Relevant Purchaser, the Sale Company and Subsidiary concerned their reasonable costs and expenses properly incurred in connection with any such action or proceedings as are referred to in paragraph
9.1 or shall procure that they are so reimbursed by the Relevant Vendor.

     9.3 Subject to paragraph 9.4, the Purchaser, each Sale Company and each Subsidiary and any of their respective advisers shall procure that no tax claim, action or issue in respect of which any Relevant Vendor could be required to make a payment under this Schedule or for breach of any Tax Warranty is settled or otherwise compromised without the prior written consent of the Vendor or the Relevant Vendor, such consent not to be unreasonably withheld, and the Purchaser shall, and shall procure that each Sale Company and each Subsidiary and any of their respective advisers shall (but only to the extent permissible by law) not submit any correspondence or return or send any other document to any tax authority where the Purchaser or any such person is aware or could reasonably be expected to be aware that the effect of submitting such correspondence or return or sending such document would or could be to put such tax authority on notice of any matter which could give rise to, or could increase, a tax claim, without first affording the Vendor and the Relevant Vendor a reasonable opportunity to comment thereon and without taking account of such comments so far as it is reasonable to do so.

     9.4 If neither the Vendor nor the Relevant Vendor request the Purchaser to take any action within **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** Business Days of notice having been given to them (or, if earlier and the Purchaser has given notice, at least **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** Business Days before the last day on which the Purchaser is able to take such action to comply with any time limit set out by the relevant tax authority), the Purchaser shall be free to satisfy or settle the relevant tax liability on such terms as it may reasonably think fit.

     9.5 The Vendor or the Relevant Vendor will promptly inform the Purchaser in reasonable detail of all material matters relating to any dispute conducted

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by or at the request of the Vendor or Relevant Vendor pursuant to this clause 9 and will provide the Purchaser with copies of all material correspondence and other documents relating thereto.

     9.6 The preceding provisions of this paragraph 9 shall apply, as they apply to a tax claim, to any document issued by a tax authority from which it appears that any Tax Attribute surrendered or transferred, or which is in the future surrendered or transferred by any Sale Company or any Subsidiary to any member of the Retained Group is or may be reduced or eliminated, and so that:

(a) references to claims under, amounts due, or payments to be made under this Schedule shall be replaced by appropriate references to such reduction or elimination;

(b) the reference to the relevant tax liability in paragraph 9.4 shall be replaced by a reference to such reduction or elimination being accepted without any appeal being pursued; and

(c) the rights of the Vendor and the Relevant Vendor under paragraph 9.1 shall extend to requiring the relevant surrendering or transferring company to reduce or withdraw notices of consent or give new notices of consent on such terms as the Vendor or the Relevant Vendor think fit to the extent that a liability under paragraph 2 is not thereby created or increased.

     9.7 If the Vendor or Relevant Vendor requests the Purchaser, any Relevant Purchaser, any Sale Company or any Subsidiary to take or procure any action pursuant to paragraph 9.1 which involves contesting any tax claim before or beyond the first appellate body (excluding the tax authority which has made the tax claim), the Purchaser may (if it believes in its sole opinion that, and gives notice to the Vendor stating that, such action is unreasonable) request in writing that the Vendor or Relevant Vendor first obtains, at its own expense, the written opinion of respected tax counsel of at least 10 years' standing (chosen by the Vendor or the Relevant Vendor and agreed between the Vendor or the Relevant Vendor and the Purchaser (the Purchaser's agreement not to be unreasonably withheld)) that, after disclosure of all relevant material information and documents, and having regard to the amount of the tax liability concerned, it would, in all the circumstances (including, without limitation, the likelihood of the appeal being successful), be reasonable to prosecute the appeal.

     9.8 The Vendor agrees to consult with the Purchaser in advance of exercising its rights under paragraph 9.1 (and allowing the Purchaser a reasonable period for such consultation) regarding any course of action with respect to the tax claim and shall take account of any reasonable comments made by the Purchaser regarding such course of action. In the event that the Vendor and Purchaser are unable, in good faith, to agree on any course of action with respect to the tax claim, the matters in dispute shall be referred for determination by respected tax counsel of at least 10 years' standing (chosen by the Vendor and agreed between the Vendor and the Purchaser (the Purchaser's agreement not to be unreasonably withheld)) acting as expert (and not as arbitrator) in making such determination which shall be final and binding upon the parties in the absence of manifest error (in which case the relevant

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part of counsel's determination shall be void and the matter shall be resubmitted to counsel for determination). In determining the matter, counsel shall have regard to the risk that the proposed action by the Vendor might increase the tax liability of any member of the Purchaser's Group (other than a tax liability of any Group Company for any period before Completion in respect of which the Vendor would be liable under paragraph 2) but an assessment as to the reasonableness of any course of action shall also take into account (although not be limited to) the risk of the proposed course of action causing damage to the reputation of any member of the Purchaser's Group or the Retained Group or to the relationship of any member of the Purchaser's Group or the Retained Group with any tax authority and the amount of any potential liability of the Vendor under this Schedule in respect of the tax claim. The charges and expenses of any such determination shall be borne by the party against whom counsel determines the matter in question.

     10.    DUE DATE OF PAYMENT AND INTEREST

     10.1 Subject to paragraph 10.2, the Relevant Vendor shall pay to the Relevant Purchaser any amount payable under this Schedule on or before the date which is the later of the date ten Business Days after demand is made therefor by the Relevant Purchaser and two (2) Business Days before the first date on which the tax in question becomes due and payable to the tax authority demanding the same or would have become due and payable but for the use or set off of the Purchaser's relief. Provided that:

(a) if the due date for payment of the tax is properly deferred following application to the relevant tax authority, the date for payment by the Relevant Vendor shall be five (5) Business Days before such later date when the amount of tax is finally and conclusively agreed or determined or otherwise becomes due and payable (and for this purpose, an amount of tax shall be deemed to be finally determined when, in respect of such amount, an agreement under section 54 of the Taxes Management Act 1970 or any legislative provision corresponding to that section is made, or a decision of a court or tribunal is given or any binding agreement or determination is made from which either no appeal lies or in respect of which no appeal is made within the prescribed time limit); and

(b) if a payment or payments to the relevant tax authority prior to the date otherwise specified by this paragraph would avoid or minimise interest or penalties, the Vendor may at its option procure that the whole or part of the amount due to the Relevant Purchaser is paid on an earlier date or dates, and the Relevant Purchaser shall procure that the tax in question (or the appropriate part of it) is promptly paid to the relevant tax authority;

(c) the Vendor may, with the Relevant Purchaser's consent, not to be unreasonably withheld or delayed, make, or procure the making of, a direct payment in respect of the tax liability in question to the relevant tax authority and the Relevant Vendor's liability to the Relevant Purchaser shall be treated as reduced or eliminated accordingly; and

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(d)  where such payment is in relation to the loss of any relief falling within paragraph (b) of the definition of Purchaser's relief, the due date for such payment will instead be the date five (5) Business Days after the Relevant Vendor receives a written demand from the Relevant Purchaser.

     10.2 Where a claim under this Schedule relates to the use or set off of a Purchaser's relief, the Relevant Vendor shall pay to the Relevant Purchaser the amount due under this Schedule in respect thereof on the later of the date which is two (2) Business Days before the first date on which tax which would not have been payable but for such use or set off becomes recoverable by the tax authority demanding the same, and ten Business Days after demand is made therefor by the Relevant Purchaser, such demand to be accompanied by a copy of a certificate from the auditors of the Relevant Purchaser or Sale Company or Subsidiary concerned (obtained or procured to be obtained by and at the expense of the Relevant Purchaser) that the Relevant Vendor has a liability of a stated amount in respect of such claim and that tax has, or will on a specified date, become recoverable as aforesaid, and by reasonably sufficient evidence of such use or set off and of such tax liability.

     11.    RECOVERY FROM THIRD PARTIES/TAX SAVINGS

     11.1 If any payment is made by any Relevant Vendor under this Schedule or for breach of any Tax Warranty in respect of a tax liability or other matter and any Relevant Purchaser, any Sale Company or any Subsidiary (or any person connected with any of them) either receives, or is entitled or may be entitled either immediately or at some future date to recover or obtain, from any person (other than any Relevant Purchaser, any Sale Company or any Subsidiary or any such connected person) a payment or relief which would not have arisen but for the tax liability or other matter in question or the circumstances giving rise thereto (including without limitation in circumstances where a tax liability arises because a deduction or other relief assumed to be available in preparing the Effective Date Statements is in fact available only in a subsequent period or periods), then:

(a) the Purchaser shall notify the Vendor of that fact as soon as possible and if so required by the Vendor shall take (or shall procure that the Relevant Purchaser, Sale Company or Subsidiary or other person concerned shall take) such action as the Vendor may reasonably request to enforce such recovery or to ensure that such payment or relief is obtained (keeping the Vendor fully informed of the progress of any action taken and providing it with copies of all relevant correspondence and documentation); and

(b) if any Relevant Purchaser, any Sale Company or any Subsidiary or other person concerned receives or obtains a payment or relief, the Relevant Purchaser shall pay to the Relevant Vendor the amount received or the amount that the Relevant Purchaser, the Sale Company or the Subsidiary or other person concerned will save by virtue of the payment or the relief (less any reasonable costs of recovering or obtaining such payment or relief and any tax actually suffered thereon) (the BENEFIT) to the extent that the amount of the Benefit does not exceed the aggregate of any payments (i) previously made by the Relevant Vendor under this Schedule and
     (ii) for breach of any Tax

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     Warranty or of any other Warranty given by the Relevant Vendor insofar as it relates to tax, and except where any amount so saved would otherwise have given rise to a claim under this Schedule or for breach of any Tax Warranty or of any other Warranty given by the Relevant Vendor insofar as it relates to tax (in which event no such claim shall be made). Any amount of the Benefit not so paid to the Relevant Vendor shall be carried forward and set off against any future claims under this Schedule or for breach of any Tax Warranty or of any other Warranty given by the Relevant Vendor insofar as it relates to tax.

     11.2 Any payment required to be made by the Relevant Purchaser pursuant to paragraph 11.1 shall be made:

(a) in a case where the Relevant Purchaser, the Sale Company or the Subsidiary or other person concerned receives a payment, within five Business Days of the receipt thereof; and

(b) in a case where the Relevant Purchaser, the Sale Company or the Subsidiary or other person concerned obtains a relief, on or before the date on which tax would have become recoverable by the appropriate tax authority but for the use of such relief.

     11.3 The Relevant Purchaser shall procure that any such relief as is referred to in paragraph 11.2(b) is used in priority to any other relief, and in the absence of evidence to the contrary it shall be deemed to be so used. The Relevant Vendor shall be entitled to require that the Sale Company's and/or Subsidiary's or other person's auditors shall certify the amount and date of use of such relief for the purposes of this paragraph 11 at that Relevant Vendor's cost.

     12.    PARAGRAPH INTENTIONALLY LEFT BLANK

     13.    MANAGEMENT OF TAX AFFAIRS

INTERPRETATION

     13.1   In this paragraph 13 and in paragraph 14:

ACCOUNTING PERIOD means any period by reference to which any income, profits or gains, value added or any other amounts relevant for the purposes of tax, are measured or determined;

CONSOLIDATED TAX RETURNS means the tax returns required to be filed by Hays Overseas Holdings GmbH, Hays USA Holdings, Inc. and Hays Holdings BV in respect of or on behalf of (either wholly or in part) any of the Sale Companies or their Subsidiaries;

PURCHASER PRE-EFFECTIVE DATE TAX AFFAIRS means (a) any tax return, claim, election, surrender, disclaimer, notice or consent in respect of any accounting period of any Sale Company or any Subsidiary ending on or before the Effective Date which are not Vendor pre-Effective Date tax affairs, or any document relating to any of the above, which either has not been submitted to any relevant tax authority as at the Effective

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Date and is or will be required to be submitted to a relevant tax authority, or the preparation and/or submission of which by the Purchaser has been requested by the Vendor or the Relevant Vendor (the PURCHASER TAX DOCUMENTS) and (b) any other matters relating to the tax affairs in respect of any accounting period of any Sale Company or any Subsidiary ending on or before the Effective Date which are not Vendor pre-Effective Date tax affairs, including the conduct of all negotiations and correspondence and the reaching of all agreements relating thereto;

TAX RETURN means any return required to be made to any tax authority of income, profits or gains or of any other amounts or information relevant for the purposes of tax, including any related accounts, computations and attachments;

TIME LIMIT means the latest date on which a Vendor tax document or a Purchaser tax document can be executed or delivered to a relevant tax authority either without incurring interest or a penalty, or in order to ensure that such tax document is effective;

VENDOR PRE-EFFECTIVE DATE TAX AFFAIRS means the tax affairs for which the Vendor is responsible under paragraph 13.2; and

VENDOR TAX DOCUMENTS means the tax returns and any other documents, the preparation of which the Vendor is required to procure under paragraph 13.2.

VENDOR PRE-EFFECTIVE DATE TAX AFFAIRS

     13.2 Subject to and in accordance with the provisions of this paragraph the Vendor shall procure, in respect of all accounting periods ending on or before the Effective Date, at its own cost:

(a) (subject to paragraph 15) the preparation and submission to the relevant tax authority of the Consolidated Tax Returns;

(b) (subject to paragraph 9) that all matters relating to tax which concern or affect the Consolidated Tax Returns including the conduct of all negotiations and correspondence and the reaching of all agreements relating thereto, but (subject to paragraph 13.17(a)) excluding payment of tax, are dealt with.

     13.3 The Vendor shall procure that all Vendor tax documents that are required to be signed by or on behalf of any of the Sale Companies or any of their Subsidiaries are delivered to the Purchaser for authorisation and signature prior to submission to the relevant tax authority. If a time limit applies in relation to any Vendor tax document, the Vendor shall ensure that the Purchaser receives the Vendor tax document no later than 10 Business Days before the expiry of the time limit.

     13.4   The Vendor shall procure that:

(a) the Purchaser receives copies of all written correspondence with any tax authority insofar as it is relevant to the Vendor pre-Effective Date tax affairs;

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(b)  the Purchaser is afforded the opportunity to comment within a reasonable period of time on any tax document or other non-routine correspondence prior to its submission to the relevant tax authority where such submission is required to be made by the Vendor under paragraph 13.2 above and such reasonable comments are to be taken into account; and

(c) no Vendor tax document is submitted to any tax authority which is not, so far as the Vendor is aware, true and accurate in all respects, and not misleading.

     13.5   The Purchaser shall procure that:

(a) the Vendor and the Relevant Vendor and their duly authorised agents are afforded such access (including the taking of copies) to the books, accounts and records of the Sale Companies and the Subsidiaries and such other assistance as they reasonably require to enable the Vendor to discharge its obligations under paragraph 13.2 and to enable the Vendor and any member of the Retained Group to comply with its own tax obligations or facilitate the management or settlement of its own tax affairs;

(b) the Vendor and the Relevant Vendor are provided, no later than 20 Business Days before the relevant time limit for any Consolidated Tax Return and at no cost, with such tax computations, calculations and information in respect of any Sale Company and Subsidiary in respect of or on behalf of which the relevant Consolidated Tax Return is required to be submitted as will enable the Vendor and/or Relevant Vendor to prepare a complete and accurate Consolidated Tax Return and will enable the Vendor and/or Relevant Vendor to satisfy all relevant statutory requirements relating thereto. The Purchaser shall further procure that any such computation and calculation shall be prepared on the basis described in paragraph 13.9 (as if it were a Purchaser tax document) and, if so requested, that all of the Vendor's and the Relevant Vendor's amendments and/or additions to the relevant tax computation and/or calculation shall be adopted (unless it reasonably considers that any such amendment or addition will render the computation and/or calculation false or misleading in any material respect).

(c) (subject to paragraph 9 above) the Vendor and the Relevant Vendor are promptly sent a copy of any communication from any tax authority insofar as it relates to the Vendor pre-Effective Date tax affairs;

(d) there is given to such person or persons as may for the time being be nominated by the Vendor or the Relevant Vendor authority to conduct Vendor pre-Effective Date tax affairs, and that such authority is confirmed to any relevant tax authority.

     13.6 The Purchaser shall (subject to paragraph 13.7) be obliged to procure that the Sale Companies and the Subsidiaries shall cause any Vendor tax document delivered to it under paragraph 13.3 to be authorised and signed without delay and without amendment, and returned to the Relevant Vendor for submission to the appropriate tax authority without delay (and in any event within any relevant time limit).

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     13.7   The Purchaser shall be under no obligation to procure the
authorisation or signing of any Vendor tax document delivered to it under paragraph 13.3 which it considers in its reasonable opinion to be false or misleading in a material respect or which otherwise does not comply with the material requirements of applicable law.

PURCHASER PRE-EFFECTIVE DATE TAX AFFAIRS

     13.8 Subject to and in accordance with the provisions of this paragraph 13, the Purchaser shall, at its own cost, procure the preparation and/or submission of any Purchaser tax documents and otherwise deal with all Purchaser pre-Effective Date tax affairs (subject always to paragraph 9).

     13.9 Subject to clause 13.10 the Purchaser shall procure that each Purchaser tax document required to be prepared in accordance with paragraph 13.8 above which is a tax return shall be prepared on a basis which is consistent with the manner in which equivalent tax returns in respect of the relevant Sale Company or Subsidiary were prepared for accounting periods preceding the accounting period in respect of which such Purchaser tax document is required to be prepared unless such basis is not in compliance with law or generally accepted accounting principles in force at the time of preparation of such Purchaser tax document.

     13.10 The Purchaser may at its discretion procure that any Purchaser tax document be prepared on a basis which is not consistent with the manner in which equivalent tax returns in respect of the relevant Sale Company or Subsidiary were prepared for accounting periods preceding the accounting period in respect of which such Purchaser tax document is required to be prepared, but to the extent that such a change in basis gives rise to a tax liability of the Vendor under this Schedule then the Purchaser will indemnify the Vendor against such liability to tax.

     13.11 The Purchaser shall procure that the Sale Companies and Subsidiaries provide to the Vendor and the Relevant Vendor all Purchaser tax documents no later than 20 Business Days before the relevant time limit (save where the Purchaser tax document has been prepared following a request by the Vendor or the Relevant Vendor and is not otherwise required to be submitted to any relevant tax authority, in which case the Purchaser shall procure that the Sale Companies and Subsidiaries provide to the Vendor and the Relevant Vendor all such documents as soon as reasonably practicable following such request).

     13.12 The Purchaser shall further procure that the relevant Sale Companies and Subsidiaries shall consult with the Vendor and the Relevant Vendor and, if so requested, adopt all of the Vendor's and the Relevant Vendor's amendments and/or additions to the relevant Purchaser tax document (unless it reasonably considers that any such amendment or addition will render the Purchaser tax document false or misleading in any material respect) before the Purchaser tax document is submitted to any tax authority. The Purchaser shall procure that no Purchaser tax document is submitted to a tax authority without the authorisation and written consent of the Vendor or the Relevant Vendor.

     13.13 The Vendor and the Relevant Vendor shall provide such assistance as the Purchaser shall reasonably request in preparing all Purchaser tax documents.

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     13.14  Subject to paragraph 9, the Purchaser shall further procure that the
Sale Companies and Subsidiaries will deal with all Purchaser pre-Effective Date tax affairs in a timely manner.

GENERAL OBLIGATION OF THE PURCHASER

     13.15 The Purchaser shall procure that no voluntary action is taken by any Sale Company or any Subsidiary or any other member of the Purchaser's Group after the Effective Date (whether by disclaiming any relief, withdrawing or revoking any claim or consent or otherwise) which would or is likely either to prejudice or reduce the availability of any relief surrendered or to be surrendered to any member of the Retained Group.

GROUP ARRANGEMENTS

     13.16 If any Sale Company and any Subsidiary are members of a VAT group of which the member primarily responsible for payment of any value added tax attributable to the supplies, acquisitions and importations (SUPPLIES) made by members of the group (the RETAINED REPRESENTATIVE MEMBER) is a member of the Retained Group (the RETAINED VAT GROUP), the Relevant Purchaser shall contribute or shall procure that such Sale Company and such Subsidiary shall contribute to the representative member of such Retained VAT Group such proportion of any value added tax for which the representative member is accountable as is properly attributable to supplies made by such Sale Company and such Subsidiary whilst a member of the Retained VAT Group (less such amount of deductible input tax as is properly attributable to such supplies) save to the extent that such amount has already been included in the calculation of an Intra-Group Payable or an Intra-Group Receivable, such contribution to be made in cleared funds on the day which is the later of two Business Days after demand is made therefor, and two Business Days before the day on which the representative member is required to account for such value added tax to the relevant tax authority. In such a case, the Relevant Vendor shall pay, or shall procure that there is paid, to such Sale Company (on behalf of itself and/or each such Subsidiary) an amount equivalent to such proportion of any repayment of value added tax received by the representative member from the relevant tax authority or of any credit obtained by reference to an excess of deductible input tax over output tax that is properly attributable to supplies made to and by such Sale Company and such Subsidiaries whilst members of the Retained VAT Group, promptly after its receipt by, or offset against a liability of, the Retained representative member. The Relevant Purchaser shall provide such information as may be required to enable the Retained representative member to make the returns and provide the information required to be provided for VAT purposes.

     13.17 The Relevant Purchaser shall procure that each Sale Company and each Subsidiary which participates or has participated in any formal arrangement with any tax authority whereby or as a consequence of which a member of the Retained Group (the RETAINED NOMINATED COMPANY) is or has been primarily responsible for the payment of tax (other than value added tax) on behalf of, in respect of or attributable to other companies (a RETAINED GROUP PAYMENT ARRANGEMENT) shall contribute to the Retained Nominated Company, within ten (10) Business Days after

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written demand is made therefor (or, if later, two (2) Business Days before the amount becomes due and payable to the relevant tax authority), an amount equal to any instalment or other payment of tax which is to be or has been discharged by the Retained Nominated Company on behalf of, in respect of or attributable to the Sale Company or Subsidiary in question pursuant to the Retained Group Payment Arrangement or pursuant to an intercompany agreement entered into as a consequence of the Retained Group Payment Arrangement: Provided that no such contribution shall be made to the extent that:

(a) the Sale Company or any of its Subsidiaries contributed such amount to the Retained Nominated Company prior to or at the Effective Date; or

(b) such contribution has already been included in the calculation of an Intra-Group Payable or an Intra-Group Receivable; or

(c) the Relevant Purchaser would otherwise have been able to make a claim against the Relevant Vendor under this Schedule in respect of that tax (and no such claim shall be made to the extent that such tax is borne by the Retained Nominated Company).

     13.18  The Relevant Vendor shall:

(a) procure that the Retained Nominated Company shall pay to the relevant tax authority promptly following receipt thereof (or, if later, when the relevant amount is due and payable to the tax authority) an amount equal to any amount actually contributed to the Retained Nominated Company in accordance with paragraph 13.16 above by any Sale Company or any Subsidiary pursuant to the Retained Group Payment Arrangement or pursuant to an intercompany agreement entered into as a consequence of the Retained Group Payment Arrangement in respect of any instalment or other payment of tax (a RETAINED GROUP'S CONTRIBUTED AMOUNT);

(b) procure that the Nominated Company shall (subject to paragraph 13.18(c) below) apportion to the relevant Sale Company or the relevant Subsidiary each Retained Group's Contributed Amount, such apportionment to be made by reference to the instalment or instalments or other payment or payments of tax in respect of which the Retained Group's Contributed Amount was paid; and

(c) promptly pay, or procure that there is paid, to the relevant Sale Company or the relevant Subsidiary an amount equal to any excess of any Retained Group's Contributed Amount over the amount of tax finally apportioned to the Sale Company or the Subsidiary in respect of that instalment or other payment.

     13.19 If any Sale Company or any Subsidiary is the member of a VAT group primarily responsible for payment of any value added tax attributable to the supplies, acquisitions and importations (SUPPLIES) made by members of the group (the REPRESENTATIVE MEMBER) and any member of that VAT group is also a member of the Retained Group, the Relevant Vendor shall contribute or shall procure that such members of the Retained Group shall contribute to the representative member of such

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VAT Group such proportion of any value added tax for which the representative member is accountable as is properly attributable to supplies made by such members of the Retained Group whilst a member of the VAT Group (less such amount of deductible input tax as is properly attributable to such supplies) save to the extent that such amount has already been included in the calculation of an Intra-Group Payable or an Intra-Group Receivable, such contribution to be made in cleared funds on the day which is the later of two Business Days after demand is made therefor, and five Business Days before the day on which the representative member is required to account for such value added tax to the relevant tax authority. In such a case, the Relevant Purchaser shall pay, or shall procure that there is paid, to such representative member an amount equivalent to such proportion of any repayment of value added tax received by the representative member from the relevant tax authority or of any credit obtained by reference to an excess of deductible input tax over output tax that is properly attributable to supplies made to and by such member of the Retained Group whilst members of the VAT Group, promptly after its receipt by, or offset against a liability of, the representative member. The Relevant Vendor shall provide such information as may be required to enable the representative member to make the returns and provide the information required to be provided for VAT purposes.

     13.20 The Relevant Vendor shall procure that each member of the Retained Group which participates or has participated in any formal arrangement with any tax authority whereby or as a consequence of which Sale Company or Subsidiary (the NOMINATED COMPANY) is or has been primarily responsible for the payment of tax (other than value added tax) on behalf of, in respect of or attributable to other companies (a GROUP PAYMENT ARRANGEMENT) shall contribute to the Nominated Company, within ten (10) Business Days after written demand is made therefor (or, if later, two (2) Business Days before the amount becomes due and payable to the relevant tax authority), an amount equal to any instalment or other payment of tax which is to be or has been discharged by the Nominated Company on behalf of, in respect of or attributable to the member of the Retained Group in question pursuant to the Group Payment Arrangement or pursuant to an intercompany agreement entered into as a consequence of the Group Payment
Arrangement: Provided that no such contribution shall be made to the extent that:

(a) the member of the Retained Group contributed such amount to the Nominated Company prior to or at the Completion Date; or

(b) such contribution has already been included in the calculation of an Intra-Group Payable or an Intra-Group Receivable; or

(c) the Relevant Vendor would otherwise have been able to make a claim against the Relevant Purchaser under this Schedule in respect of that tax (and no such claim shall be made to the extent that such tax is borne by the Nominated Company).

     13.21  The Relevant Purchaser shall:

(a) procure that the Nominated Company shall pay to the relevant tax authority promptly following receipt thereof (or, if later, when the relevant amount is due and payable to the tax authority) an amount equal to any amount actually

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     contributed to the Nominated Company in accordance with paragraph 13.19 above by any member of the Retained Group pursuant to the Group Payment Arrangement or pursuant to an intercompany agreement entered into as a consequence of the Group Payment Arrangement in respect of any instalment or other payment of tax (a CONTRIBUTED AMOUNT);

(b) procure that the Nominated Company shall (subject to paragraph 13.21(c) below) apportion to the relevant member of the Retained Group each Contributed Amount, such apportionment to be made by reference to the instalment or instalments or other payment or payments of tax in respect of which the Contributed Amount was paid; and

(c) promptly pay, or procure that there is paid, to the relevant member of the Retained Group an amount equal to any excess of any Contributed Amount over the amount of tax finally apportioned to the member of the Retained Group in respect of that instalment or other payment.

     13.22 As soon as reasonably practicable after Completion the Vendor will procure that the Relevant Vendor or the Nominated Company, if it has not already done so, takes all necessary steps (including where relevant the making of an application to the relevant taxation authority) for the exclusion of any relevant Sale Company and Subsidiary from any Retained Group Payment Arrangement, Retained VAT group, and any other tax sharing arrangement of whatever nature, and will request that such application takes effect from Completion.

     14.    CONDUCT OF OTHER TAX AFFAIRS

     14.1 Subject to paragraph 9 and to the following sub-paragraphs, the Purchaser or its duly authorised agents shall have sole conduct of all tax affairs of each of the Sale Companies and each of the Subsidiaries which are neither Vendor pre- Effective Date tax affairs nor Purchaser pre- Effective Date tax affairs and shall be entitled to deal with such tax affairs in any way in which the Purchaser, in its absolute discretion, considers fit: Provided that the Purchaser shall ensure that all such tax affairs relating to periods prior to the Effective Date are dealt with in an expeditious manner.

     14.2 The Purchaser shall procure that the Sale Companies and Subsidiaries provide to the Vendor all tax returns (in draft form or otherwise) relating to any accounting period commencing prior to Completion and ending after Completion (a STRADDLE PERIOD) no later than 20 Business Days before the date on which such tax returns are required to be filed with the appropriate tax authority without incurring interest or penalties. In addition the Purchaser shall procure that final draft form tax returns for the Straddle Period are provided to the Vendor no later than 7 Business Days before the date on which such tax returns are required to be filed. The Purchaser shall further procure that the Sale Companies and Subsidiaries shall take the reasonable comments of the Vendor and the Relevant Vendor into account before the tax returns are submitted to the appropriate tax authority.

     14.3 The Vendor shall, at no cost provide such assistance as the Purchaser shall reasonably request in preparing all tax returns relating to the Straddle Period.

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     15.    SURRENDERS BETWEEN THE RETAINED GROUP AND THE SALE COMPANIES AND
SUBSIDIARIES

     15.1 Subject to the following provisions of this paragraph 15, and without prejudice to the generality of paragraph 12, and to the extent permissible under the relevant law the Purchaser shall procure that the Sale Companies and the Subsidiaries shall, in respect of any time or period falling in whole or in part on or prior to the Effective Date (which for the purposes of this paragraph 15 shall include for the avoidance of doubt any overlapping period pursuant to section 403A of the Taxes Act), make, give or enter into such claims, elections, surrenders, notices or consents (whether unconditional or conditional, whether or not forming part of any other return or tax document, whether provisional or final, and including amendments to or withdrawals of earlier claims, elections, surrenders, notices or consents, whether or not made before or after the Effective Date) as the Vendor or the Relevant Vendor shall direct in connection with any surrender or transfer by or to any member of the Retained Group to or by (as the case may be) any Sale Company or any of the Subsidiaries of any losses, credits, reliefs or other benefits relating to tax other than Purchaser's relief (TAX ATTRIBUTES). No payment shall be made in respect of any such surrender or transfer by or to any member of the Retained Group to or by any of the Sale Companies or the Subsidiaries except to the extent set out in the following provisions of this paragraph 15.

     15.2   If and to the extent that:

(a) any Sale Company or any Subsidiary has paid tax (otherwise than in circumstances where a claim has been or could be made under paragraph 2 of this Schedule in respect thereof or could have been made but for paragraph 2 and paragraph 3 in Schedule 5) and a surrender or transfer effected pursuant to paragraph 15.1 or any surrender or transfer effected prior to the Effective Date has the effect of causing a repayment after the Effective Date of some or all of that tax (with or without any repayment supplement or interest or equivalent sum); or

(b) provision for tax is made in the Effective Date Statements, and a surrender or transfer has the effect of discharging all or part of the liability represented by that provision; or

(c) provision for payment in respect of a surrender or transfer is made in the Effective Date Statements,

the Purchaser shall procure that, in respect of any such surrender or transfer to which a member of the Retained Group is a party, a payment for group relief (within the meaning of section 402(6) of the Taxes Act), a payment within section 240(8) of the Taxes Act, a payment within section 171A(5) of the TCGA or a payment for eligible unrelieved foreign tax (within section 402(6) of the Taxes Act as applied for those purposes) or a payment within any equivalent provisions in any overseas jurisdiction (as the case may be) shall be made to the relevant member of the Retained Group by the Sale Company or Subsidiary concerned.

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     15.3   The amount of any such payment as is referred to in paragraph 15.2 shall be equal to:

(a) in a case where paragraph 15.2(a) applies, the amount of tax so repaid (together with any repayment supplement or interest or equivalent sum), less any amount of such repayment supplement or interest or equivalent sum the right to which was included as an asset in the Effective Date Statements and less tax suffered on such repayment supplement or interest or equivalent sum; or

(b) in a case where paragraph 15.2(b) applies, the amount of tax saved as a result of the relevant surrender or transfer, up to a maximum of the amount in respect of which provision is made in the Effective Date Statements; or

(c) in a case where paragraph 15.2(c) applies, the amount in respect of which provision is made in the Effective Date Statements.

     15.4   Any payment under paragraph 15.3 shall be made:

(a) in a case where paragraph 15.2(a) applies, on the date two (2) Business Days after the date on which such repayment is received or would be received but for being offset by some other tax liability; or

(b) in a case where paragraph 15.2(b) or 15.2(c) applies, on the later of the date on which such tax would have become due and payable (or if such date is not a Business Day, the next following Business Day), and five (5) Business Days after the date on which notice is given by the Relevant Vendor to the Relevant Purchaser of such surrender or transfer.

     15.5 The parties shall procure that, except as provided in the foregoing sub-paragraphs of this paragraph 15, no payment in respect of any surrender or transfer shall be made or repaid by or to a member of the Retained Group to or by any of the Sale Companies or any of the Subsidiaries after the Effective Date, except to the extent such payment is reflected in the Effective Date Statements and except as may be required by law or (in the case of a repayment) to the extent required (as specified by the Relevant Vendor, acting reasonably) to ensure that a payment previously made is not taxable. If any payment or repayment is in fact made by or to a member of the Retained Group to or by any Sale Company or any of the Subsidiaries after the Effective Date, otherwise than as provided in paragraphs 15.2 to 15.4 above, then:

(a) if such amount is received by a Sale Company or a Subsidiary, the Relevant Purchaser shall promptly pay an equivalent amount to the Relevant Vendor; and

(b) if such amount is received by a member of the Retained Group, the Relevant Vendor shall promptly pay an equivalent amount to the Relevant Purchaser,

in each case by way of adjustment to the consideration for the Shares sold by the Relevant Vendor to the Relevant Purchaser.

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     15.6   Paragraph 7 (tax refunds) shall not apply to any tax refund to the extent that a payment is made under this paragraph 15 to any member of the Retained Group which is attributable to that tax refund.

     15.7 Paragraph 2 shall not apply to any tax liability to the extent that a payment is made under this paragraph 15 by any member of the Retained Group in respect of that tax liability.

     15.8 If provision for payment in respect of a surrender or transfer is made in the Effective Date Statements, or a provision is made which may be either in respect of payment for a surrender or transfer or for tax, then to the extent the surrender or transfer is not validly made or is ineffective, that provision shall (to that extent) be treated, for the purposes of paragraph 3.1(a), as a provision in respect of the tax liability which would otherwise have been eliminated by the surrender or transfer.

     16.    WITHHOLDINGS AND TAX ON PAYMENTS

     16.1 All sums payable under this Schedule shall be paid free and clear of all deductions unless the deduction or withholding is required by law, in which event (and other than in respect of interest) the payer shall pay such additional amount as shall be required to ensure that the net amount received under this Schedule will equal the full amount which would have been received had no such deduction or withholding been required to be made.

     16.2 If any tax authority brings into charge to tax any sum paid under this Schedule (other than in respect of interest), then the payer shall pay such additional amount as shall be required to ensure that the total amount paid, less the tax chargeable on such amount, is equal to the amount that would otherwise be payable under this Schedule.

     16.3 To the extent that any deduction or withholding in respect of which an additional amount has been paid under paragraph 16.1 or 16.2 results in the payee obtaining a relief which is utilised to reduce or eliminate a liability to tax (all reasonable endeavours having been used to obtain and utilise such relief), the payee shall pay to the payer, within ten (10) Business Days of obtaining the benefit of the relief, an amount equal to the lesser of the value of the relief obtained and the additional sum paid under paragraph 16.1 or 16.2.

     16.4 Paragraphs 16.1 and 16.2 above shall not apply to the extent that the deduction, withholding or tax would not have arisen but for an assignment by the payee of any of its rights under this Schedule.

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                                   SCHEDULE 17

                   WORKING CAPITAL, CASH AND DEBT ADJUSTMENTS

                                     PART A
                                 INTERPRETATION

In this Schedule 17 and the Annexes:

ACCOUNTING PRINCIPLES means the accounting principles, policies, treatments, practices and categorisations used in the preparation of the Special Purpose Accounts;

CAPEX PROJECTS means all projects which relate to the purchase, replacement, repair, refurbishment or improvement of, or addition to, any tangible fixed assets owned or leased by any Business Vendor (in relation to the relevant Business and the Business Assets) or any Target Company, including property, plant and equipment, furniture, fittings and furnishings and floor coverings and CAPEX PROJECT shall be construed accordingly;

CAPEX SPEND means the capitalised expenditure on each Capex Project incurred by the relevant Target Company or the relevant Business Vendor (in relation to the relevant Business and the Business Assets) from, and including, 1 July 2002 to, and including, the Effective Date calculated:

(a) in the case of the purchase, replacement, repair, refurbishment or improvement of, or addition to, tangible fixed assets (or assets which have been received by each Target Company and each Business Vendor (in relation to the relevant Businesses and the Business Assets)) by reference to evidence such as payments, invoices, evidence of work certified, quantity surveyor reports or other substantive evidence of purchase, replacement, repair, refurbishment, improvement or addition;

(b) in the case of software, by reference to evidence of licences obtained by each Target Company and each Business Vendor (in relation to the relevant Business and the Business Assets) and hours worked by contractors and staff; and

(c) on the basis of the same accounting policies and capitalisation criteria adopted by the Target Companies and the Business Vendors in the preparation of the Special Purpose Accounts,

in each case whether or not such amount has been paid by the relevant Target Company or the relevant Business Vendor (in relation to the Business and the Business Assets), provided that work carried out on Capex projects but not yet invoiced shall not be included in any such calculation;

CASH means, in relation to each Target Company, the aggregate of its cash in hand or credited to any account with any banking, financial, acceptance, credit, lending or other similar institution or organisation, including all interest accrued thereon, as at the Effective Date, as set out in the accounting records of the relevant Target

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Company (but, for the avoidance of doubt, excluding any Intra-Group Receivables
(and any interest thereon) and, all items to be treated as debtors in the Working Capital Statement);

EFFECTIVE DATE STATEMENTS means the Working Capital Statement, the Net Debt Statement, the Intra-Group Payables and Receivables Statement and the Final Capital Expenditure EFFECTIVE DATE STATEMENT shall mean any of them;

ESTIMATED CAPEX SPEND means, in relation to each Capex Project, the estimated Capex Spend attributable to that Capex Project, as shown in Column 3 of Annex 7 to this Schedule 17 , for the period from, and including, 1 July 2002 to, and including, the Effective Date;

ESTIMATED CASH means, in relation to each Target Company, the estimated Cash attributable to that Target Company as at the Effective Date, as shown in Annex 4 to this Schedule 17 ;

ESTIMATED EXTERNAL NET DEBT means, in relation to each Target Company, the estimated External Net Debt attributable to that Target Company as at the Effective Date, as shown in the fourth Column of Annex 4 to this Schedule 17 (Estimated External Net Debt, Intra Group Payables and Intra-Group Receivables);

ESTIMATED INTRA-GROUP PAYABLE means the estimated amount of any item of financial debt payable by any particular Target Company to any member of the Vendor Group as at the Effective Date (including any amount payable in respect of or in relation to tax and/or surrenders of tax losses or reliefs) which is neither an Inter-Company Trading Amount nor External Debt, together with accrued interest, if any, up to such date on the terms applicable to the relevant debt, as shown in Annex 5 to Schedule 17 ;

ESTIMATED INTRA-GROUP RECEIVABLE means the estimated amount of any item of financial debt receivable by any particular Target Company from any member of the Vendor Group as at the Effective Date (including any amount payable in respect of or in relation to tax and/or surrenders of tax losses or reliefs) which is neither an Inter-Company Trading Amount nor Cash, together with accrued interest, if any, up to such date on the terms of the applicable debt, as shown in Annex 5 to Schedule 17 ;

EXTERNAL DEBT means, in relation to each Target Company, the aggregate of the borrowings and indebtedness (including, without limitation, by way of acceptance credits, discounting or similar facilities, finance leases, loan stocks, bonds, debentures, notes, debt or inventory financing or sale and lease back arrangements, overdrafts or any other arrangements the purpose of which is to borrow money (but, for the avoidance of doubt, excluding any Intra-Group Payables (and any interest thereon) and all items to be treated as creditors in the Working Capital Statement), together with accrued interest on such amounts, owed by that Target Company as at the Effective Date to any banking, financial, acceptance, credit, lending or other similar institution or organisation and any institutional investor which, in each case, is not a member of the Vendor Group;

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EXTERNAL NET DEBT means, in relation to each Target Company, the External Debt attributable to that Target Company minus the Cash attributable to that Target Company as at the Effective Date so that, for the avoidance of doubt, External Net Debt may be a negative amount in each case (and in the aggregate);

FINAL CAPEX SPEND means, in relation to each Capex Project, the final Capex Spend determined in accordance with the provisions of this Schedule 17 which is attributable to that Capex Project, for the period from, and including, 1 July 2002 to, and including, the Effective Date;

FINAL CAPITAL EXPENDITURE STATEMENT has the meaning given in paragraph 1 of Part B of this Schedule 17 ;

FINAL WORKING CAPITAL means, in relation to each Target Company and each Business, the final working capital determined in accordance with the provisions of this Schedule 17 which is attributable to each Target Company and each Business as at the Effective Date;

INTER-COMPANY TRADING AMOUNTS means all amounts owed, outstanding or accrued in the ordinary course of trading, including any VAT or sales tax arising on such amounts, as between:

(a) any member of the Vendor Group, on the one hand, and any Target Company, on the other hand; or

(b) any Business, on the one hand, and any other business unit of the relevant Business Vendor on the other hand; or

(c) any Business Vendor, on the one hand, and any member of the Vendor Group, on the other hand,

     (in the case of (b) and (c), only to the extent that the relevant amount relates to the Business of the relevant Business Vendor) up to the Effective Date in respect of inter-company trading activity between them and the provision of services, facilities and benefits (including, without limitation, amounts owed in respect of salaries or other employee benefits (including payroll taxes thereon but excluding any bonuses and related taxes), insurance (including health and motor insurance), pension and retirement benefit payments, management training and car rental payments paid or management services provided between them up to the Effective Date (but excluding, for the avoidance of doubt, amounts due in respect of such things which would in the ordinary course of the IMS Business remain outstanding or otherwise have the characteristics of an intra-group loan and also excluding any amounts in respect of tax and/or surrenders of tax losses or reliefs;

     INTRA-GROUP PAYABLE means any item of financial debt payable by any particular Target Company to any member of the Vendor Group as at the Effective Date (including any amount payable in respect of or in relation to tax and/or surrenders of tax losses or reliefs) which is neither an Inter-Company Trading Amount nor External Debt, together with accrued interest, if any, up to such date on the terms of the applicable debt;

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     INTRA GROUP PAYABLES AND RECEIVABLES STATEMENT has the meaning given in paragraph 1 of Part B of this Schedule 17 ;

     INTRA-GROUP RECEIVABLE means any item of financial debt receivable by any particular Target Company from any member of the Vendor Group as at the Effective Date (including any amount payable in respect of or in relation to tax and/or surrenders of tax losses or reliefs) which is neither an Inter-Company Trading Amount nor Cash, together with accrued interest, if any, up to such date on the terms of the applicable debt;

     NET DEBT STATEMENT has the meaning given in paragraph 1 of Part B of this
Schedule 17 ;

     OPERATING CREDITORS means each of the line items set out under the heading Operating Creditors in Annexes 1 and 6 to this Schedule in relation to each Target Company and each Business, including any such amounts as are Inter-Company Trading Amounts at the Effective Date, but excluding Intra-Group Payables;

     OPERATING DEBTORS means each of the line items set out under the heading Operating Debtors in Annexes 1 and 6 to this Schedule in relation to each Target Company and each Business, including any such amounts as are Inter-Company Trading Amounts at the Effective Date, but excluding Intra-Group Receivables;

     STOCK means in relation to each Target Company and each Business the trading stock held (including each of the items shown under the heading Stock Annexes 1 and 6 to this Schedule 17 ) as at the Effective Date;

     UK GAAP means all Statements of Standard Accounting Practice, Financial Reporting Standards and Urgent Issues Taskforce Abstracts issued or adopted by the Accounting Standards Board and extant as at the Effective Date;

     WORKING CAPITAL STATEMENT has the meaning set out in paragraph 1 of Part B of this Schedule 17 .

     References in this Schedule 17 and the Annexes to any "Estimated" amount mean that amount estimated by the Vendor acting in good faith and based upon the accounting records.

     References in this Schedule 17 and the Annexes to any "Actual" amount mean that amount as finally determined or otherwise agreed in accordance with the provisions of this Schedule 17 .

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

                                     PART B
     WORKING CAPITAL STATEMENT, NET DEBT STATEMENT, INTRA-GROUP PAYABLES AND
         RECEIVABLES STATEMENT AND FINAL CAPITAL EXPENDITURE STATEMENT

     1. The Vendor shall after Completion and with the full co-operation of the Purchaser prepare:

(a)  a statement (i) in accordance with the provisions of this Schedule 17 ; and
     (ii) in the form of Annex 1 to this Schedule 17 showing the Final Working Capital of each of the Target Companies and the Businesses (the WORKING CAPITAL STATEMENT);

(b)  a statement (i) in accordance with the provisions of this Schedule 17 ; and
     (ii) in the form of Annex 2 to this Schedule 17 , showing the External Net Debt of each of the Target Companies (the NET DEBT STATEMENT);

(c)  a statement (i) in accordance with the provisions of this Schedule 17 ; and
     (ii) in the form of Annex 3 to this Schedule 17 , showing the Intra-Group Payables and Intra-Group Receivables of each of the Target Companies (INTRA GROUP PAYABLES AND RECEIVABLES STATEMENT), and

(d)  a statement (i) in accordance with the provisions of this Schedule 17 ; and
     (ii) in the form of Columns 1 and 5 of Annex 7 to this Schedule 17 , showing the Final Capex Spend for each Capex Project (FINAL CAPITAL EXPENDITURE STATEMENT),

in each case as at the Effective Date.

     2. The Vendor shall, by no later than **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** days after the Completion Date, deliver the draft Effective Date Statements to the Purchaser. For the purposes of preparing each draft Effective Date Statement, and of considering any items disputed by the Purchaser under the Purchaser's notice of non-acceptance under paragraph 3 of Part B of this Schedule 17 , after Completion and until each draft Effective Date Statement is agreed or otherwise determined in accordance with the following paragraphs, the Purchaser shall, and shall procure that each member of the Purchaser Group shall, promptly provide the Vendor Group upon request with reasonable access (including the right to take copies of any relevant documents or other information) during usual business hours to the books, accounts, records, assets and personnel of the relevant entities within the possession or control of the Purchaser Group (including the Target Companies) as shall be required in connection with the preparation of such draft Effective Date Statement, and in connection with considering any items disputed by the Purchaser under the Purchaser's notice of non-acceptance under paragraph 3 of Part B of this Schedule 17 .

     3. The Purchaser shall notify the Vendor in writing within **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A

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REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE
COMMISSION** days after receipt whether or not the Purchaser accepts that the draft Effective Date Statements have each been prepared in accordance with the relevant provisions of this Agreement. Any notice indicating that the Purchaser is not prepared to do so shall only be valid for the purposes of this Agreement if it is accompanied by the information required in paragraph 4(a) of this Part
B. Ultimately the validity of any such notice from the Purchaser shall be a matter for determination by the Independent Firm (as defined in paragraph 6 below). Except for the matters specifically set out in such notice, the Purchaser shall be deemed to accept in full the draft Effective Date Statements.

     4. If the Purchaser within the period of **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** days referred to in paragraph 3 of this Part B notifies the Vendor that it is not prepared to accept that any one or more of the draft Effective Date Statements have been prepared in accordance with this Agreement:

(a) the Purchaser shall set out in detail its reasons for such non-acceptance and specify the adjustments (each such adjustment being for an amount of **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** or more) which, in the Purchaser's opinion, should be made to the Working Capital Statement and/or the Net Debt Statement and/or the Intra Group Payables and Receivables Statement and/or the Final Capital Expenditure Statement, as applicable, in order to comply with the requirements of this Agreement; and

(b) the Vendor and the Purchaser shall use all reasonable endeavours (in conjunction with the Vendor's Accountants and the Purchaser's Accountants)
     (i) to meet and discuss the objections of the Purchaser and (ii) to reach agreement upon the adjustments (if any) required to be made to the draft of the Working Capital Statement and/or the Net Debt Statement and/or the Intra Group Payables and Receivables Statement and/or the Final Capital Expenditure Statement, within a period of **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** days after receipt of the Purchaser's notification under paragraph 6 of Part B of this Schedule 17 .

     5. If the Purchaser is satisfied with the draft Effective Date Statements (either as originally submitted or after adjustments agreed between the Purchaser and the Vendor pursuant to paragraph 4(b) of this Part B) or if the Purchaser fails to give a valid notification to the Vendor of its non-acceptance of the draft Effective Date Statements within the **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** day period referred to in paragraph 3 of Part B of this Schedule 17 , then the draft Working Capital Statement, the Net Debt Statement, the Intra Group Payables and Receivables

Statement and the Final Capital Expenditure Statement (in each case incorporating any agreed adjustments) shall constitute the Working Capital Statement, the Net Debt Statement and the Intra Group Payables and Receivables Statement and the Final Capital Expenditure Statement for the purposes of this Agreement.

     6. If the Purchaser and the Vendor do not reach agreement within **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** days of the Purchaser's notice of non-acceptance under paragraph 3 of Part B of this
Schedule 17 , then the matters in dispute may be referred, on the application of either the Purchaser or the Vendor, to such other firm of chartered accountants of international standing as shall be agreed by the Purchaser and the Vendor or, failing agreement, appointed by the President for the time being of the Institute of Chartered Accountants in England and Wales on the application of either the Vendor or the Purchaser (the INDEPENDENT FIRM). The Purchaser and the Vendor shall use all reasonable endeavours to agree with the Independent Firm regarding the precise terms of reference to apply to its role hereunder as soon as reasonably practicable following a referral to the Independent Firm. The following general terms of reference shall apply in any event:

(a) the Purchaser's Accountants and Vendor's Accountants shall each prepare a written statement within **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** days of the formal appointment of the Independent Firm on the matters in dispute which (together with the relevant documents) shall be submitted to the Independent Firm for determination. The matters in dispute shall be limited to the matters specified in the Purchaser's notice of objection as required by this paragraph 6(a) of Part B of this Schedule 17 ;

(b) at the same time as the Purchaser's Accountants and Vendor's Accountants submit their respective written statements to the Independent Firm for determination, each shall deliver to the other a copy of their submissions (with all relevant supporting documents);

(c) following delivery of their respective submissions, the Purchaser's Accountants and Vendor's Accountants shall have the opportunity to comment once only on the other party's submissions by written comment delivered to the Independent Firm not later than **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** days after the written statement was first submitted to the Independent Firm and copied to the other party pursuant to sub-paragraphs (a) and (b) above;

(d) any response to a subsequent request by the Independent Firm for information from either the Purchaser's Accountants or the Vendor's Accountants shall be copied to the other parties at the same time as it is delivered to the Independent Firm and, unless otherwise directed by the Independent Firm, the party receiving a copy of the information may, within **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** days after receipt of such information, comment once only on that information, and shall deliver a copy of such comment to the party who provided the information at the same time as it is delivered to the Independent Firm. Thereafter, neither the Vendor nor the Purchaser nor their respective Accountants shall be entitled to make further statements or submissions except insofar as the Independent Firm so requests (in which case it shall, on each occasion, give the other parties (unless otherwise directed) **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** days to respond to any statements or submission so made);

(e) in giving its determination, the Independent Firm shall state what adjustments (if any) are necessary, solely for the purposes of this Agreement, to the draft Effective Date Statements in respect of the matters in dispute in order to comply with the requirements of this Agreement and to determine finally the Effective Date Statements;

(f) the Independent Firm shall determine (using its own legal advice as appropriate) any question of the legal construction of this Agreement but only insofar as it is relevant to the determination of the relevant Effective Date Statement;

(g) the Independent Firm shall act as an expert (and not as an arbitrator) in making any such determination which shall be final and binding on the parties. In particular, without limitation, its determination of any fact which it has found it necessary to determine for the purposes of its determination pursuant to this paragraph 6 shall be final and binding on the parties for all purposes; and

(h) the parties expressly waive, to the extent permitted by law, any rights of recourse to the courts they may otherwise have to challenge the Independent Firm's determination, including any determination under paragraphs (f) or
     (g) above.

     7. The Purchaser and the Vendor shall each be responsible for their own costs in connection with the preparation and review of the Effective Date Statements. The fees and expenses of the Independent Firm shall be shared equally between the Vendor on the one hand and the Purchaser on the other, or in such other proportions as the Independent Firm shall determine.

     8. When the Working Capital Statement is agreed or otherwise determined in accordance with the preceding paragraphs, then the amount shown therein under Final Working Capital for each of the Target Companies and the Businesses shall be the Final Working Capital for each of the Target Companies and the Businesses for the purposes of this Agreement.

     9. When the Net Debt Statement is agreed or otherwise determined in accordance with the preceding paragraphs, then the amount shown therein under External Net Debt for each of the Target Companies shall be the External Net Debt for each of the Target Companies for the purposes of this Agreement.

     10. When the Intra-Group Payables and Receivables Statement is agreed or otherwise determined in accordance with the preceding paragraphs, then the amounts shown therein under Intra-Group Payables and Intra-Group Receivables for each of the Target Companies shall be the Intra-Group Payables and Intra-Group Receivables, respectively, for each of the Target Companies for the purposes of this Agreement.

     11. When the Final Capital Expenditure Statement is agreed or otherwise determined in accordance with the preceding paragraphs, then the amount shown therein under Final Capex Spend for each Capex Project shall be the Final Capex Spend for that Capex Project for the purposes of this Agreement.

                                     PART C
                              BASIS OF PREPARATION

     1.     Each Effective Date Statement shall:

(a) be prepared in accordance with the specific accounting treatments set out in Part D of this Schedule;

(b)  be prepared in accordance with the Accounting Principles; and

(c) where neither the Accounting Principles, nor the accounting treatments set out in Part D of this Schedule deal with a matter, be prepared in accordance with UK GAAP.

     2.     In the event of any conflict between the application of paragraphs
(a), (b) and (c) the application of paragraph (a) shall take precedence over that in paragraphs (b) and (c) and the application of paragraph (b) shall take precedence over that in paragraph (c).

     3. The Working Capital Statement shall be constructed as an aggregated accounting statement and shall be prepared in accordance with the accounting treatments used in the preparation of the reference Working Capital Statement set out in Annex 6 to this Schedule and shall contain the line items shown in Annex 1 to this Schedule and no others.

     4. The Purchaser and the Vendor each acknowledge that the sole purpose of:

(a) the Working Capital Statement is to determine the amount of Final Working Capital;

(b) the Net Debt Statement is to determine the amount of the External Net Debt; and

(c) the Intra-Group Payables and Receivables Statement is to determine the amount of the Intra-Group Payables and Intra-Group Receivables, and

(d) the Final Capital Expenditure Statement is to determine the amount of the Final Capex Spend,

in each case for the purposes of the adjustments and payments set out in clauses 3 and 16.

                                     PART D
                         SPECIFIC ACCOUNTING TREATMENTS

     1. The underlying assets and liabilities set out in the Working Capital Statement will be converted into pounds sterling at the average of the closing mid-points of the spot rates of the exchange rates for each of the three working days prior to Effective Date for the relevant currencies as published in the London edition of the Financial Times or, in the absence of such, the rate of exchange for such conversation as quoted by Lloyds TSB Bank plc.

     2. Stocks shall be valued at cost. Provisions shall not exceed the levels set out in the Special Purpose Accounts.

     3. The bad debt and credit note provisions shall be calculated as follows:

(a)  for the Business, specific provisions shall be limited to:

     (i)    provisions against amounts owed by customers in liquidation; and

     (ii) the correction of invoicing errors which have been identified at the earlier of (a) the date of delivery of the draft Working Capital Statement; and (b) 45 days after the Effective Date.

     In addition to these specific provisions the following general provisions shall also be booked based on the net value of outstanding invoices, (i.e. excluding VAT ) based on the age of outstanding debts and the following percentages:

     Current debt 0 - 90 days overdue              2%
     91 - 180 days overdue                         5%
     181 - 360 days overdue                       20%
     More than 360 days overdue                  100%

(b) for the Target Companies, no bad debts or credit note provisions shall be booked except where debtors are in receivership or amounts are over **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** overdue, no other credit note or bad debt provisions shall be recognised.

     4. Proper provision should be made by each Target Company in accordance with this paragraph 4 for corporate income taxes or amounts in respect of corporate income taxes payable by that Target Company, or in respect of that Target Company's profits, to (i) any relevant tax authority; or (ii) any member of the Vendor Group pursuant to any Group Payment Arrangement (as such term is defined in Schedule 9)

Provision or reserve should be made for any corporate income tax balance outstanding as at the Effective Date in respect of tax basis periods that ended on or prior to 28 June 2003, calculated on a basis consistent to that used in the preparation of any such provision or reserve made in the Special Purpose Accounts.

For the tax basis period or periods that commenced after 28 June 2003 but before the Effective Date, an estimate of the corporate income tax accrual at the Effective Date should be made, pro rata to the Effective Date and as if the Effective Date were the end of the latest tax basis period. The estimate should take into account any relevant transactions undertaken by the Target Company prior to the Effective Date, including purchases and sales of fixed assets, any adjustments arising in the finalisation of the Working Capital Statement, any tax losses, reliefs or credits available for off-set against such corporate income tax, and should be reduced by:

     (i) any corporate income tax payments made by the Target Company on or before the Effective Date to any tax authority;

     (ii) any payment made on or before the Effective Date to any member of the Vendor's Group under a Group Payment Arrangement; and

     (iii) any adjustment to the Intra-Group Payable or Intra-Group Receivable in respect of that Target Company in relation to corporate income tax,

in each case in relation to the tax basis period or periods commencing after 28 June 2003 but before the Effective Date. It should be based on similar assumptions to those underlying the preparation of that Target Company's monthly management accounts and the Special Purpose Accounts. If the estimate gives rise to a loss for tax purposes which is available for off-set against future profits of the Target Company, the amount accrued shall constitute a tax asset and shall be reflected accordingly. No provision for deferred taxation shall be made.

No provision for corporate income tax is to be made in respect of the Business.

     5. No provisions against accrued revenue shall be included in the Working Capital Statement.

     6. No liabilities arising from capital expenditure and no amounts awaiting capitalisation shall be included in the Working Capital Statement.

     7. No account shall be taken of adjusting post balance sheet events (as defined in paragraph 19 of Statement of Standard Accounting Practice 17 "Post Balance Sheet Events") occurring or information only becoming available after the earlier of (a) the date of delivery of the draft Working Capital Statement; and (b) 45 days after the Effective Date.

     8. No account shall be taken of provisions for costs in respect of pension liabilities in relation to the UK pension schemes.

     9. Provisions for insurance claims shall be limited to the value of claims within the business deductible as reported to the relevant Target Company's insurers or, in the case of self insured claims, to the Vendor Group's claims handlers at the Effective Date. No provision shall be made for claims not yet so reported, and no general provision for insurance claims shall be included in the Working Capital Statement.

     10. No accrual for VAT, PAYE or NIC contributions shall be included in the Working Capital Statement in respect of the Business.

     11. No accrual for outstanding unmatched purchase orders that are in excess of six months old shall be included within the Working Capital Statement.

     12.    There shall be no:

(a) provisions or accruals for any rental or other property costs relating to properties not fully utilised in the IMS Business;

(b) provisions or accruals relating to compliance with environmental regulation or other costs of addressing actual or alleged environmental spillages or hazards;

(c) provisions for the costs of the ongoing property reorganisation within the Business;

(d) provisions or accruals for any employee or management bonuses (including payroll taxes and pension contributions);

(e)  provisions or accruals for holiday pay;

(f)  provisions or accruals for any customer claims under contracts; or

(g)  general provisions.

     13. Information available up until the Effective Date shall be taken into account insofar as it provides evidence of the state of affairs of the IMS Business at the Effective Date. The Effective Date Statements will reflect the position of the Target Companies and the Business as at the Effective Date and will not take into account the effects of any reorganisations after the Effective Date or, in any way, the post Completion intentions or obligations of the Purchaser.

                                   SCHEDULE 18

          PART A - CONFLICT BETWEEN AGENCY AGREEMENT AND THIS AGREEMENT

     1. If there is any conflict between the terms of this Agreement and the terms of an Agency Agreement then the terms of this Agreement shall prevail, except insofar as an Agency Agreement states that a provision or provisions of that Agency Agreement shall prevail, including where a provision or provisions in an Agency Agreement is or are stated to be in substitution for a provision or provisions of this Agreement (and the parties to this Agreement shall perform such acts and execute such documents as are necessary in order to restore the Vendor Group and the Purchaser Group respectively to the position provided for under the terms which prevail by virtue of this paragraph 1 as if there had been no such conflict).

                           PART B - VENDOR'S CAPACITY

     2. The Vendor and the Purchaser agree and acknowledge that the Vendor is entering into this Agreement and the Disclosure Letter;

(a)  as principal; and

(b) as agent for each Designated Vendor that has entered into an Agency Agreement prior to this Agreement being entered into by the parties to it,

in each case on the basis and to the extent set out in this Schedule 18 .

     3. Unless the context requires otherwise or except as otherwise specifically provided:

(a)  all Vendor Obligations:

     (i) to the extent that, on their terms, they relate to Target Companies, Shares, Businesses or Business Assets being sold by one or more Designated Vendors, or to the extent that, on their terms, they relate to one or more Designated Vendors, are given by the Vendor as agent for each such Designated Vendor (other than itself); and

     (ii)   are otherwise given by the Vendor as principal;

(b)  all Purchaser Obligations:

     (i) to the extent that, on their terms, they relate to Target Companies, Shares, Businesses or Business Assets being sold by one or more Designated Vendors are received by the Vendor as agent for each such Designated Vendor (save that, if the Vendor is itself the relevant Designated Vendor or one of them, they are received by the Vendor as principal as well as agent for any other such Designated Vendor); or

     (ii) to the extent that, on their terms, they relate to one or more Designated Purchasers, are received by the Vendor as agent for each of the

            Designated Vendors which is selling Shares, the Business or Business Assets to such Designated Purchaser or Designated Purchasers; and

     (iii)  are otherwise received by the Vendor as principal;

(c) where the Vendor assumes an obligation to make, or otherwise makes, a payment under or in connection with this Agreement and, under the terms of this Agreement, the relevant payment would be made by way of adjustment to the price of any particular Shares, the Business or Business Asset, the obligation to make such payment is assumed, and such payment when made shall be made, by the Vendor only as agent for the Designated Vendor that is selling the relevant Shares, Business or Business Asset under this Agreement;

     and any other obligation pursuant to which the Vendor has to make a payment, and any other payment that it makes, under or in connection with this Agreement is assumed and/or made as agent for Hays Overseas Holdings Limited;

(d) where the Vendor has the right to receive a payment of the Initial Cash Consideration pursuant to clause 4, or has a right to receive or receives any payment which under the terms of this Agreement would be made by way of adjustment to the price of any particular Shares, the Business or Business Asset, the right to receive such payment is held, and such payment when made shall be received, by the Vendor only as agent for the Designated Vendor that is selling the relevant Shares, Business or Business Asset under this Agreement and any other right which the Vendor has to receive a payment, and any other payment received by the Vendor, under or in connection with this Agreement, is held or shall be received as agent for Hays Overseas Holdings Limited;

(e) all agreements, acknowledgements, undertakings or obligations under this Agreement, other than those set out in (a) to (d) above (and other than any procurement obligations, which are given by the Vendor as principal only) given or assumed by the Vendor;

     (i) to the extent that, on their terms, they are given or assumed by the Vendor in respect of Target Companies, Shares, the Business or Business Assets being sold by one or more Designated Vendors, or to the extent that, on their terms, they are given or assumed in respect of one or more Designated Vendors, are given or assumed by the Vendor as agent for each such Designated Vendor (other than itself); and

     (ii)   are otherwise given by the Vendor as principal; and

(f) all agreements, acknowledgements, undertakings or rights under this Agreement held or received by the Vendor other than those set out in (a) to
     (d) above:

     (i) to the extent that, on their terms, they relate to Target Companies, Shares, the Business or Business Assets being sold by one or more

            Designated Vendors, or to the extent that, on their terms, they relate to one or more Designated Purchasers purchasing from one or more Designated Vendors, are received by the Vendor as agent for each relevant Designated Vendor (other than itself); and

     (ii)   are otherwise received by the Vendor as principal.

For the avoidance of doubt, when used in this paragraph 2, the words "to the extent that, on their terms, they relate to" or "to the extent that, on their terms, they are given or assumed by the Vendor in respect of" shall be construed on the basis that a particular provision of this Agreement shall be read as relating on its terms to, or as being given or assumed by the Vendor in respect of, particular Shares, or a particular Target Company, the Business or Business Asset, if, on its terms, the relevant provision applies to the relevant Shares, Target Company, the Business or Business Asset, regardless of whether the relevant provision refers to it or them by name.

                          PART C - PURCHASER'S CAPACITY

     4. The Purchaser and the Vendor agree and acknowledge that the Purchaser is entering into this Agreement and the Disclosure Letter;

(a)  as principal; and

(b) as agent for each Designated Purchaser that has entered into an Agency Agreement prior to this Agreement being entered into by the parties to it,

in each case on the basis and to the extent set out in this Schedule 18 .

     5. Unless the context requires otherwise or except as otherwise specifically provided:

(a)  All Purchaser Obligations:

     (i) to the extent that, on their terms, they relate to Target Companies, Shares, the Business or Business Assets being purchased by one or more Designated Purchasers, or to the extent that, on their terms, they relate to one or more Designated Purchasers, are given by the Purchaser as agent for each such Designated Purchaser (other than itself); and

     (ii)   are otherwise given by the Purchaser as principal;

(b)  all Vendor Obligations:

     (i) to the extent that, on their terms, they relate to Target Companies, Shares, the Business or Business Assets being purchased by one or more Designated Purchasers are received by the Purchaser as agent for each such Designated Purchaser (save that, if the Purchaser is itself the relevant Designated Purchaser or one of them, they are received by the

            Purchaser as principal as well as agent for any other such Designated Purchaser); or

     (ii) to the extent that, on their terms, they relate to one or more Designated Vendors, are received by the Purchaser as agent for each of the Designated Purchasers which is purchasing Shares, the Business or Business Assets from such Designated Vendor or Designated Vendors (save that, if the Purchaser is itself the relevant Designated Purchaser or one of them, they are received by the Purchaser as principal as well as agent for any other such Designated Purchaser); and

     (iii)  are otherwise received by the Purchaser as principal;

(c) where the Purchaser assumes an obligation to make a payment of the Initial Cash Consideration pursuant to clause 4 or assumes an obligation to make or otherwise makes any payment which under the terms of this Agreement would be made by way of adjustment to the price of any particular Shares, the Business or Business Asset, the obligation to make such payment is assumed, and such payment when made shall be made, by the Purchaser;

     (i) only as agent for the Designated Purchaser which is purchasing the relevant Shares, Business or Business Asset under this Agreement; or

     (ii) as principal where it is purchasing the relevant Shares, Business or Business Asset under this Agreement itself,

     and any other obligation pursuant to which the Purchaser has to make a payment, and any other payment that it makes, under or in connection with this Agreement is assumed and/or is made as agent for Iron Mountain Holdings (Europe) Limited;

(d) where the Purchaser has the right to receive, or otherwise receives, a payment under or in connection with this Agreement and, under the terms of this Agreement the relevant payment would be made by way of an adjustment to the price of any particular Shares, the Business or Business Asset, the right to receive such payment is held, and such payment when made shall be received, by the Purchaser:

     (i) only as agent for the Designated Purchaser that is purchasing the relevant Shares, the Business or Business Asset under this Agreement; or

     (ii) as principal where it is purchasing the relevant Shares, the Business or Business Asset itself,

     and any other right which the Purchaser has to receive a payment, and any other payment received by the Purchaser, under or in connection with this Agreement, is held or shall be received as agent for Iron Mountain Holdings (Europe) Limited;

(e) all agreements, acknowledgements, undertakings or obligations under this Agreement other than those set out in (a) to (d) above (and other than any procurement obligations, which are given by the Purchaser as principal only) given or assumed by the Purchaser;

     (i) to the extent that, on their terms, they are given or assumed by the Purchaser in respect of Target Companies, Shares, the Business or Business Assets being purchased by one or more Designated Purchasers, or to the extent that, on their terms, they are given or assumed by the Purchaser in respect of one or more Designated Purchasers, are given or assumed by the Purchaser as agent for each of such Designated Purchaser (other than itself); and

     (ii)   are otherwise given by the Purchaser as principal; and

(f) all agreements, acknowledgements, undertakings or rights under this Agreement held or received by the Purchaser:

     (i) to the extent that, on their terms, they relate to Target Companies, Shares, the Business or Business Assets being purchased by one or more Designated Purchasers, or to the extent that, on their terms, they relate to one or more Designated Vendors selling to one or more Designated Purchasers, are received by the Purchaser as agent for each Designated Purchaser (other than itself); and

     (ii)   are otherwise received by the Purchaser as principal.

For the avoidance of doubt, when used in this paragraph 4, the words "to the extent that, on their terms, they relate to" or "to the extent that, on their terms, they are given or assumed by the Purchaser in respect of" shall be construed on the basis that a particular provision of this Agreement shall be read as relating on its terms to, or as being given or assumed by the Purchaser in respect of, particular Shares, or a particular Target Company, the Business or Business Asset, if, on its terms, the relevant provision applies to the relevant Shares, Target Company, the Business or Business Asset, regardless of whether the relevant provision refers to it or them by name.

                                   SCHEDULE 20

                             ENVIRONMENTAL INDEMNITY

     1.     Interpretation

Additional definitions used in this Schedule 20 are set out below:

APPLICABLE REMEDIATION STANDARDS means standards which are reasonably required in order to comply with Environmental Laws or a requirement of an Environmental Authority pursuant to Environmental Laws and in each case with the objective of limiting the works and the costs involved and applicable to the specific use of each relevant Property as at Completion;

ASBESTOS means any of several types or varieties of mineral fibres commonly known as asbestos (including but not limited to crocidolite, amosite, chrysotile, fibrous actinolite, fibrous anthophyllite, fibrous tremolite or any similar amphibole, fibrous or serpentine mineral and any mixture containing any of those minerals) which are capable if inhaled of causing exposure-related asbestos diseases;

EMERGENCY means an unforeseen circumstance or state of affairs which gives rise to an immediate and substantial risk of harm or injury to human health or significant harm to the Environment and requires urgent and immediate action in respect of a Pre-Completion Condition in order to prevent such harm or injury from occurring or to prevent a breach of Environmental Law;

ENVIRONMENTAL AUTHORITY means any Government Entity having regulatory or administrative authority under Environmental Law;

ENVIRONMENTAL CONTAMINATION means the presence or accumulation of any Hazardous Materials in, at, on or under the Properties at or prior to Completion other than such as are stored in connection with the operation of the IMS Business in, at, on or under any Properties in accordance with Environmental Laws at or prior to Completion;

ENVIRONMENTAL INDEMNITY CLAIM means any claim under this Schedule;

ENVIRONMENTAL LAW for the purposes of this Schedule only means in each jurisdiction, any and all law (whether criminal, civil or administrative) which relates to Environmental Matters and is in force and binding prior to the date of this Agreement or that comes into force and becomes binding within a period of three years from the date of this Agreement including without limiting the generality of the foregoing all applicable federal, state or local legislation, common laws, by-laws, regulations, decrees, directives and protocols (including European Union directives having the force of law) to the extent they relate to Environmental Matters and are in force and binding prior to the date of this Agreement or come into force and become binding within a period of three years from the date of this Agreement but excluding all such statutes, subordinate legislation, common laws, by-laws, regulations, decrees, directives and protocols relating to planning and/or zoning legislation or health and safety in the workplace;

ENVIRONMENTAL LOSSES means:

(a) to the extent legally recoverable, any third party claims, damages, costs or expenses, losses, liabilities, fines or penalties incurred or suffered by any member of the Purchaser Group in or as a result of the final determination or settlement of Environmental Proceedings; or

(b) the reasonable costs and expenses of any Remedial Action that is Required after Completion; or

(c) the reasonable costs and expenses of taking professional advice (including the carrying out of any investigative works by environmental consultants) which is provided to the Purchaser or other member of the Purchaser's Group after Completion in respect of Environmental Proceedings (whether successfully defended or not) or Remedial Action that is Required after Completion, in each case only to the extent incurred, suffered or sustained by the Purchaser or any member of the Purchaser Group after Completion;

ENVIRONMENTAL MATTERS means the pollution or protection of the Environment or harm to or the protection of human health or the health of animals and plants;

ENVIRONMENTAL PROCEEDINGS means any criminal, civil or administrative proceeding, suit or action commenced, served (including for the avoidance of doubt service of a statutory notice by any Environmental Authority determining that any Property has been designated as contaminated land) or expressly threatened in writing after Completion by any Environmental Authority or other third party in respect of any Pre-Completion Condition;

HAZARDOUS MATERIALS means any natural or artificial substance, whether in a solid, semi-solid, liquid, gaseous or vaporous form, which alone or in combination with other substances is capable of causing harm to human health and significant harm to the Environment;

PRE-COMPLETION CONDITION means a condition existing at or emanating from the Properties prior to Completion, in particular:

(a)  any Environmental Contamination;

(b) any migration or other escape of any Environmental Contamination at or from the Properties at any time whether before or after Completion;

(c) any breach of Environmental Law by the Target Companies and/or in respect of the Business, the Business Vendor at the Properties at or prior to Completion; or

(d) any pre-Completion generation, issuing, keeping, treating, transporting, spillage, deposit, disposal of, discharge, emission or other pre-Completion dealing with or managing of Hazardous Materials by the Target Company or, in relation to the Business, the Business Vendor at, on, under or from any of the Properties or any sites formerly owned or occupied by the Target Companies otherwise than in accordance with Environment Law, that in each case gives rise to a liability under Environmental Laws and results in Environmental Losses, BUT excluding any condition existing or arising in respect of the presence of Asbestos at any of the Properties or the exposure of any person to Asbestos;

RELEVANT DATE means the date that is **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** years after the Completion Date;

RELEVANT PERSON means the Purchaser or any member of the Purchaser Group or any of their respective employees, officers, directors, contractors or agents;

REQUIRED means necessary in order to comply with an express and binding instruction or requirement of an Environmental Authority or a requirement under Environmental Laws or necessary in order to mitigate an Emergency;

REMEDIAL ACTION means any actions or works to investigate, assess, monitor, clean-up, contain or remedy any Pre-Completion Condition;

TRIGGER CONDITION means:

(a) Environmental Proceedings are commenced, served, issued or explicitly threatened in writing against a relevant member of the Purchaser Group in respect of a Pre-Completion Condition; or

(b)  Remedial Action is Required; or

(c) a Pre-Completion Condition gives rise to an Emergency in response to which Remedial Action is Required.

     2.     INDEMNITY COVENANT

Subject to the provisions of this Schedule, the Vendor shall indemnify, defend and hold harmless and keep indemnified the Purchaser (for itself and as trustee on behalf of each member of the Purchaser Group) against all and any Environmental Losses incurred, suffered or sustained by any of them to the extent that such Environmental Losses are a result of a Pre-Completion Condition.

     3.     LIMITATIONS

SATISFACTION OF TRIGGER CONDITION AND NOTIFICATION REQUIREMENTS

     3.1 The Purchaser shall not be entitled to bring an Environmental Indemnity Claim and the Vendor shall not be liable under this Schedule unless on or before the Relevant Date:

(a) a Trigger Condition has been satisfied in respect of the Pre-Completion Condition that is the subject of the Environmental Indemnity Claim; and

(b) the Purchaser has served written notice of the Environmental Indemnity Claim on the Vendor and provided the Vendor with full details (as far as reasonably possible) of the Environmental Losses and of the subject matter of the Environmental Indemnity Claim including all such information as is in the relevant member of the Purchaser Group's possession or control concerning the Pre-Completion Condition.

     3.2 For the avoidance of doubt if an Environmental Indemnity Claim has been notified in accordance with PARAGRAPH 3 (b) above on or before the Relevant Date but such Environmental Indemnity Claim is still outstanding at the Relevant Date then the Vendor shall, subject to the other provisions of this Schedule, remain liable in respect thereof.

     4.     FINANCIAL LIMITATIONS

     4.1 The Vendor shall have no liability under this Schedule unless the aggregate of all Environmental Losses exceeds **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** in which case, and subject to the other limitations set out or incorporated in to this Schedule, **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION**.

     4.2 The Vendor's liability for any Environmental Indemnity Claim for which Environmental Losses **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** shall be limited to **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** of the amount by which the relevant Environmental Losses exceed **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** and for which the Vendor would, but for this paragraph 4.2, otherwise be liable under this Schedule;

     4.3 The total aggregate liability of the Vendor under this Schedule shall not in any event exceed **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION**.

     5.     GENERAL LIMITATIONS

     5.1 The Vendor shall not be liable under this Schedule to the extent that the Environmental Loss that is the subject of the Environmental Indemnity Claim would not have arisen but for, results from or is increased or exacerbated by:

(a) any act or omission or transaction by any Relevant Person after the Completion Date which (i) is reckless or negligent; or (ii) is not in the ordinary and usual course of the business that is carried on at Completion; or (iii) results in the exacerbation or worsening of any Pre-Completion Condition other than an act that is Required or that is in the ordinary and usual course of the business of the IMS Business that is carried out at Completion; or

(b) any step, action or omission by any Relevant Person which the Relevant Person ought reasonably to have known was likely to instigate, encourage, provoke, accelerate or otherwise, directly or indirectly result in any claim being made or threatened or Environmental Proceedings or any Environmental Losses being incurred other than a step or action that is Required; or

(c) loss of profits, loss of sales, loss of production, business interruption, pure economic loss, reduction in value of any asset or shares or any indirect or consequential loss or damage incurred or suffered by the Purchaser or any member of the Purchaser Group; or

(d) any indemnity, covenant, undertaking, warranty, assurance, other contractual agreement or otherwise entered into or given by any member of the Purchaser Group on or after the Completion Date; or

(e) any failure by the Purchaser of any member of the Purchaser Group to comply with this Schedule; or

(f) (i) the partial or total cessation of operations or activities at any of the Properties after Completion; or (ii) any development (including engineering operations or the decommissioning, demolition, removal, alteration or construction of any plant, equipment, building or structure or any part thereof) at any of the Properties after Completion; or (iii) change of use at any of the Properties after Completion; or (iv) any operations or activities at any Property that are more environmentally sensitive than those which are carried out at that Property at Completion; or

(g) the failure by a Relevant Person to take all reasonable steps to minimise and mitigate any losses for which an Environmental Indemnity Claim may be made; or

(h) any application for an Environmental Consent that was not required for the business of the IMS Business as carried out prior to Completion; or

(i) any notification, report, admission or disclosure (or, in each case, any element thereof) by a Relevant Person to any Environmental Authority or other third party in circumstances where the Relevant Person ought reasonably to have known that such notification, report, admission or disclosure would give rise to, result in, increase or exacerbate any Environmental Loss except where Required; or

(j) the undertaking of any intrusive investigations, audits, testing, monitoring or sampling of or in relation to Pre-Completion Conditions after Completion except where Required or in the ordinary and usual course of business of the IMS Business as carried out at Completion, and for the avoidance of doubt it is agreed that the undertaking of any intrusive investigations, audits, testing, monitoring or sampling is not in the ordinary and usual course of business of the IMS Business as carried out at Completion; or

(k) the sale of or change of occupier of, or the grant of any right or interest in, the whole or part of any Property after Completion.

     5.2 The Purchaser shall not be entitled to claim under this Schedule for the costs of performing routine maintenance or repair, or the replacement, improvement or upgrade of or to any building, structure, plant or equipment (including without limitation pipes and drains) at or under any Property.

     5.3 For the avoidance of doubt, subject to the other provisions of this Schedule the Purchaser may claim under this Schedule if a Pre-Completion Condition is inadvertently revealed as a result of routine or essential maintenance or repair to any building, structure, plant or equipment (including without limitation pipes and drains) in, at, on or under any Property provided such maintenance or repair was genuinely carried out solely for the purpose of routine or essential maintenance or repair.

     5.4 The Vendor shall not be liable under this Schedule to the extent that any Environmental Loss arises out of steps taken or relates to works undertaken by the Purchasers which go beyond those which are Required or are performed to standards that are higher than Applicable Remediation Standards.

     6. CONTROL OF REMEDIAL ACTION AND ENVIRONMENTAL PROCEEDINGS, NOTIFICATION OF CLAIMS AND CONDUCT OF DISPUTES

     6.1 The Purchaser shall have control and conduct of Remedial Action and/or any Environmental Proceedings (as applicable) with effect from the Completion Date in relation to any Pre-Completion Condition.

     6.2 The Purchaser shall keep the Vendor reasonably informed of matters that may give rise to Environmental Losses under this Schedule and shall provide quarterly reports (to be provided on 31 March, 30 June, 30 September and 31 December) providing reasonable details of (i) any Environmental Losses suffered or incurred by the Purchaser, or any member of the Purchaser's Group, in respect of such matter; and (ii) the Purchaser's estimate of the likely amount of Environmental Losses which may be incurred in respect of the matter; and (iii) a summary of the facts and circumstances which are relevant and which are known to the Purchaser concerning the matter. The Purchaser shall have all due regard to the Vendor's reasonable requests for information and representations.

     6.3 If the Purchaser becomes aware of any matter which may result in the Purchaser incurring Environmental Losses which it is reasonable to expect:

(a) will or could exceed **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION**; or

(b) will or could when aggregated with all prior Environmental Losses exceed **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION**,

then the Purchaser shall promptly (and in any event within **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION** business days of becoming aware of such matter) give notice of such matter to the Vendor and shall procure that:

(a) the Vendor (or its representatives) is given all reasonable facilities (at the Vendor's cost) to investigate any such matter; and

(b) the Vendor is provided (at the Vendor's reasonable request) with copies of relevant correspondence and other documentation concerning the matter; and

(c) the Vendor is consulted in relation to each step or action taken or proposed to be taken in respect of any matter that goes beyond any remedial action plan previously agreed between the Purchaser and the Vendor (or their respective representatives) Provided that nothing in this sub-paragraph shall prejudice the Vendor's right to take reasonable actions in response to an Emergency; and

(d) the Vendor and/or its advisers are given reasonable prior notice and opportunity:

     (i) to attend site visits or meetings for the purpose of making representations to the Purchaser or any third party concerning the subject matter of any Environmental Proceeding, Remedial Action or Pre-Completion Condition;

     (ii) to comment in advance on any instructions, scope of work, specifications, proposals, statements, reports or other material documents or correspondence concerning such Environmental Proceeding, Remedial Action or Pre-Completion Condition;

     (iii) to attend and inspect the carrying out of any works or action in relation to such Environmental Proceeding, Remedial Action or Pre-Completion Condition; and/or

     (iv) to take samples, measurements, photographs and records in relation to any Pre-Completion Condition,

     Provided that nothing in this sub-paragraph shall prejudice the Vendor's right to take reasonable actions in response to an Emergency.

     6.4 The prior written consent (not to be unreasonably withheld or delayed) of the Vendor shall be obtained before the Purchaser or any member of the Group:

     (i) agrees or determines the scope of any Remedial Action or carries out any Remedial Action; or

     (ii) agrees, makes or offers any concession, admission or settlement (including any decision to or not to appeal); or

     (iii) takes any other step or action which is likely to increase the Vendor's liability under this Schedule other than any step or action included in any remedial action plan previously agreed between the Purchaser and the Vendor (or their respective representatives).

     6.5 The Purchaser shall, or shall cause the relevant member of the Purchaser Group to reasonably consider such action as the Vendor shall reasonably request to avoid, resist, dispute, appeal, compromise or defend any Environmental Proceedings or any adjudication in respect thereof.

     6.6 Copies of correspondence and documents passing between the Purchaser or any member of the Group and any Environmental Authority or other third party relating to such Environmental Proceedings or Remedial Action or Pre-Completion Condition shall be provided to the Vendor.

     6.7 Each party shall comply with reasonable requests of the other party for arrangements to maintain confidentiality or privilege of information as between such party and third party or documents passing between the parties under the provisions of this Schedule.

     7.     EXCLUSIVE REMEDY

The rights and obligations of the Purchaser and any member of the Purchaser's Group set out in this Schedule together with the Environmental Warranty in paragraph 11 of Schedule 3 of this Agreement represent the sole entitlement of the Purchaser and any member of the Purchaser Group to any financial compensation in respect of any Pre-Completion Condition.

SIGNED by RICHARD REESE     )
for and on behalf of        )        RICHARD REESE
IRON MOUNTAIN EUROPE LIMITED)



SIGNED by COLIN MATTHEWS    )
For and on behalf of        )        COLIN MATTHEWS
HAYS PLC

                                  12 JULY 2003

                                    HAYS PLC

                          IRON MOUNTAIN EUROPE LIMITED

                                   ----------

                                    AGREEMENT
                          FOR THE SALE AND PURCHASE OF
                            THE IMS BUSINESS OF HAYS

                                   ----------


                     As amended and restated by the parties
                          with effect from 12 July 2003


Accepted and agreed                               Accepted and agreed
by:                                               by:


/s/ Colin Matthews                                /s/ C. Richard Reese
----------------------------                      ------------------------------
HAYS PLC                                          IRON MOUNTAIN EUROPE LIMITED

                                        I

                                TABLE OF CONTENTS

Clause                                                                             Page
------                                                                             ----
1.  Interpretation....................................................................1
2.  Sale and Purchase.................................................................1
3.  Consideration and Intra-Group Debt................................................4
4.  Conduct of the Transferred Businesses
     between the Effective Date and Completion........................................9
5.  Completion.......................................................................10
6.  Warranties.......................................................................12
7.  Contracts and Third Party Consents...............................................13
8.  Assumed Liabilities, Excluded Liabilities
     and Retained Liabilities........................................................16
9.  Guarantees and other Assurances..................................................18
10. Employees........................................................................19
11. Changes of Names and Intellectual Property Rights................................21
12. Real Estate......................................................................23
13. Tax..............................................................................23
14. Insurance........................................................................25
15. Information, Records and Assistance..............................................27
16. Post-Completion Undertakings.....................................................27
17. Repayment of Intra-Group Debt....................................................28
18. Protective Covenant..............................................................30
19. Process for Claims under this Agreement..........................................33
20. Announcements....................................................................34
21. Confidentiality..................................................................35
22. Further Assurance................................................................37
23. Costs............................................................................37
24. Notices..........................................................................38
25. Assignment.......................................................................40
26. Conflict with other Agreements...................................................41
27. Entire Agreement.................................................................41
28. Waivers, Rights and Remedies.....................................................42
29. General..........................................................................42
30. Governing law, jurisdiction and Service of Process...............................43

WHERE INDICATED BELOW, CERTAIN SCHEDULES AND EXHIBITS HAVE BEEN OMITTED AND WILL
BE SUPPLEMENTALLY FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION UPON
REQUEST.

SCHEDULE 1    INTERPRETATION.........................................................44
SCHEDULE 2    DESIGNATED PURCHASER AND
              VENDOR, TARGET COMPANY AND
              BUSINESS INFORMATION [OMITTED]
SCHEDULE 3    WARRANTIES.............................................................63
SCHEDULE 4    PURCHASER WARRANTIES...................................................85
SCHEDULE 5    LIMITATIONS ON LIABILITY...............................................87
SCHEDULE 6    COMPLETION ARRANGEMENTS................................................94
SCHEDULE 7    AGREED FORM DOCUMENTS [OMITTED]

                                        I

                                TABLE OF CONTENTS

Clause                                                                             Page
------                                                                             ----
SCHEDULE 8    KEY MANAGERS [OMITTED]
SCHEDULE 9    TAX COVENANT...........................................................97
SCHEDULE 10   ASSUMED LIABILITIES, EXCLUDED
                            ASSETS AND EXCLUDED LIABILITIES [OMITTED]
SCHEDULE 11   [INTENTIONALLY BLANK] [OMITTED]
SCHEDULE 12   ASSURANCES [OMITTED]
SCHEDULE 13   PROPERTIES [OMITTED]
SCHEDULE 14   BUSINESS EMPLOYEES [OMITTED]
SCHEDULE 15   SPLIT CONTRACTS [OMITTED]
SCHEDULE 16   CUSTOMER AND SUPPLIER CONTRACTS [OMITTED]
SCHEDULE 17   WORKING CAPITAL, CASH AND DEBT
              ADJUSTMENTS [SCHEDULE 17 ANNEXES ARE
              OMITTED]...............................................................123
SCHEDULE 18   PART A --CONFLICT BETWEEN AGENCY
              AGREEMENT AND THIS AGREEMENT...........................................136
SCHEDULE 19   REGISTERED TARGET COMPANY IPR [OMITTED]
SCHEDULE 20   ENVIRONMENTAL INDEMNITY................................................141

                                       II